     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1997

                                                      Registration No. 333-25433
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                               ------------------

                                Amendment No. 2

                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

      UNITED STATES                     PNC BANK, NATIONAL ASSOCIATION                      22-1146430
     (State or other              AS DEPOSITOR TO THE TRUST DESCRIBED HEREIN             (I.R.S. Employer
      jurisdiction of           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS          Identification No.)
     incorporation or                              CHARTER)
      organization)                             ONE PNC PLAZA
                                               249 FIFTH AVENUE
                                           PITTSBURGH, PENNSYLVANIA
                                                  15222-2707
                                                (412) 762-1553
                             (Address, including zip code, and telephone number,
                                including area code, of Registrant's principal
                                              executive offices)

                                THOMAS R. MOORE
                     VICE PRESIDENT AND ASSISTANT SECRETARY
                         PNC BANK, NATIONAL ASSOCIATION
                           ONE PNC PLAZA, 21ST FLOOR
                                249 FIFTH AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-2707
                                 (412) 762-1901

         DELAWARE                          PNC STUDENT LOAN TRUST I                         36-4142114
     (State or other               AS ISSUER OF THE NOTES DESCRIBED HEREIN               (I.R.S. Employer
      jurisdiction of           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS          Identification No.)
     incorporation or                      ORGANIZATIONAL DOCUMENT)
      organization)                 C/O THE FIRST NATIONAL BANK OF CHICAGO
                                              ONE FIRST NATIONAL
                                              PLAZA, SUITE 0216
                                           CHICAGO, ILLINOIS 60670
                                                (312) 407-1892
                             (Address, including zip code, and telephone number,
                                including area code, of Registrant's principal
                                              executive offices)

                                              STEVEN M. HUSBANDS
                                           ASSISTANT VICE PRESIDENT
                                      THE FIRST NATIONAL BANK OF CHICAGO
                                           ONE FIRST NATIONAL PLAZA
                                           CHICAGO, ILLINOIS 60670
                                                (312) 407-1892

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

           GEORGE A. PECOULAS, ESQ.                    RICHARD L. FRIED, ESQ.
             MAYER, BROWN & PLATT                STROOCK & STROOCK & LAVAN LLP
           190 SOUTH LASALLE STREET                       180 MAIDEN LANE
           CHICAGO, ILLINOIS 60603                NEW YORK, NEW YORK 10038-4982
                (312) 782-0600                        (212) 806-5400



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                               ------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                AMOUNT      PROPOSED MAXIMUM   PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                TO BE       OFFERING PRICE        AGGREGATE         AMOUNT OF
        SECURITIES TO BE REGISTERED          REGISTERED(2)     PER UNIT(1)     OFFERING PRICE(1)  REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Senior LIBOR Rate Class A-1 Notes...........  $ 90,000,000        100%           $ 90,000,000      $312,121.21(3)
Senior Fixed Rate Class A-2 Notes...........  $107,000,000        100%           $107,000,000           (4)
Senior Fixed Rate Class A-3 Notes...........  $107,000,000        100%           $107,000,000           (4)
Senior Fixed Rate Class A-4 Notes...........  $102,000,000        100%           $102,000,000           (4)
Senior Fixed Rate Class A-5 Notes...........  $ 94,000,000        100%           $ 94,000,000           (4)
Senior Fixed Rate Class A-6 Notes...........  $ 72,500,000        100%           $ 72,500,000           (4)
Senior Fixed Rate Class A-7 Notes...........  $121,000,000        100%           $121,000,000           (4)
Senior LIBOR Rate Class A-8 Notes...........  $175,000,000        100%           $175,000,000           (4)
Senior LIBOR Rate Class A-9 Notes...........  $125,450,000        100%           $125,450,000           (4)
Subordinate LIBOR Rate Class B Notes........  $ 36,050,000        100%           $ 36,050,000           (4)
===================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.

(2) Also registered are secondary market sales of Notes that may be effected by PNC Capital Markets, Inc., an affiliate of the Registrant.


(3) This amount represents the aggregate Registration Fee for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes, the Class A-8 Notes, the Class A-9 Notes and the Class B Notes. A portion of the Registration Fee in the amount of $909.09 was previously paid.



(4) Registration Fee with respect to which is included under Registration Fee for Class A-1 Notes.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE


     This Registration Statement contains a Prospectus relating to a public offering by PNC Student Loan Trust I of $1,030,000,000 aggregate principal amount of Student Loan Asset Backed Notes, Series 1997-2, together with certain pages of a second Prospectus to be used in connection with offers and sales relating to market-making transactions in the Notes, if any, by PNC Capital Markets, Inc., an affiliate of PNC Bank, National Association. The Prospectus relating to the Notes follows immediately after this Explanatory Note. Following such Prospectus are the alternate cover page, pages 91 and 92 and the back page of the market-making Prospectus relating to the Notes. All other pages of the public offering Prospectus are also to be used for the market-making Prospectus.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 16, 1997


                                 $1,030,000,000


                            PNC STUDENT LOAN TRUST I
                 STUDENT LOAN ASSET BACKED NOTES, SERIES 1997-2
                               ------------------
                         PNC BANK, NATIONAL ASSOCIATION
                                   Transferor


     PNC Student Loan Trust I, a Delaware business trust (the "Trust"), will issue $1,030,000,000 aggregate principal amount of its Student Loan Asset Backed Notes, Series 1997-2, in the classes and original principal amounts set forth below (collectively, the "Notes"). The assets of the Trust will include a pool of guaranteed education loans to students and parents of students acquired by The First National Bank of Chicago, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from PNC Bank, National Association (the "Transferor") (the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans and monies on deposit in certain trust accounts to be established (including the Collection Account, the Reserve Account, the Note Distribution Account, the Expense Account and the Monthly Advance Account). The Notes will be collateralized by the assets of the Trust.

                               ------------------

                                                   (Continued on following page)



      PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 26.

                               ------------------
THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE MASTER SERVICER, THE SERVICERS, THE
   ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR
     RESPECTIVE AFFILIATES OR SUBSIDIARIES. THE NOTES ARE NOT DEPOSITS OF
       A BANK. THE NOTES ARE NOT GUARANTEED OR INSURED BY THE FEDERAL
          DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.
                               ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================================================================
                                                   CLASS                                                            FINAL
                                                  INTEREST       PRICE TO       UNDERWRITING   PROCEEDS TO         MATURITY
                                                    RATE          PUBLIC        DISCOUNT(1)    TRANSFEROR(2)       DATE(4)
-------------------------------------------------------------------------------------------------------------------------------
$90,000,000 Senior LIBOR Rate Class A-1
  Notes.......................................      (3)            100%              %              $           July 25, 1998
-------------------------------------------------------------------------------------------------------------------------------
$107,000,000 Senior Fixed Rate Class A-2
  Notes.......................................       %             100%              %              $          January 25, 2000
-------------------------------------------------------------------------------------------------------------------------------
$107,000,000 Senior Fixed Rate Class A-3
  Notes.......................................       %             100%              %              $          January 25, 2001
-------------------------------------------------------------------------------------------------------------------------------
$102,000,000 Senior Fixed Rate Class A-4
  Notes.......................................       %             100%              %              $          January 25, 2002
-------------------------------------------------------------------------------------------------------------------------------
$94,000,000 Senior Fixed Rate Class A-5
  Notes.......................................       %             100%              %              $          January 25, 2003
-------------------------------------------------------------------------------------------------------------------------------
$72,500,000 Senior Fixed Rate Class A-6
  Notes.......................................       %             100%              %              $          January 25, 2004
-------------------------------------------------------------------------------------------------------------------------------
$121,000,000 Senior Fixed Rate Class A-7
  Notes.......................................       %             100%              %              $          January 25, 2007
-------------------------------------------------------------------------------------------------------------------------------
$175,000,000 Senior LIBOR Rate Class A-8
  Notes.......................................      (3)            100%              %              $          January 25, 2008
-------------------------------------------------------------------------------------------------------------------------------
$125,450,000 Senior LIBOR Rate Class A-9
  Notes.......................................      (3)            100%              %              $          January 25, 2017
-------------------------------------------------------------------------------------------------------------------------------
$36,050,000 Subordinate LIBOR Rate Class B
  Notes.......................................      (3)            100%              %              $          January 25, 2027
-------------------------------------------------------------------------------------------------------------------------------
    Total.....................................                $1,030,000,000         $              $
===============================================================================================================================


(1) The Depositor has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended.


(2) Before deducting expenses, estimated to be $2,150,000.



(3) The Class Interest Rate for the Class A-1 Notes will equal One-Month LIBOR
    minus   %, and the Class Interest Rates for the Class A-8, Class A-9 and
    Class B Notes will equal, subject to certain limitations described herein,
    One-Month LIBOR plus   %,   % and   %, respectively.



(4) Payment in full of the Notes could occur earlier than their respective final maturity dates as described herein.

                               ------------------

    The Notes are offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company and also Cedel Bank, societe anonyme or the Euroclear System on or about
June   , 1997.
                               ------------------
SMITH BARNEY INC.                                      PNC CAPITAL MARKETS, INC.


                  The date of this Prospectus is June   , 1997

(Cover continued from previous page)


    The Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Interest on and principal of the Notes will be payable quarterly on or about the 25th day of each January, April, July and October (or in the case of the Class A-1 Notes, monthly on or about the 25th day of each month), in each case commencing July 25, 1997 (each, a "Distribution Date"). No distribution in respect of principal of the Class B Notes will be payable until each Class of Class A Notes is paid in full. See generally "Description of the Notes--The Notes." Interest on the Notes will accrue, subject to certain limitations described herein, for each Interest Period at the per annum rates set forth in the table above.



    Payment in full of the Notes could occur earlier than their respective final maturity dates as described herein. In addition, the Notes will be repaid (i) on any Distribution Date on which the Transferor exercises its option to purchase the Financed Student Loans, exercisable when the outstanding Pool Balance is reduced to 5% or less of the Initial Pool Balance and the outstanding aggregate principal amount of the Fixed Rate Notes has been reduced to zero, (ii) on or after the Distribution Date occurring in July, 2007, if the Financed Student Loans are sold pursuant to the auction procedures described under "Description of the Transfer and Servicing Agreements--Termination," and (iii) under certain circumstances as described in "Description of the Transfer and Servicing Agreements--Insolvency Event," upon the insolvency of the Transferor and subsequent termination of the Trust pursuant to the Trust Agreement (as defined in "Summary of Terms--The Trust").


    There is currently no secondary market for the Notes. Smith Barney Inc. intends to, and PNC Capital Markets, Inc. may, make a secondary market for the Notes, but neither of them has any obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will continue. The Notes will not be listed on any national securities exchange.


    The Transferor has not authorized any offer of Notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "U.K. Regulations"). The Notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations or otherwise are in compliance with all applicable provisions of the U.K. Regulations.


                               ------------------


    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


    UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

     The Transferor, as depositor of the Trust (the "Depositor"), has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of certain fees prescribed by the Commission. In addition, the Registration Statement may be accessed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's site on the World Wide Web located at http://www.sec.gov.

                             REPORTS TO NOTEHOLDERS


     Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by PNC Bank, National Association, in its capacity as administrator for the Trust (the "Administrator") and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes but will not be sent to any beneficial holder of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes--Book-Entry Registration" and "--Reports to Noteholders." The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Administrator will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Glenn Davies, Vice President-Financial Reporting, PNC Bank Corp., One PNC Plaza, 249 Fifth Avenue, 24th Floor, Pittsburgh, Pennsylvania 15222 or "gdavies@usaor.net" on the Internet. Telephone requests for such copies should be directed to (412) 762-1553.

                                SUMMARY OF TERMS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by the Related Documents. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Principal Terms" beginning on page 93 of this Prospectus.


Issuer..........................      PNC Student Loan Trust I (the "Trust") is
                                      a statutory business trust established
                                      under the laws of the State of Delaware.


Securities Offered..............      Senior LIBOR Rate Class A-1 Asset Backed
                                      Notes (the "Class A-1 Notes") in the
                                      aggregate principal amount of $90,000,000,
                                      Senior Fixed Rate Class A-2 Asset Backed
                                      Notes (the "Class A-2 Notes") in the
                                      aggregate principal amount of
                                      $107,000,000, Senior Fixed Rate Class A-3
                                      Asset Backed Notes (the "Class A-3 Notes") in the aggregate principal amount of $107,000,000, Senior Fixed Rate Class A-4
                                      Asset Backed Notes (the "Class A-4 Notes") in the aggregate principal amount of $102,000,000, Senior Fixed Rate Class A-5
                                      Asset Backed Notes (the "Class A-5 Notes") in the aggregate principal amount of $94,000,000, Senior Fixed Rate Class A-6
                                      Asset Backed Notes (the "Class A-6 Notes") in the aggregate principal amount of $72,500,000, Senior Fixed Rate Class A-7
                                      Asset Backed Notes (the "Class A-7 Notes") in the aggregate principal amount of $121,000,000, Senior LIBOR Rate Class A-8
                                      Asset Backed Notes (the "Class A-8 Notes") in the aggregate principal amount of $175,000,000, Senior LIBOR Rate Class A-9
                                      Asset Backed Notes (the "Class A-9 Notes" and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the
                                      Class A-4 Notes, the Class A-5 Notes, the
                                      Class A-6 Notes, the Class A-7 Notes and the Class A-8 Notes, the "Class A Notes") in the aggregate principal amount
                                      $125,450,000 and Subordinate LIBOR Rate
                                      Class B Asset Backed Notes (the "Class B
                                      Notes" and, together with the Class A
                                      Notes, the "Notes") in the aggregate
                                      principal amount of $36,050,000. The
                                      original principal amount of each class (a
                                      "Class") of Notes is referred to as its
                                      "Original Amount."



                                      The holders of the Class A-1 Notes, the
                                      Class A-2 Notes, the Class A-3 Notes, the
                                      Class A-4 Notes, the Class A-5 Notes, the
                                      Class A-6 Notes, the Class A-7 Notes, the
                                      Class A-8 Notes and the Class A-9 Notes
                                      are referred to as the "Class A-1
                                      Noteholders," the "Class A-2 Noteholders," the "Class A-3 Noteholders," the "Class A-4 Noteholders," the "Class A-5 Noteholders," the "Class A-6 Noteholders," the "Class A-7 Noteholders," the "Class A-8 Noteholders" and the "Class A-9 Noteholders," respectively, and collectively as the "Class A Noteholders." The holders of the Class B Notes are referred to as the "Class B Noteholders."



                                      The Notes will be issued in minimum
                                      denominations of $50,000 and integral
                                      multiples of $1,000 in excess thereof.
                                      Persons acquiring beneficial ownership
                                      interests in the Notes will hold their
                                      interests in the Notes through DTC in the

                                      United States or Cedel Bank, societe
                                      anonyme ("Cedel") or the Euroclear System
                                      ("Euroclear") in Europe. See "Description of the Notes--Book-Entry Registration."


                                      The Trust will issue the Notes pursuant to
                                      an Indenture dated as of March 27, 1997
                                      and a Second Terms Supplement dated as of
                                      June   , 1997 authorizing the Notes (as
                                      amended and supplemented from time to
                                      time, the "Terms Supplement" and, together with the Indenture, as amended and supplemented from time to time, the "Indenture") between the Trust and the Indenture Trustee.


Other Securities................      The Trust has previously issued $1,000
                                      aggregate principal amount of PNC Student
                                      Loan Trust I Asset Backed Certificates
                                      (the "Certificates") in a transaction
                                      exempt from the registration requirements of the Securities Act. The Certificates are not being offered hereby.


Transferor......................      PNC Bank, National Association (the
                                      "Transferor"), will contribute the
                                      Financed Student Loans to the Trust
                                      pursuant to the Transfer and Servicing
                                      Agreement (as amended and supplemented
                                      from time to time, the "Transfer and
                                      Servicing Agreement") among the Trust, the Transferor and the Eligible Lender
                                      Trustee.

Master Servicer and Servicers...      The Transferor will act as Master Servicer
                                      with respect to the Financed Student Loans
                                      (in such capacity, the "Master Servicer").
                                      The Financed Student Loans will be
                                      serviced by the Pennsylvania Higher
                                      Education Assistance Agency, an agency of the Commonwealth of Pennsylvania
                                      ("PHEAA"), AFSA Data Corporation ("AFSA") and USA Group Loan Services, Inc.
                                      ("USAG"), or such other parties as may be approved by the Master Servicer. The
                                      Transferor, PHEAA, AFSA, USAG and each
                                      other party who may, from time to time, be servicing the Financed Student Loans are referred to herein as a "Servicer" and collectively as the "Servicers."

Eligible Lender Trustee.........      The First National Bank of Chicago, a
                                      national banking association, will act as eligible lender trustee under the Trust
                                      Agreement and holder of legal title to the Financed Student Loans on behalf of the Trust (the "Eligible Lender Trustee"). See
                                      "Formation of the Trust--Eligible Lender
                                      Trustee."

Indenture Trustee...............      Bankers Trust Company, a New York banking
                                      corporation (the "Indenture Trustee"),
                                      will act as trustee under the Indenture.


Administrator...................      PNC Bank, National Association, will act
                                      as Administrator on behalf of the Trust
                                      pursuant to an Administration Agreement
                                      (as amended and supplemented from time to time, the "Administration Agreement"), among the Administrator, the Eligible
                                      Lender Trustee and the Indenture Trustee.



Distribution Dates..............      Interest on and principal of each Class of
                                      Notes will be payable quarterly on the
                                      25th of each January, April, July and
                                      October or if any such day is not a
                                      Business Day, the next succeeding Business
                                      Day (each, a "Quarterly Distribu-
                                      tion Date"), or in the case of the Class
                                      A-1 Notes, monthly on the 25th of each
                                      month, or if any such day is not a
                                      Business Day, the next succeeding Business
                                      Day, commencing July 25, 1997. Each date on which amounts are payable on the Notes is referred to as a "Distribution Date."
                                      No distribution in respect of principal of Class B Notes will be made until each of the Class A Notes has been paid in full.
                                      See "Description of the Transfer and
                                      Servicing Agreements--Distributions."



Record Date.....................      Payments in respect of the Notes will be
                                      payable to holders of record of the Notes
                                      ("Noteholders") as of the second Business
                                      Day preceding the related Distribution
                                      Date (each a "Record Date").



Interest........................      Each Class of Notes will bear interest
                                      during each period (an "Interest Period") beginning on the 25th day of each month
                                      (or the Closing Date with respect to the first Interest Period) and ending on and including the 24th day of the following month (provided that for any Interest
                                      Period ending immediately prior to a
                                      Distribution Date, such Interest Period
                                      shall end on the day immediately preceding such Distribution Date and the next
                                      Interest Period will begin on such
                                      Distribution Date) at a rate per annum for such Class (the "Class Interest Rate") as described below.


                                      The initial Class Interest Rates are as
                                      follows:

                                        % per annum with respect to the Class
                                      A-1 Notes;


                                        % per annum with respect to the Class
                                      A-2 Notes;



                                        % per annum with respect to the Class
                                      A-3 Notes;



                                        % per annum with respect to the Class
                                      A-4 Notes;



                                        % per annum with respect to the Class
                                      A-5 Notes;



                                        % per annum with respect to the Class
                                      A-6 Notes;



                                        % per annum with respect to the Class
                                      A-7 Notes;



                                        % per annum with respect to the Class
                                      A-8 Notes;



                                        % per annum with respect to the Class
                                      A-9 Notes; and


                                        % per annum with respect to the Class B
                                      Notes.


                                      Except as otherwise described in the
                                      following paragraph, the Class Interest
                                      Rate for each Interest Period for each
                                      Class of Notes will equal (i) in the case
                                      of the Class A-1 Notes, One-Month LIBOR as
                                      of the LIBOR Determination Date for such
                                      Interest Period minus the applicable
                                      Margin for such Class, and in the case of
                                      the Class A-8 Notes, the Class A-9 Notes
                                      and the Class B Notes, One-Month LIBOR as
                                      of the LIBOR Determination Date for such
                                      Interest Period plus the applicable Margin
                                      for such Class and (ii) in the case of the
                                      Class A-2 Notes, the Class A-3 Notes, the
                                      Class A-4 Notes, the Class A-5 Notes, the
                                      Class A-6 Notes and the Class A-7 Notes,
                                           % per annum,      % per annum,      %
                                      per annum,      % per annum,      % per
                                      annum and      % per annum, respec-
                                      tively. See "Description of the Notes--The
                                      Notes--Distributions of Interest." The
                                      "Margin" will be   % for the Class A-1
                                      Notes,   % for the Class A-8 Notes,      %
                                      for the Class A-9 Notes and   % for the
                                      Class B Notes. The Class A-1 Notes, the
                                      Class A-8 Notes, the Class A-9 Notes and the Class B Notes are referred to herein collectively as the "LIBOR Rate Notes" and the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes and the Class A-7 Notes are referred to herein collectively as the "Fixed Rate Notes." Interest on each Class of LIBOR Rate Notes will be calculated on the basis of the actual number of days elapsed in each Interest Period divided by 360, and interest on each Class of Fixed Rate Notes will be calculated on the basis of a year consisting of 12 months of 30 days each.



                                      "One-Month LIBOR" for any Interest Period will be determined as described under "Description of the Notes-- Determination of LIBOR."



                                      Notwithstanding the foregoing, if the
                                      Class Interest Rate with respect to any
                                      Class of LIBOR Rate Notes (other than the
                                      Class A-1 Notes) for any Interest Period is greater than the Net Loan Rate (as defined in "--Net Loan Rate" below), then such Class Interest Rate for such Interest Period will be the Net Loan Rate. However, in no event will the Class Interest Rate for any Class of LIBOR Rate Notes, other than the Class A-1 Notes, exceed 18.0% per annum. See "Description of the Notes--The Notes--Distributions of Interest."



                                      If the Class Interest Rate for any Class of LIBOR Rate Notes for any Interest Period is based on the Net Loan Rate, the excess of (a) the amount of interest such Class of Notes would have accrued in respect of the related Interest Period had interest been calculated based on the applicable Class Interest Rate (without giving effect to the Net Loan Rate), over
                                      (b) the amount of interest such Class of Notes actually accrued in respect of such Interest Period based on the Net Loan Rate (such excess, together with the unpaid portion of any such excess from prior Interest Periods and interest accrued thereon calculated based on One-Month LIBOR is referred to as the "Noteholders' Interest Carryover") will be paid on the dates and in the priority set forth herein under "--Assets of the Trust--Collection Account; Note Distribution Account; Certificate Distribution Account; and Expense Account." The ratings of the LIBOR Rate Notes do not address the likelihood of the payment of the amount of any Noteholders' Interest Carryover.



Net Loan Rate...................      For any Interest Period, the "Net Loan
                                      Rate" will equal the weighted average
                                      Effective Interest Rate for the Collection
                                      Period immediately preceding the last day of such Interest Period, less the Program
                                      Operating Expense Percentage (or less
                                      1.181% per annum during the period from
                                      the Closing Date through December 31,
                                      1998).

                                      The "Effective Interest Rate" means, for any Financed Student Loan and any Collection Period, the per annum rate at which such Financed Student Loan accrues interest during such Collection Period after giving effect to all applicable Interest Subsidy Payments and Special Allowance Payments due with respect to such Financed Student Loan.


                                      The "Program Operating Expense Percentage" is the fraction (expressed as a percentage and calculated as of the end of each calendar year by the Administrator) the numerator of which is the annualized operating expenses of the Trust for the calendar month then ended, including, without limitation, the Transaction Fees and the Consolidation Loan Fees, and the denominator of which is the Pool Balance as of the last day of such calendar year.



Swap Agreements.................      Pursuant to the Transfer and Servicing
                                      Agreements, on the Closing Date, the Trust will enter into separate interest rate swap agreements with respect to each Class of Fixed Rate Notes (each a "Swap
                                      Agreement," and collectively, the "Swap
                                      Agreements") with a Counterparty, pursuant to which the Trust will be obligated to pay such Counterparty on each Quarterly
                                      Distribution Date, an amount accrued on
                                      the Notional Amount of such Swap Agreement during the three Interest Periods immediately preceding such Quarterly
                                      Distribution Date (or, in the case of the first Quarterly Distribution Date, since the Closing Date) at a variable interest rate (the "Variable Swap Rate") based on the T-Bill Rate. In addition, the Counterparty under each Swap Agreement will be obligated to pay the Trust on such Quarterly Distribution Date an amount accrued during such Interest Periods on the Notional Amount of such Swap Agreement at a fixed rate. The payment obligations of the Trust and each Counterparty to each other will be netted on each Quarterly
                                      Distribution Date and only the party with any payment remaining after such netting will be required to remit such amount to the other. The Trust's obligations to make such payments to the Counterparties under the Swap Agreements will rank equally without preference with the Trust's obligations to pay interest on the Class A
                                      Notes and will generally be funded from
                                      Available Funds, Monthly Advances and
                                      amounts, if any, on deposit in the Reserve
                                      Account remaining after deposit of the
                                      Transaction Fees and Consolidation Loan
                                      Fees in the Expense Account. Any net
                                      payments received from the Counterparties under the Swap Agreements will be deposited in the Collection Account and will be included as Available Funds for the related Quarterly Distribution Date.
                                      See "Description of Transfer and Servicing
                                      Agreements--Swap Agreements."



                                      "Counterparty" means any one of, and
                                      "Counterparties" means all of, Deutsche
                                      Bank AG, New York Branch ("Deutsche Bank") and Morgan Guaranty Trust Company of New York ("Morgan"). Although it is expected that the Trust will enter into Swap Agreements with each of Deutsche Bank and Morgan, as of the date hereof, it has not been determined which of Deutsche Bank or Morgan will be the Counterparty under the Swap Agreement related to a particular Class of Fixed Rate Notes. Accordingly, a purchaser of a Class of Fixed Rate Notes should assume that the Counterparty under a Swap Agreement could be either Deutsche Bank or Morgan. See "Transfer and Servicing Agreements--Counterparties under the Swap Agreements."



                                      "Notional Amount" as to any Distribution
                                      Date with respect to any Swap Agreement
                                      means the percentage of the Original
                                      Amount of the related Class of Fixed Rate
                                      Notes set forth on the Scheduled Principal
                                      Balance Table attached hereto as Schedule
                                      I (the "Scheduled Principal Balance
                                      Table") for such Class for the
                                      Distribution Date immediately preceding
                                      such Distribution Date (or in the case of the first Distribution Date, the initial principal amount of such Class of Fixed Rate Notes on the Closing Date).



                                      The "T-Bill Rate" means the rate
                                      determined by the Master Servicer on each Reset Date (as defined in the next succeeding paragraph) at which United States Treasury Bills with a maturity of 13 weeks ("91-day Treasury Bills") are auctioned as set forth in H.15(519) for the day opposite such maturity under the caption "U.S. Government
                                      Securities/Treasury Bills/Auction Average
                                      (Investment)". If on any Reset Date 91-day
                                      Treasury Bills have been auctioned on a
                                      Reset Date but such rate for such Reset
                                      Date is not yet published in H.15(519),
                                      the rate for that Reset Date will be the bond equivalent yield of the auction average rate for those Treasury Bills as announced by the United States Department of the Treasury. If 91-day Treasury Bills are not auctioned during any period of seven consecutive calendar days ending on and including any Friday and a Reset Date would have occurred if such 91-day Treasury Bills had been auctioned during that seven day period, then the rate for that Reset Date will be the T-Bill Rate in effect as a result of the last such auction and will remain in effect until such time, if any, as the results of the 91-day Treasury Bills shall again be so published or such auction is held.



                                      "Reset Date" means the first Business Day of each week.



Principal.......................      Principal of the Notes will be payable
                                      quarterly on each Quarterly Distribution
                                      Date (or in the case of the Class A-1
                                      Notes, monthly on each Distribution Date) generally in the order of priority set forth under "Description of the Transfer and Servicing Agreements--Distributions."



                                      The Fixed Rate Notes have been structured so that they will receive no payments of principal prior to the Distribution Date occurring in October, 1998 (with respect to the Class A-2 Notes), October, 1999 (with respect to the Class A-3 Notes), October, 2000 (with respect to the Class A-4 Notes), October, 2001 (with respect to the Class A-5 Notes), October, 2002 (with respect to the Class A-6 Notes) and October, 2003 (with respect to the Class A-7 Notes). Thereafter, no Class of Fixed Rate Notes will receive as a payment of principal on any Distribution Date more than the amount needed to reduce its respective principal balance to the percentage of the Original Amount set forth for such Class for such Distribution Date on the Scheduled Principal Balance Table.



                                      The amount of principal available to be
                                      paid on a Distribution Date will be equal to the Noteholders' Principal Distribution Amount for such Distribution Date, less any portion thereof being used to pay Transaction Fees, overdue Transaction Fees, Consolidation Loan Fees, overdue Consolidation Loan Fees and interest on the Notes on such Distribution Date. See "Description of the Transfer and Servicing Agreements--Distributions." The
                                      Noteholders' Principal Distribution Amount generally will be equal to the amount of principal paid with respect to the Financed Student Loans (plus any Realized Losses thereon), proceeds realized upon the sale of Financed Student Loans by the Trust and Adjustment Payments (reduced by the amount of any Issuer Consolidation Payments). In addition, until the Parity Percentage equals 102.5%, accelerated principal payments will be made in respect of the Notes from collections of interest and certain amounts available therefor in the Reserve Account.



                                      As of any date of determination, the
                                      "Parity Percentage" will be the fraction expressed as a percentage, the numerator of which is the sum of (i) the then Pool Balance and (ii) all amounts on deposit in the Collection Account and the Reserve Account and the denominator of which is the sum of the aggregate outstanding principal balance of the Notes and the Certificates, accrued and unpaid interest thereon plus accrued and unpaid Transaction Fees and Consolidation Loan Fees.



                                      Notwithstanding the foregoing, if an Event of Default has occurred with respect to payment of the Notes, principal will be paid to each Class of Class A Notes pro rata, based upon the outstanding principal amount of each such Class of Class A Notes. See "Description of the Transfer and Servicing Agreements--Distributions."



Final Maturity Dates............      The Final Maturity Dates with respect to
                                      each Class of Notes are as follows:



                                                 Class of Notes       Final Maturity Date
                                                ----------------      --------------------
                                                Class A-1 Notes          July 25, 1998
                                                Class A-2 Notes         January 25, 2000
                                                Class A-3 Notes         January 25, 2001
                                                Class A-4 Notes         January 25, 2002
                                                Class A-5 Notes         January 25, 2003
                                                Class A-6 Notes         January 25, 2004
                                                Class A-7 Notes         January 25, 2007
                                                Class A-8 Notes         January 25, 2008
                                                Class A-9 Notes         January 25, 2017
                                                 Class B Notes          January 25, 2027

                                      The actual maturity of one or more Classes of Notes could occur sooner than such dates as a result of a variety of factors, including (i) as a result of prepayments on the Financed Student Loans; (ii) the exercise by the Transferor of its option to repurchase the Financed Student Loans when the aggregate principal balance is reduced to 5% or less of the Initial Pool Balance and the outstanding aggregate principal amount of the Fixed Rate Notes has been reduced to zero; (iii) in the event the Indenture Trustee is successful in offering any Financed Student Loans remaining in the Trust for sale on or after May 1, 2007 as described under "Description of the Transfer and Servicing Agreements--Termination"; or (iv) under certain circumstances upon the insolvency of the Transferor and subsequent termination of the Trust pursuant to the Trust Agreement as described under "Description of the Transfer and Servicing Agreements--Insolvency Event." See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."



Servicing Fee...................      The Master Servicer will receive a
                                      quarterly fee (the "Servicing Fee") in an amount equal to 1.00% per annum of the average Pool Balance as of the last day of each of the three Collection Periods immediately preceding such Distribution
                                      Date. The Servicing Fee will be payable
                                      quarterly in advance, out of Available
                                      Funds and amounts on deposit in the
                                      Reserve Account, on each Distribution Date
                                      (or in the case of the initial Servicing
                                      Fee, on the Closing Date) based on the
                                      Administrator's good faith estimate of the Servicing Fee that will accrue during the Collection Period immediately succeeding such Distribution Date (or in the case of the initial Servicing Fee, the Collection
                                      Period immediately succeeding the Closing
                                      Date) plus (or minus) the difference (or excess) of the actual Servicing Fee accrued for the three Collection Periods immediately preceding such Distribution
                                      Date.


Administration Fee..............      The Administrator will receive a fee (the
                                      "Administration Fee"), payable quarterly in advance on each Distribution Date, in an amount equal to 0.02% per annum of the outstanding principal amount of the Notes and Certificates.

The Trust.......................      The Trust is a Delaware statutory business
                                      trust established by a Trust Agreement
                                      dated as of March 27, 1997 (as amended and supplemented from time to time, the "Trust
                                      Agreement"), between the Transferor, as
                                      depositor, the Eligible Lender Trustee and First Chicago Delaware, Inc., as Delaware trustee. The activities of the Trust and the Eligible Lender Trustee are limited by the terms of the Trust Agreement to issuing one or more classes of its certificates and notes, acquiring, owning, selling and managing the Financed Student
                                      Loans and the other assets of the Trust as described herein, collecting and making payments thereon and other activities related thereto.

Assets of the Trust.............      The assets of the Trust will include the
                                      following:

  A. Financed Student Loans.....      The Financed Student Loans will consist of
                                      certain education loans to students and
                                      parents of students ("Student Loans")
                                      enrolled in accredited institutions of
                                      higher education and will include rights
                                      to receive payments made with respect to
                                      such Financed Student Loans and the
                                      proceeds thereof. On June   , 1997 (the
                                      "Closing Date"), the Transferor will
                                      transfer and contribute Student Loans (the
                                      "Initial Financed Student Loans") having an aggregate principal balance plus accrued interest thereon to be capitalized upon repayment of approximately $1 billion and $13.7 million, respectively, as of June 6, 1997 (the "Cut-off Date") (the
                                      "Initial Pool Balance") to the Eligible
                                      Lender Trustee on behalf of the Trust,
                                      pursuant to the Transfer and Servicing
                                      Agreement. Following the Closing Date and during the Exchange Period (described below), it is anticipated that, subject to certain conditions described herein, the
                                      Transferor will transfer to the Eligible
                                      Lender Trustee on behalf of the Trust,
                                      certain Serial Loans and Consolidation
                                      Loans owned by the Transferor (the
                                      "Exchanged Financed Student Loans") in
                                      exchange for certain Financed Student
                                      Loans owned by the Trust. See "Description of the Transfer and Servicing
                                      Agreements--Exchange Period and Exchanged
                                      Financed Student Loans."



                                      Certain of the Financed Student Loans have been or will be originated by the Transferor and the remainder of the Financed Student Loans will have been originated by independent third parties and subsequently sold to the Transferor. The Financed Student Loans constituting the assets of the Trust include some or all of the following types of Student
                                      Loans: (i) Parental Loans for
                                      Undergraduate Students ("PLUS Loans"),
                                      (ii) Stafford Loans (formerly known as
                                      Guaranteed Student Loans), (iii)
                                      Unsubsidized Stafford Loans, (iv)
                                      Supplemental Loans for Students ("SLS
                                      Loans"), and (v) Consolidation Loans, all of which loans (collectively, the "Federal Loans") are part of the federal government's Federal Family Education Loan Program (the "Federal Loan Program").



                                      The Financed Student Loans are guaranteed to the extent described herein as to the payment of principal and interest by the California Student Aid Commission, an agency of the State of California, the Florida Department of Education, an agency of the State of Florida, the Georgia Higher Education Assistance Corporation, a public non-profit corporation, Great Lakes Higher Education Corporation, a public non-profit corporation, the Illinois Student Assistance Commission, an agency of the State of Illinois, the Kentucky Higher Education Assistance Authority, an agency of the Commonwealth of Kentucky ("KHEAA"), the Michigan Higher Education Assistance Authority, an autonomous agency of the Michigan Department of the Treasury, the New Jersey Higher Education Assistance Authority, an agency of the State of New Jersey, the New Mexico Student Loan Guar-antee Corporation, a New Mexico non-profit corporation, PHEAA and United States Aid Funds, Inc., a Delaware non-profit corporation ("USAF") (each such entity, a "Guarantor," and collectively, the "Guarantors"), which are in each case reinsured to the extent described herein by the United States Department of Education (the "Department"). See "The Financed Student Loan Pool--Guarantors for the Federal Loans." Financed Student Loans made before October 1, 1993 are 100% guaranteed by the applicable Guarantor, and reinsured against default by the Department from 80% up to 100% of Guarantee Payments. Financed Student Loans made on or after October 1, 1993 are 98% guaranteed by the applicable Guarantor, and reinsured against default by the Department from 78% up to a maximum of 98% of Guarantee Payments. To the extent borrowers default on Financed Student Loans, and amounts in the Reserve Account and other available funds are not sufficient to cover the un-guaranteed portion thereof, the Class B Noteholders (and thereafter, the Class A Noteholders) may ultimately experience a loss of the 2% of the outstanding principal of and interest on such Financed Student Loans that is not guaranteed. All references herein to the guarantee and reinsurance coverage with respect to the Financed Student Loans shall be understood to mean such 100% guarantee, and 100% maximum reinsurance coverage, respectively, with respect to Financed Student Loans made before October 1, 1993 and such 98% guarantee and 98% maximum reinsurance coverage, respectively, with respect to Financed Student Loans made on or after October 1, 1993. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Federal Loans."


                                      Certain incentive programs currently or
                                      hereafter made available by the Transferor to borrowers may also be made available by the Master Servicer to borrowers with Financed Student Loans. See "Risk Factors--Risk Resulting From Changes in Repayment Terms of Financed Student Loans Pursuant to Incentive Programs" and "The Financed Student Loan Pool--Incentive Programs."


                                      During the period (the "Exchange Period") from the Closing Date until June 30, 2002, in the event that a borrower on a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all such loans are in the Trust) elects to consolidate such loans with the proceeds of a Consolidation Loan to be made by the Transferor, the Eligible Lender Trustee, at the option of the Transferor and subject to certain conditions, will be obligated to transfer to the Transferor, subject to certain conditions described herein, the Financed Student Loans being consolidated by the Transferor in exchange for the related Consolidation Loan to be made by the Transferor. See "Description of the Transfer and Servicing
                                      Agreements--Exchange Period and Exchanged
                                      Financed Student Loans." In addition,
                                      during
                                      the Exchange Period, the Eligible Lender
                                      Trustee, at the option of the Transferor and subject to certain conditions, will be obligated to exchange with the Transferor existing Financed Student Loans owned by the Trust for Federal Loans owned by the Transferor that are serial to existing Financed Student Loans owned by the Trust, provided that certain conditions described herein are satisfied. Each such transfer of an Exchanged Financed Student Loan will be made pursuant to a transfer agreement (each a "Transfer Agreement") among the Transferor, the Trust and the Eligible Lender Trustee. See "Description of the Transfer and Servicing
                                      Agreements--Exchange Period and Exchanged
                                      Financed Student Loans."


                                      Any Consolidation Loan made with respect to a Financed Student Loan after the Closing Date, whether made by the Transferor or another lender, will result in a prepayment to the Trust of such Financed Student Loan unless such Consolidation Loan is transferred to the Eligible Lender Trustee as an Exchanged Financed Student Loan, as described above, or unless the proceeds of such Consolidation Loan are used as Issuer Consolidation Payments. See "Description of the Transfer and Servicing
                                      Agreements--Exchange Period and Exchanged
                                      Financed Student Loans."


                                      With respect to certain of the Financed
                                      Student Loans, during the period (the
                                      "Deferral Phase") in which the related
                                      borrower is in school and for certain
                                      authorized periods as described in the
                                      Higher Education Act of 1965, as amended
                                      (such Act, together with all rules and
                                      regulations promulgated thereunder by the
                                      Department and/or the Guarantors, the
                                      "Higher Education Act"), the borrower is not required to make payments on his or her Financed Student Loan. With respect to such Financed Student Loans constituting Stafford Loans, the Department will make all interest payments during the related Deferral Phase. For all other Financed Student Loans (other than certain PLUS Loans), interest will not be paid during the related Deferral Phase but, instead, will accrue and be capitalized and added to the principal balance of such Financed Student Loan. The Trust will consist of Financed Student Loans that are in the Deferral Phase as well as Financed Student Loans for which the related borrower is currently required to make payments of principal and interest (the "Repayment Phase"). See "The Financed Student Loan Pool--Distribution of Financed Student Loans by Borrower Payment Status."


                                      The "Pool Balance" at any time represents the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized), after giving effect to the following, without duplication: (i) all payments in respect of principal received by the Trust during such Collection Period from or on behalf of borrowers and Guarantors and, with respect to certain payments on the Financed Student Loans, the Department (collectively, "Obligors"),
                                      (ii) the principal portion of all Purchase
                                      Amounts received by the Trust for such
                                      Collection Period from the Transferor or the Master Servicer and (iii) any Exchanged Financed Student Loans conveyed to the Trust and any Financed Student Loans conveyed by the Trust in exchange for such Exchanged Financed Student Loan, during such Collection Period, as described above.

                                      "Collection Period" means, initially, the period beginning June 7, 1997 and ending on June 30, 1997, and thereafter, the Collection Period means the calendar month immediately following the end of the previous Collection Period.


  B. Collection Account; Note
     Distribution Account;
     Certificate Distribution
     Account; and Expense
     Account....................      The Master Servicer will be required to
                                      remit all collections received with
                                      respect to the Financed Student Loans for which it is acting as primary servicer
                                      (other than Financed Student Loans that
                                      have been repurchased by the Transferor
                                      pursuant to the Transfer and Servicing
                                      Agreement) (i) within two Business Days
                                      after it has received an aggregate of
                                      $30,000 during any Collection Period and
                                      (ii) on the last Business Day of each
                                      month, all other collections received
                                      during such month to an account in the
                                      name of the Indenture Trustee (the
                                      "Collection Account"). The Master Servicer shall cause each other Servicer to remit to the Collection Account, no less frequently than weekly, all collections received with respect to the Financed
                                      Student Loans for which such other
                                      Servicer is acting as primary servicer. A
                                      "Business Day" is any day other than a
                                      Saturday, a Sunday or a day on which
                                      national banking associations or banking institutions or trust companies in New
                                      York, New York are authorized or obligated by law to be closed. The Eligible Lender
                                      Trustee will be required to remit Interest
                                      Subsidy Payments and Special Allowance
                                      Payments it receives within two Business
                                      Days of receipt thereof to the Collection
                                      Account. See "Description of the Transfer and Servicing Agreements--Payments on
                                      Financed Student Loans."



                                      Five Business Days prior to each
                                      Distribution Date (each, a "Determination
                                      Date"), the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Interest
                                      Distribution Amount, the Noteholders'
                                      Principal Distribution Amount and all
                                      amounts payable to the holders of the
                                      Certificates (the "Certificateholders") on the related Distribution Date. Further, on each Determination Date relating to a Quarterly Distribution Date the Administrator will advise the Indenture Trustee in writing of the estimated fees payable to the Master Servicer, the Administrator, the Indenture Trustee and the Eligible Lender Trustee (the

                                      "Servicing Fee," "Administration Fee,"
                                      "Indenture Trustee Fee" and "Eligible
                                      Lender Trustee Fee," respectively, and,
                                      collectively, the "Transaction Fees") for the three succeeding Collection Periods.



                                      On each Quarterly Distribution Date, the
                                      Indenture Trustee will transfer from the Collection Account, in the following priority and from the Available Funds for the three Collection Periods immediately preceding the month of such Quarterly Distribution Date and any Counterparty Swap Payments received with respect to such Quarterly Distribution Date (or (x) with respect to the first Quarterly Distribution Date, from the Closing Date through and including the Collection Period immediately preceding such Quarterly Distribution Date, (y) with respect to clause (i) (A) below, the Indenture Trustee will transfer on the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day) from the Available Funds for the Collection Period immediately preceding such day, the amount described in (i)(A) below, and (z) with respect to clauses (ii) and (iii) below, in the case of the Class A-1 Notes the Indenture Trustee will transfer the required amounts from the Available Funds for the Collection Period immediately preceding the month of each Distribution Date for the Class A-1 Notes): (i) to a separate account held with and in the name of the Indenture Trustee (the "Expense Account"),
                                      (A) an amount equal to the Consolidation
                                      Loan Fees with respect to the Collection
                                      Period most recently ended and any overdue
                                      Consolidation Loan Fees from prior
                                      Collection Periods, and (B) an amount up to the estimated Transaction Fees for the three immediately succeeding Collection Periods and all overdue Transaction Fees from prior Collection Periods (plus (or minus) the difference (or excess) of the actual Transaction Fees for the three immediately preceding Collection Periods and the Transaction Fees deposited into the Expense Account on the preceding Quarterly Distribution Date), (ii) to a separate account held with and in the name of the Indenture Trustee for the benefit of the Noteholders (the "Note Distribution Account"), an amount up to the sum of the Noteholders' Interest Distribution Amount and the Trust Swap Payment, (iii) to the Note Distribution Account, an amount up to the Noteholders' Principal Distribution Amount, (iv) to a supplemental account held with and in the name of the Eligible Lender Trustee for the benefit of the Certificateholders (the "Certificate
                                      Distribution Account"), an amount up to
                                      the Certificateholders' Interest
                                      Distribution Amount, and (v) after the
                                      Notes have been paid in full, to the
                                      Certificateholder Distribution Account, an amount up to the Certificateholders' Principal Distribution Amount.



                                      On each Quarterly Distribution Date (and with respect to clause (i) below on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business

                                      Day), following the transfer to the
                                      Expense Account described in the preceding paragraph, the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account as described herein) the following amounts in the following order of priority: (i) to the Department, the Consolidation Loan Fees for the immediately preceding Collection Period, together with any overdue Consolidation Loan Fees for any prior Collection Periods, (ii) to the Master Servicer, the estimated Servicing Fee for the three immediately succeeding Collection Periods and all overdue Servicing Fees, (iii) to the Administrator, the estimated Administration Fee for the three immediately succeeding Collection Periods and all overdue Administration Fees, (iv) to the Indenture Trustee, the estimated Indenture Trustee Fee for the three immediately succeeding Collection Periods and all overdue Indenture Trustee Fees and
                                      (v) to the Eligible Lender Trustee, the
                                      estimated Eligible Lender Trustee Fee for the three immediately succeeding Collection Periods and all overdue Eligible Lender Trustee Fees.



                                      On each Distribution Date, following the transfer to the Note Distribution Account, the Indenture Trustee will distribute to the Noteholders as of the related Record Date and to each Counterparty the amounts transferred to the Note Distribution Account as set forth above (in addition to any amounts transferred from the Reserve Account and the Monthly Advance Account and any Parity Percentage Payments transferred from the Collection Account, each as described below) in the following order of priority:



                                      (i) first, to each Class of Class A
                                      Noteholders and each Counterparty, the
                                      Class A Noteholders' Interest Distribution
                                      Amount and the Trust Swap Payment,
                                      respectively (pro rata based upon the
                                      portion thereof allocable to each such
                                      Class and each such Counterparty);



                                      (ii) second, to the Class B Noteholders, the Class B Noteholders' Interest Distribution Amount:



                                      (iii) third, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount until the principal balance of the Class A-1 Notes has been reduced to zero;



                                      (iv) fourth, to the Fixed Rate Notes, the Noteholders' Principal Distribution Amount in the following order:



                                            (A) after the principal balance of
                                          the Class A-1 Notes has been reduced
                                          to zero, commencing with (but no
                                          earlier than) the Distribution Date
                                          occurring in October, 1998, to the
                                          Class A-2 Noteholders, the remaining
                                          Noteholders' Principal Distribution
                                          Amount until the principal balance of
                                          the Class A-2 Notes equals the
                                          percentage of the Original Amount for
                                          such Class set forth for such
                                          Distribution Date on the Scheduled
                                          Principal Balance Table;

                                            (B) after the principal balance of
                                          the Class A-2 Notes has been reduced
                                          to zero, commencing with (but not
                                          earlier than) the Distribution Date
                                          occurring in October 1999, to the
                                          Class A-3 Noteholders, the remaining
                                          Noteholders' Principal Distribution
                                          Amount until the principal balance of
                                          the Class A-3 Notes equals the
                                          percentage of the Original Amount for
                                          such Class set forth for such
                                          Distribution Date on the Scheduled
                                          Principal Balance Table;



                                            (C) after the principal balance of
                                          the Class A-3 Notes has been reduced
                                          to zero, commencing with (but not
                                          earlier than) the Distribution Date
                                          occurring in October 2000, to the
                                          Class A-4 Noteholders, the remaining
                                          Noteholders' Principal Distribution
                                          Amount until the principal balance of
                                          the Class A-4 Notes equals the
                                          percentage of the Original Amount for
                                          such Class set forth for such
                                          Distribution Date on the Scheduled
                                          Principal Balance Table;



                                            (D) after the principal balance of
                                          the Class A-4 Notes has been reduced
                                          to zero, commencing with (but not
                                          earlier than) the Distribution Date
                                          occurring in October 2001, to the
                                          Class A-5 Noteholders, the remaining
                                          Noteholders' Principal Distribution
                                          Amount until the principal balance of
                                          the Class A-5 Notes equals the
                                          percentage of the Original Amount for
                                          such Class set forth for such
                                          Distribution Date on the Scheduled
                                          Principal Balance Table;



                                            (E) after the principal balance of
                                          the Class A-5 Notes has been reduced
                                          to zero, commencing with (but not
                                          earlier than) the Distribution Date
                                          occurring in October 2002, to the
                                          Class A-6 Noteholders, the remaining
                                          Noteholders' Principal Distribution
                                          Amount until the principal balance of
                                          the Class A-6 Notes equals the
                                          percentage of the Original Amount for
                                          such Class set forth for such
                                          Distribution Date on the Scheduled
                                          Principal Balance Table; and



                                            (F) after the principal balance of
                                          the Class A-6 Notes has been reduced
                                          to zero, commencing with (but not
                                          earlier than) the Distribution Date
                                          occurring in October 2003, to the
                                          Class A-7 Noteholders, the remaining
                                          Noteholders' Principal Distribution
                                          Amount until the principal balance of
                                          the Class A-7 Notes equals the
                                          percentage of the Original Amount for
                                          such Class set forth for such
                                          Distribution Date on the Scheduled
                                          Principal Balance Table;



                                      (v) fifth, after the principal balance of each Class of Fixed Rate Notes equals the percentage of the Original Amount for the respective Class that is set forth for such Distribution Date on the Scheduled Principal Balance Table (regardless of whether the principal balance of any Class of Fixed Rate

                                      Notes has been reduced to zero) to the
                                      Class A-8 Noteholders, the remaining
                                      Noteholders' Principal Distribution Amount until the principal balance of the Class A-8 Notes has been reduced to zero;



                                      (vi) sixth, after the principal balance of the Class A-8 Notes has been reduced to zero and after the principal balance of each Class of Fixed Rate Notes equals the percentage of the Original Amount for the respective Class that is set forth for such Distribution Date on the Scheduled Principal Balance Table (regardless of whether the principal balance of any Class of Fixed Rate Notes has been reduced to zero), to the Class A-9 Noteholders, the remaining Noteholders' Principal
                                      Distribution Amount until the principal
                                      balance of the Class A-9 Notes has been
                                      reduced to zero; and



                                      (vii) seventh, after the principal balance of each Class of Class A Notes has been reduced to zero, to the Class B Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been reduced to zero.



                                      On each Distribution Date, after making
                                      all required transfers to the Expense
                                      Account, the Note Distribution Account
                                      and, if applicable, the Certificate
                                      Distribution Account the Indenture Trustee will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during such month) in the following order of priority:
                                      (i) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance, (ii) to the Note Distribution Account the amount, if any, which when applied as a payment of principal on such Distribution Date to the Class of Notes then receiving payments of principal, is necessary for the Parity Percentage to equal 102.5% on such Distribution Date (the amount so transferred to the Note Distribution Account is the "Parity Percentage Payment") and (iii) to the Note Distribution Account, the amount of any outstanding Noteholders' Interest
                                      Carryover. Any amounts remaining in the
                                      Collection Account after such transfers
                                      (other than amounts representing payments received during such current month) will be distributed first, to the
                                      Counterparties, the amount of any
                                      termination payments, if any, owed by the Trust under the Swap Agreements (the "Swap Termination Payments"), and second, after such Swap Termination Payments have been paid in full, to the Transferor.



                                      No Class of Fixed Rate Notes will receive as a payment of principal on any Distribution Date more than the amount needed to reduce its respective principal balance to the percentage of the Original Amount set forth for such Class for such Distribution Date on the Scheduled Principal Balance Table. Therefore, on any Distribution Date the portion, if any, of the Noteholders' Principal Distribution Amount remaining after the outstanding principal balance of each Class of Fixed Rate Notes has been reduced to such amount and the principal balance of the Class A-8 Notes and the Class A-9 Notes has been paid in full will remain on deposit in the Note Distribution Account and applied as payments of principal on the Fixed Rate Notes on future Distribution Dates in accordance with the priorities described above. The Class B Notes will receive no payments of principal so long as any Class A Notes are outstanding.



                                      Notwithstanding the foregoing, if (x) on any Distribution Date following all distributions to be made on such Distribution Date, the principal amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Distribution Date following such distributions, or (y) an Event of Default has occurred with respect to payment of the Notes or the Trust Swap Payment, after paying Transaction Fees, overdue Transaction Fees, Consolidation Loan Fees and overdue Consolidation Loan Fees, distributions will be made in the following priority:
                                      (i) first, to each Class of Class A
                                      Noteholders and the Counterparties, the
                                      Noteholders' Interest Distribution Amount applicable to each such Class and the Trust Swap Payment, respectively, pro rata based upon the portion thereof allocable to each such Class and the Counterparties;
                                      (ii) second, in the case of clause (x)
                                      above, to the Class A-1 Noteholders, the Noteholders' Principal Distribution
                                      Amount, in the order and priority set
                                      forth above in clauses third through
                                      sixth, inclusive, of the third preceding paragraph, or in the case of clause (y) above, to each Class of Class A Noteholders, the Noteholders' Principal Distribution Amount applicable to such Distribution Date, pro rata based upon the principal balance of each Class of Class A Notes until the principal balance of each Class of Class A Notes has been paid in full; (iii) third, to the Class B Noteholders, the Noteholders' Interest Distribution Amount applicable to the Class B Notes; (iv) fourth, after the principal balance of each of the Class A Notes has been paid in full, to the Class B Noteholders, the Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been paid in full; (v) fifth, to the Class A-8 Noteholders and the Class A-9 Noteholders, the Noteholders' Interest Carryover applicable to the respective Class of Class A Notes, pro rata based upon the portion thereof allocable to each such Class; (vi) sixth, to the Class B Noteholders, the Noteholders' Interest Carryover applicable to the Class B Notes;
                                      (vii) seventh, to Counterparties, any Swap
                                      Termination Payments, (viii) eighth, to
                                      the Certificateholders, the
                                      Certificateholders' Interest Distribution
                                      Amount; and (ix) ninth, to the
                                      Certificateholders, the
                                      Certificateholders' Principal Distribution
                                      Amount.

                                      All principal payments of Notes of any
                                      Class shall be made pro rata within that Class. In connection with each principal payment of Notes of any Class, the Indenture Trustee shall compute the Principal Factor for that Class. The "Principal Factor" shall be a seven-digit decimal indicating the principal balance of each Note of a Class as of a Distribution Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such Note. The principal balance of any Note can be determined by multiplying the original principal amount of such Note by the Principal Factor applicable to that class of Notes.


  C. Reserve Account............      Pursuant to the Transfer and Servicing
                                      Agreement, an account in the name of the Indenture Trustee (the "Reserve Account") will be established with and maintained by the Indenture Trustee and will be an asset of the Trust. On the Closing Date, the Transferor will make an initial deposit into the Reserve Account of cash or Eligible Investments (as defined in
                                      "Description of the Transfer and Servicing
                                      Agreements--Accounts") equal to
                                      $10,300,000 (the "Reserve Account
                                      Deposit"). The Reserve Account Deposit
                                      will be augmented on each Distribution
                                      Date by the deposit into the Reserve
                                      Account of any Available Funds remaining after making all prior distributions on such date. See "Description of the Transfer and Servicing
                                      Agreements--Distributions."



                                      Amounts, if any, on deposit in the Reserve
                                      Account will be available on each
                                      Distribution Date to cover any shortfalls in payments of the Transaction Fees, the Consolidation Loan Fees, the Noteholders' Interest Distribution Amount and the Trust Swap Payment for such applicable Distribution Date for which Available Funds are insufficient to make such payments and distributions. Additionally, on the Final Maturity Date for a Class of Notes, amounts in the Reserve Account will be available to reduce the principal balance of such Class of Notes to zero to the extent that Available Funds are insufficient to make such payment.



                                      Amounts, if any, in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made or allocated on such Distribution Date) in excess of the then applicable Specified Reserve Account Balance generally will be distributed to the Transferor. The "Specified Reserve Account Balance" with respect to any Distribution Date will equal the greater of (i) 1.00% of the sum of the outstanding principal balance of the Notes and the Certificates on such Distribution Date, after giving effect to all payments to be made on such date, or
                                      (ii) $500,000; provided, however, that
                                      such balance shall not exceed the sum of the aggregate outstanding principal amount of the Notes and the Certificate Balance. See "Description of the Transfer and Servicing Agreements--Credit
                                      Enhancement--Reserve Account."


                                      The funding and maintenance of the Reserve
                                      Account is intended to enhance the
                                      likelihood of timely payment to the

                                      Noteholders of the Noteholders'
                                      Distribution Amount. In certain
                                      circumstances, however, the Reserve
                                      Account could be depleted and shortfalls in distributions to the Noteholders could result.


  D. Eligible Investments.......      Pursuant to the Transfer and Servicing
                                      Agreement, funds on deposit in the Trust
                                      Accounts will be invested in "Eligible
                                      Investments." See "Description of the
                                      Transfer and Servicing
                                      Agreements--Accounts."


  E. Transfer and Servicing
Agreement.......................      Under the Transfer and Servicing
                                      Agreement, the Transferor will contribute the Initial Financed Student Loans to the
                                      Trust on the Closing Date, and may
                                      contribute the Exchanged Financed Student
                                      Loans to the Trust during the Exchange
                                      Period. The Eligible Lender Trustee will hold legal title to all Financed Student
                                      Loans contributed to the Trust. In
                                      addition, the Master Servicer will be
                                      responsible for servicing, managing,
                                      maintaining custody of and making
                                      collections on the Financed Student Loans.
                                      The obligations of the Transferor and the Master Servicer under the Transfer and Servicing Agreement include the following:

                                      The Transferor and the Master Servicer
                                      will be obligated to purchase any Financed
                                      Student Loan if the interests of the
                                      Noteholders or the Certificateholders
                                      therein are materially adversely affected by a breach of any representation, warranty or covenant (including the Master Servicer's covenant to service all the Financed Student Loans in accordance with applicable laws, restrictions and guidelines) made by the Transferor or the Master Servicer, as the case may be, with respect to the Financed Student Loan, if the breach has not been cured within 90 days following the discovery by or notice to the Transferor or the Master Servicer, as the case may be, of the breach (it being understood that any such breach that does not adversely affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). In addition, the Transferor or the Master Servicer, as the case may be, will be obligated to reimburse the Trust for any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Transferor's representations and warranties or the Master Servicer's covenants, as the case may be; provided, however, that such reimbursements shall not exceed the amount that would have been paid if not for such breach.

                                      Pursuant to the Transfer and Servicing
                                      Agreement, the Master Servicer will be
                                      responsible for, among other things,
                                      preparing and filing with the Department and the Guarantors all appropriate claims forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim the Interest Subsidy Payments and Special Allowance Payments from the Department and the Guarantee Payments from the Guarantors, in respect of the Financed Student

                                      Loans entitled thereto and preparing and providing periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders.

The Certificates................      Pursuant to the Trust Agreement, the Trust
                                      has issued its Series 1997-1 Certificates in the aggregate principal amount of $1,000 and the Trust may, from time to time, issue one or more additional series of Certificates pursuant to a supplement to the Trust Agreement. The Certificates represent undivided beneficial interests in the Trust. See "Formation of the Trust."

                                      The rights of Certificateholders in the
                                      assets of the Trust to receive payments of principal and interest will be fully subordinated to the rights of the Noteholders. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Subordination of the
                                      Certificates."

Monthly Advances................      If the Master Servicer has applied for a
                                      Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special
                                      Allowance Payment from the Department, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Determination Date relating to such Distribution Date, deposit into an account in the name of the Indenture Trustee (the "Monthly Advance
                                      Account") an amount up to the amount of
                                      such payments applied for but not received
                                      (such deposits by the Master Servicer are referred to herein as "Monthly Advances").
                                      Monthly Advances will be distributed to
                                      the Noteholders or Certificateholders on the upcoming Distribution Date. Monthly
                                      Advances are recoverable by the Master
                                      Servicer (i) first, from the source for
                                      which such Monthly Advance was made and
                                      (ii) second, from collections received
                                      generally on or with respect to the
                                      Financed Student Loans. The Master
                                      Servicer will have no obligation, legal or otherwise, to make any Monthly Advance, and the making of or decision to make a particular Monthly Advance will not create any obligation on the Master Servicer, legal or otherwise, to make any future
                                      Monthly Advances.


Auction of Trust Assets.........      Any Financed Student Loans remaining in
                                      the Trust as of May 1, 2007 will be
                                      offered for sale by the Indenture Trustee on or prior to the July 2007 Distribution
                                      Date. The Transferor, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Distribution Date. If at least two bids are received, the Indenture
                                      Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of such
                                      Financed Student Loans as of the end of
                                      the Collection Period immediately
                                      preceding such Distribution Date or (y) an amount that would be sufficient to (i) reduce the outstanding principal amount of the Notes on such Distribution Date to zero and (ii) pay to Noteholders the Noteholders' Interest Distribution amount payable on such Distribution Date and pay to the Counterparties any Trust Swap
                                      Payments payable on such Distribution Date
                                      (the "Minimum Purchase Price"). If at
                                      least two bids are not received or the
                                      highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Distribution Date and pay any Trust
                                      Swap Payment. If the sale is not
                                      consummated in accordance with the
                                      foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Financed
                                      Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the July, 2007 Distribution Date or any subsequent Distribution Date. There will be no continuing liability on the part of the Trust or the Noteholders to the purchaser of the Financed Student
                                      Loans in connection with such auction
                                      sale. See "Description of the Transfer and Servicing Agreements-- Termination".



Optional Purchase...............      The Transferor may repurchase all
                                      remaining Financed Student Loans, and thus effect the early retirement of the Notes and the Certificates, on any Distribution
                                      Date on or after the Distribution Date on which (i) the Pool Balance is equal to 5% or less of the Initial Pool Balance and
                                      (ii) the outstanding aggregate principal amount of the Fixed Rate Notes has been reduced to zero, at a price equal to, for each Financed Student Loan, the outstanding principal balance of such
                                      Financed Student Loan as of the end of the preceding Collection Period, together with all accrued interest thereon and certain unamortized premiums, if any. Without the prior written consent of Moody's, the Transferor may not effect any purchase of the remaining Financed Student Loans as long as the rating of the Transferor's long-term debt obligations is less than "Baa3" by Moody's, unless the Eligible
                                      Lender Trustee and the Indenture Trustee shall have received an opinion of counsel to the effect that such purchase would not constitute a fraudulent conveyance. See
                                      "Description of the Transfer and Servicing
                                      Agreements--Termination." The "Initial
                                      Pool Balance" will equal approximately
                                      $1,013,726,000.


Tax Considerations..............      In the opinion of special Federal tax
                                      counsel for the Trust, the Notes will be characterized as debt for Federal income tax purposes.

                                      In the opinion of special Federal tax
                                      counsel for the Trust, for Federal income tax purposes the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

                                      See "Federal Tax Consequences" for
                                      additional information concerning the
                                      application of Federal laws with respect to the Notes and the Trust.

ERISA Considerations............      The Notes are eligible for purchase by or
                                      on behalf of employee benefit plans,
                                      retirement arrangements, individual
                                      retirement accounts and Keogh Plans,
                                      subject to the considerations discussed
                                      under "ERISA Considerations."

Registration of Notes...........      The Notes will be represented by global
                                      certificates registered in the name of
                                      Cede, as nominee of DTC or another
                                      nominee. The Noteholders will not be
                                      entitled to receive definitive
                                      certificates representing such Holders'
                                      interests, except in certain
                                      circumstances. See "Description of the
                                      Notes--Book-Entry Registration."


Rating of the Securities........      It is a condition to the issuance and sale
                                      of the Class A-1 Notes that they be rated
                                      "A-1+" by Standard & Poor's Ratings
                                      Services, a division of The McGraw-Hill
                                      Companies ("Standard & Poor's"), "P-1" by
                                      Moody's Investors Service, Inc.
                                      ("Moody's"), and F-1+ by Fitch Investors
                                      Service, LP ("Fitch"). It is a condition of the issuance of each of the Class A-2
                                      Notes, the Class A-3 Notes, the Class A-4
                                      Notes, the Class A-5 Notes, the Class A-6
                                      Notes, the Class A-7 Notes, the Class A-8
                                      Notes and the Class A-9 Notes that they be rated "AAA" by Standard & Poor's and Fitch and "Aaa" by Moody's, and it is a condition to the issuance and sale of each of the Class B Notes that they be rated at least "A" by Standard & Poor's and Fitch and at least "A2" by Moody's. Each of Standard & Poor's, Fitch and Moody's is also referred to herein as a "Rating
                                      Agency" and collectively as the "Rating
                                      Agencies." A securities rating is not a
                                      recommendation to buy, sell or hold
                                      securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Noteholders' Interest Carryover.
                                      See "Risk Factors--Risk of Change of
                                      Ratings on the Notes."

                                  RISK FACTORS

     Prospective purchasers of the Notes should consider carefully the following discussion of certain risk factors associated with an investment in the Notes.

     Risk That Failure to Comply with Student Loan Origination and Servicing Procedures for Financed Student Loans May Result in the Department's Refusal to Make Certain Payments to Guarantors and the Eligible Lender Trustee and the Guarantors' Refusal to Make Guarantee Payments to the Eligible Lender
Trustee. The failure by the Transferor or the other originators to follow procedures relating to the origination of Financed Student Loans or of the Servicers to follow certain servicing procedures for the Financed Student Loans, as described below, may result in the Department's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to the Financed Student Loans, or may also result in the Guarantors' inability or refusal to honor their obligations to make payments under the Guarantee Agreements ("Guarantee Payments"). Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments with respect to the Financed Student Loans could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes. The Higher Education Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing Federal Loans, and guarantors guaranteeing Federal Loans, to follow specified procedures, including due diligence procedures, to ensure that the Federal Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Higher Education Act, are summarized herein. See "The Student Loan Financing Business" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." Generally, these procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer has agreed pursuant to the Transfer and Servicing Agreement to perform (or provide for third party servicers to perform) servicing and collection procedures on behalf of the Trust.

     Risk of Inability of Transferor and Master Servicer to Honor their Obligations to Repurchase Financed Student Loans. Under certain circumstances, pursuant to the Transfer and Servicing Agreement, the Transferor is obligated to purchase, or the Master Servicer is obligated to purchase, any Financed Student Loan if a breach of the representations, warranties or covenants of the Transferor or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interests of the Noteholders or the Certificateholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loans will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to the Transfer and Servicing Agreement, the Transferor or the Master Servicer, as the case may be, is obligated to reimburse the Trust for any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Transferor's representations and warranties or the Master Servicer's covenants, as the case may be, with respect to a Financed Student Loan. If the Transferor is obligated to purchase a Financed Student Loan as a result of the Transferor's or a third party's failure to originate such Financed Student Loan in compliance with the Higher Education Act, it will reimburse the Trust for the remaining principal balance of such Financed Student Loan and any accrued but unpaid interest thereon. If the Master Servicer is obligated to purchase a Financed Student Loan as a result of a failure to service such Financed Student Loan in accordance with the Higher Education Act and the applicable Guarantee Agreement, as the case may be, it will reimburse the Trust for the remaining principal balance of such Financed Student Loan and any accrued but unpaid interest thereon. See "Description of the Transfer and Servicing Agreements--Conveyance of

Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." There can be no assurance, however, that the Transferor or the Master Servicer will have the financial resources to do so. The failure of the Transferor to so purchase or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Transfer and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.


     Risk of Offset by Guarantors or the Department Against Federal Benefit Payments Due to Shared Lender Identification Number. Due to Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee will be allowed under the Trust Agreement to permit trusts (other than the Trust) established by the Transferor in the future to securitize other Student Loans to use the Department lender identification number applicable to the Trust. In that event, the billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust would be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings would be made by the Department to the Eligible Lender Trustee in lump sum form. Such lump sum payments would then be allocated by the Eligible Lender Trustee among the various trusts using the same lender identification number.


     In addition, the sharing of the lender identification number by the Trust with such other trusts may result in the receipt of claim payments by guarantors in lump sum form. In that event, such payments would be allocated by the Eligible Lender Trustee among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

     The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantors resulting from the Eligible Lender Trustee's activities in the Federal Loan Program. As a result, if the Department or a guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a guarantor on any Financed Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or guarantor might seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or a guarantor would be likely to collect that liability by offsetting against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust. Such offsetting of payments due to the Eligible Lender Trustee with respect to the Trust could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay interest and principal on the Notes.

     In addition, other trusts using the shared lender identification number may in a given quarter incur origination fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the payment from the Department received by the Eligible Lender Trustee under such shared lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

     The Trust Agreement for the Trust and the trust agreement for other trusts established by the Transferor which share the lender identification number to be used by the Trust (such Trust and such other trusts, collectively, the "Transferor Trusts") may require a Transferor Trust (including the Trust) to indemnify the other Transferor Trusts for a shortfall or an offset by the Department or a guarantor arising from the Financed Student Loans held by the Eligible Lender Trustee on such Transferor Trust's behalf. To the extent that the Trust is required to indemnify other Transferor Trusts with respect to an offset by the Department or a Guarantor arising from Financed Student Loans held by the Eligible Lender Trustee for the Trust, such indemnification obligation could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes. Also, to the extent that the Trust may be entitled to indemnification with respect to an offset by the Department or a Guarantor arising from Financed Student Loans held by the Eligible Lender Trustee for a Transferor Trust other than the Trust, there can be no assurance that the amount of funds available to the Trust with respect to such right of indemnification may be adequate to compensate the Trust and Noteholders for any previous reduction in the Available Funds for a Collection Period.


     Risk Resulting From Limited Liquidity of the Notes. The Notes will not be listed on any national security exchange. While Smith Barney Inc. intends to, and PNC Capital Markets, Inc. may, make a secondary market for the Notes, they are not obligated to do so. There can be no assurance that a secondary market for the Notes will develop or, if a secondary market does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of the Notes. As a result, investors must be prepared to bear the risk of holding the Notes for as long as the Notes are outstanding.


     Risk Resulting from Principal Balance of Notes Exceeding Initial Pool Balance of the Financed Student Loans. On the Closing Date, the aggregate initial principal amount of the Notes will be greater than the Initial Pool Balance of the Financed Student Loans as of the Cut-off Date. As a result, if an Event of Default should occur under the Indenture or an Insolvency Event should occur and the Financed Student Loans were liquidated at a time when the outstanding principal amount of the Notes exceeded the sum of the Pool Balance and the amounts in the other Trust Accounts, such Financed Student Loans would likely have to be liquidated at a premium for the Class B Noteholders and, in some circumstances, the Class A Noteholders, not to suffer a loss. Because the actual rate and timing of any accelerated payments of principal, if any, will depend on a number of factors, including the rate and timing of the payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the Notes will be equal to or less than the sum of the Pool Balance and the amounts in the other Trust Accounts.


     Risk of Reduction in Amounts Paid on the Notes Resulting From Variability of Actual Cash Flows; Risk of Reduction in Amounts Paid on the Notes From Inability of Guarantors to Make Guarantee Payments. Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Financed Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of Available Funds, which may reduce the amount of principal and interest paid to the Noteholders. In addition, failures by borrowers of Student Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans).


     Risk of Inability of Indenture Trustee to Liquidate Financed Student
Loans. If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized, with the consent of the Noteholders holding 66 2/3% of the outstanding principal balance of the Notes, to sell the Financed Student Loans. There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Notes and accrued interest thereon. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Account, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders will suffer a loss. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of the Notes. See "Description of the Transfer and Servicing Agreements--Credit Enhancement."


     Risk That Financial Status of Guarantors Will Affect Their Ability to Make Guarantee Payments. The Higher Education Act requires all Financed Student Loans to be unsecured. As a result, the only security for payment of the Financed Student Loans are the Guarantee Agreements between the Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed Student Loans could result in a delay in making or a failure to make Guarantee Payments to the Eligible Lender Trustee. Loss of any such Guarantee Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the Notes. One of the primary causes of a possible deterioration in a Guarantor's financial status is directly related to the amount and percentage of defaulting Financed Student Loans guaranteed by a Guarantor. Moreover, to the extent that the Department pays reimbursement claims submitted by a Guarantor for any fiscal year exceeding certain specified levels, the Department's obligation to reimburse the Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October 1, 1993) to a minimum of 80% (78% for loans made on or after October 1, 1993), except that death, disability, bankruptcy, closed school and false certification claims are reimbursed 100% by the Department.

     The effect of the above factors, including the effect on a Guarantor's ability to meet its guarantee obligations with respect to the Financed Student Loans or the Trust's ability to pay principal and interest with respect to the Notes, is impossible to predict. Pursuant to the 1992 Amendments, under Section 432(o) of the Higher Education Act, if the Department has determined that a Guarantor of a Federal Loan is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by the Guarantor of such Federal Loans. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Guarantor or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.


     Risk That Changes in Law Could Adversely Affect the Federal Family Education Loan Program and the Financed Student Loans. Changes in the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder may adversely impact the programs described herein and the loans made thereunder, including the Financed Student Loans and the Guarantors. Such changes could result in a reduction of the Trust's ability to pay principal and interest on the Notes, including as a result of a reduction in the ability of the Guarantors to make Guaranty Payments to the Eligible Lender Trustee with respect to the Financed Student Loans. Thus, there can be no assurance that the Higher Education Act or such other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described herein and the loans made thereunder, including the Financed Student Loans, or the Guarantors. In addition, existing legislation and future measures to reduce the federal budget deficit may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department, or the financial condition of the Guarantors.


     Under the Omnibus Budget Reconciliation Act of 1993, Congress made a number of changes that may adversely affect the financial condition of the Guarantors of Federal Loans, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Guarantors of Federal Loans are entitled to receive and/or retain and giving the Department broad powers over Guarantors of Federal Loans and their reserves. These powers include the authority to require a Guarantor of Federal Loans to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of such Guarantor, to serve the best interests of the Federal Loan Programs or to ensure the proper maintenance of such Guarantor's funds or assets. The Department is also now authorized to direct a Guarantor of Federal Loans to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of such Guarantor and/or to cease any activities involving the use of such Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate the reinsurance agreement of a Guarantor of Federal Loans if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. In such event, however, the Department is required to assume the functions of such Guarantor as described herein under the heading "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Federal Loans." These various changes create a significant risk that the resources available to the Guarantors of Federal Loans to meet their guarantee obligations will be significantly reduced.

     In addition, this legislation greatly expands the loan volume under the direct lending program by the Department (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the Federal Loan Programs. As the Federal Direct Student Loan Program expands, the Servicers may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by the Servicers is reduced. Such cost increases could affect the ability of the Servicers to satisfy their obligations to service the Financed Student Loans. Such volume reductions could further reduce revenues received by the Guarantors of Federal Loans available to pay claims on defaulted Federal Loans.

     Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program. To the extent that borrowers of Financed Student Loans elect to consolidate their Student Loans with Financed Student Loans under such direct consolidation loan program, the Noteholders will receive as a prepayment of principal the aggregate principal amount of such Financed Student Loan. See "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."


     Proposed federal budget legislation being considered by Congress could modify many of the provisions of the Higher Education Act and could result in reductions in reserves of the Guarantors. Until final legislation is adopted, the impact on the Financed Student Loans, if any, is impossible to determine. During the 105th session of the United States Congress, the reauthorization of the Higher Education Act is expected to be considered. The potential impacts on the Financed Student Loans resulting from the reauthorization process, if any, cannot be determined at this time.



     Risk of Loss to Noteholders of Class B Notes Resulting From Subordination of the Class B Notes. The rights of the Class B Noteholders to receive payments of interest and principal will be subordinated to those of the Class A Noteholders as described herein. If amounts otherwise allocable to the Class B Notes are used to fund payments on the Class A Notes, distributions with respect to the Class B Notes may be delayed or reduced. Notwithstanding the foregoing, distributions to the Class B Noteholders of amounts representing the Class B Noteholders' Interest Distribution Amount will not be subordinated to the payment of any Noteholders' Interest Carryover that may exist from time to time. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Subordination of the Class B Notes."



     Risk Resulting From Limited Assets of the Trust. The Trust does not have, nor is it permitted to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements to the extent assigned to the Trust by the Transferor ("Assigned Rights")), the Collection Account, the Note Distribution Account, the Reserve Account and the Monthly Advance Account. The Notes represent obligations solely of the Trust and its assets, and will not be insured or guaranteed by the Transferor, the Master Servicer, the Guarantors, the Eligible Lender Trustee, any of their affiliates or the Department. Consequently, holders of the Notes must rely for repayment upon proceeds realized upon the sale of, or payments with respect to, the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the Pool Balance is reduced. If the Reserve Account is exhausted, the Trust will depend solely on payments with respect to the Financed Student Loans to make payments on the Notes. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement."

     Reinvestment Risk to Noteholders From Prepayments of LIBOR Rate
Notes. Financed Student Loans may be prepaid by borrowers at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans or Serial Loans) and liquidations due to default (including receipt of Guarantee Payments).) To the extent such prepayments result in a prepayment of the LIBOR Rate Notes prior to their expected Final Maturity Dates, the holders of the LIBOR Rate Notes may not be able to reinvest such funds at the same yield as the yield on the LIBOR Rate Notes. The rate of payment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the holders of the LIBOR Rate Notes. The effect of such prepayments will be to increase the rate of payment on the Class A-1 Notes and, therefore, increase the reinvestment risk with respect to the Class A-1 Notes. After the Class A-1 Notes have been paid in full, the entire amount of such prepayments that are not required to be applied on each Distribution Date as part of the Noteholders' Principal Distribution Amount to reduce the outstanding principal balance of the Class of Fixed Rate Notes then receiving payments of principal to the required amount for such Class, will be applied to the payment of the principal balance of the Class A-8 Notes until they are paid in full, and then to the Class A-9 Notes, regardless of whether any other Class of Fixed Rate Notes is still outstanding. See "Description of the Transfer and Servicing Agreements--Distributions". As a result, the reinvestment risk resulting from such prepayments will be borne entirely by the holders of the Class A-8 Notes, and after the principal balance of the Class A-8 Notes has been paid in full by the holders of the Class A-9 Notes. The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general job market for graduates of institutions of higher education. In addition, under certain circumstances, the Transferor will be obligated to purchase, or the Master Servicer will be obligated to purchase, Financed Student Loans from the Trust pursuant to the Transfer and Servicing Agreement as a result of breaches of its representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Conveyance of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants." Moreover, to the extent borrowers of Financed Student Loans elect to borrow money through Consolidation Loans with respect to such Financed Student Loans from the Transferor or from another lender, or to the extent the Trust sells a Financed Student Loan to serialize the ownership of such Financed Student Loan and other loans to the same borrower (each, a "Serial Loan"), the Noteholders will receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. The effect of such prepayments may be mitigated during the Exchange Period if the Transferor makes such Consolidation Loans or Serial Loans and elects to transfer such Consolidation Loans or Serial Loans, as applicable, to the Eligible Lender Trustee on behalf of the Trust. See "Description of Transfer and Servicing Agreements--Exchange Period and Exchanged Finance Student Loans". There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans or when Serial Loans will be sold and no assurance that if such loans are obtained from or sold to, the Transferor, that the Transferor will elect to exchange them into the Trust as Exchanged Financed Student Loans during the Exchange Period. In addition there is no assurance that the Transferor rather than another lender will make any particular Consolidation Loan with respect to borrowers with Financed Student Loans during the Exchange Period. See "The Student Loan Financing Business" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."



     Risk That Average Life of Notes May Be Lengthened As a Result of Extension of Payments on the Financed Student Loans. Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to the applicable Deferral Phase certain other grace periods authorized by the Higher Education Act ("Grace Periods") and, under certain circumstances, periods of forbearance ("Forbearance Periods") or as a result of the conveyance of Exchanged Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust during the Exchange Period, as described herein, which may lengthen the remaining term of the Financed Student Loans and the average life of the Notes. See "The Student Loan Financing Business" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions." See also "Description of the Transfer and Servicing Agreements--Insolvency Event" regarding the sale of the Financed Student Loans if a Transferor Insolvency Event occurs and "--Termination" regarding the Transferor's option to purchase the Financed Student Loans and the auction of the Financed Student Loans on or after the July 2007 Distribution Date.



     Any Financed Student Loans remaining in the Trust as of the end of May 1, 2007 will be offered for sale by the Indenture Trustee on or prior to the July 2007 Distribution Date. If acceptable bids to purchase such Financed Student Loans on such Distribution Date are received, as described herein, the proceeds of the sale will be applied on such Distribution Date to redeem any outstanding Notes on such date. In addition, if acceptable bids to purchase such Financed Student Loans on such Distribution Date are not received, the sale of such Financed Student Loans may occur on a subsequent Distribution Date, as described herein, in which case the proceeds thereof will be applied on such date to redeem any outstanding Notes. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on the July 2007 Distribution Date or any subsequent Distribution Date. See "Description of the Transfer and Servicing Agreements--Termination."



     Risk Resulting From Differences between Classes of Notes with Respect to Receipt of Payments on the Financed Student Loans. The Classes of Notes receiving principal earlier bear relatively greater risk than each Class receiving principal later of (i) principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans not transferred to the Eligible Lender Trustee as Exchanged Financed Student Loans or liquidations due to default or breach), or (ii) Financed Student Loans being sold by the Trust. Thus, the holders of the Class A-1 Notes bear the greatest risk of such principal prepayments, with the holders of the Class A-8 Notes and Class A-9 Notes bearing the next most significant risk of such principal prepayments. On the other hand, holders of Notes receiving principal later would bear a greater risk of loss of principal than do holders of Notes receiving principal earlier in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account.



     Risk That Interest Rate on Financed Student Loans May Be Insufficient to Cover Interest on LIBOR Rate Notes at the Class Interest Rate Due to Rate-Index Difference. The interest rate for the LIBOR Rate Notes will be based generally on One-Month LIBOR. The Financed Student Loans, however, generally bear interest at an effective rate (taking into account any Special Allowance Payments) equal to the average bond equivalent rates of weekly auctions of 91-day Treasury bills for each quarter (the "91-day Treasury Bill Rate") (or, in certain circumstances, 52-week Treasury bills) plus margins specified for such Financed Student Loans under "The Student Loan Financing Business." As a result, if in respect of any Distribution Date, there does not exist a positive spread between
(a) the Net Loan Rate and (b) the interest rate on each Class of LIBOR Rate Notes, the interest rate on such Class of LIBOR Rate Notes for such Distribution Date will be the Net Loan Rate. See "Description of the Notes--The Notes--Distributions of Interest." Any Noteholders' Interest Carryover arising as a result of the applicable interest rate for any Class of Notes, being determined on the basis of the Net Loan Rate will be paid on the following Distribution Date or on any succeeding Distribution Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered by amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance). See "Description of Transfer and Servicing Agreements--Distributions."



     Insolvency Risk of Transferor. The Transferor intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust under the Transfer and Servicing Agreement constitutes a valid contribution and assignment of such Financed Student Loans. However, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Trust. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the Transferor arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver or conservator of the Transferor, the FDIC's administrative expenses may also have priority over the Eligible Lender Trustee's interest in such Financed Student Loans. In the event that the Transferor becomes insolvent, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers which the FDIC could exercise if it were appointed as receiver or conservator of the Transferor.

Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Transferor, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Transferor. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by the FIRREA, delays in payments on the Notes and possible reductions in the amount of those payments could occur. See "Legal Aspects of the Financed Student Loans."

     Risk Resulting From Changes in Repayment Terms of Financed Student Loans Pursuant to Incentive Programs. The Transferor currently makes available and may hereafter make available certain incentive programs to borrowers. See "The Financed Student Loan Pool--Incentive Programs". Under these programs, the Transferor retains the option to terminate or change the terms of the incentives with respect to any or all of the borrower's loans, including loans originated prior to the termination or change which have been assigned to the Trust. It cannot be predicted with certainty which borrowers will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the Financed Student Loans.


     Risk of Change of Ratings on the Notes. It is a condition to the issuance and sale of each Class of Notes that such Classes receive the respective ratings from each of the Rating Agencies described in "Rating." A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of any Noteholders' Interest Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.



     Risk That a Default By a Counterparty Under the Swap Agreements May Result in the Trust's Inability to Make Payments on the Notes. The Financed Student Loans generally bear interest at a floating rate of interest, while the Fixed Rate Notes bear interest at a fixed rate of interest. The Trust will enter into separate Swap Agreements with respect to each Class of Fixed Rate Notes as a hedge against the fixed rate with respect to such Fixed Rate Class exceeding the floating rate index on the Financed Student Loans. If the fixed rate being paid by a Counterparty under its Swap Agreement is greater than the Variable Swap Rate payable by the Trust, a default by such Swap Counterparty will affect the Trust's ability to make principal and interest payments on the Notes, which could result in a loss to the holders of the Class B Notes, and thereafter to the holders of the Class A Notes, to the extent that amounts on deposit in the Reserve Account are not sufficient to cover the shortfall resulting from the default by such Counterparty.


     Effect of Book-Entry Registration. The Notes will each be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the holders of such Notes or their nominees. Because of this, unless and until Definitive Notes are issued, holders of the Notes will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" (as such terms are used in the Indenture). Hence, until Definitive Notes are issued, holders of the Notes will only be able to exercise the rights of Noteholders indirectly through DTC and its participating organizations. See "Description of the Notes--Book-Entry Registration" and "--Definitive Notes."

                             FORMATION OF THE TRUST

THE TRUST

     PNC Student Loan Trust I is a statutory business trust that was formed on March 27, 1997, under the laws of the State of Delaware for the transactions described in this Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing one or more classes of its certificates and notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. For so long as the Transferor is a Certificateholder, the Trust's activities will be limited to activities that are part of, or incidental to, the business of banking as well.


     The Trust was initially capitalized with equity equal to $1,000 on the date of its formation, representing the initial principal balance of the Certificates issued on such date. Approximately 4.9% of such Certificates were sold to the Transferor and the remaining Certificates were offered for sale in transactions exempt from the registration requirements of the Securities Act. On such date, the Trust also issued its Series 1997-1 notes, which will be repaid in full immediately prior to the issuance of the Notes. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee in connection with its acquisition, on behalf of the Trust, of the Initial Financed Student Loans from the Transferor pursuant to the Transfer and Servicing Agreement. A portion of the net proceeds received from the transfer of the Initial Financed Student Loans will be used by the Transferor to make a Reserve Account Deposit in the amount of $10,300,000. Upon the consummation of such transaction, the property of the Trust will consist of
(a) the pool of Financed Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof after the applicable cut-off date or Subsequent Cut-off Date,
(c) all moneys and investments on deposit in the Collection Account, the Certificate Distribution Account, the Note Distribution Account, the Expense Account, the Monthly Advance Account and the Reserve Account, and (d) all the Trust's rights under the Swap Agreements. The Notes will be collateralized by the property of the Trust. The Collection Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Monthly Advance Account will be maintained with and in the name of the Indenture Trustee. The Certificate Distribution Account will be maintained with and in the name of the Eligible Lender Trustee. To facilitate servicing and to minimize administrative burden and expense, either the Master Servicer or the related Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.


     The Trust's principal offices are in Chicago, Illinois, in care of The First National Bank of Chicago, as Eligible Lender Trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE

     The First National Bank of Chicago, the Eligible Lender Trustee for the Trust under the Trust Agreement, is a national banking association organized under the laws of the United States with its chief executive office in Chicago, Illinois. The office of the Eligible Lender Trustee for purposes of administering the Trust is located at One First National Plaza, Chicago, Illinois 60670. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired pursuant to the Transfer and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, with respect to such Financed Student Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans."

     The Transferor or its affiliates maintain from time to time other banking relationships with The First National Bank of Chicago, the Eligible Lender Trustee, and its affiliates.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be paid to the Transferor on the Closing Date as consideration for the Initial Financed Student Loans being conveyed on such date. The Transferor will use such proceeds to make the initial Reserve Account Deposit, deposits into certain other Trust Accounts and for general corporate purposes.

                                 THE TRANSFEROR

     The Transferor is a national banking association that offers a wide range of domestic and international commercial banking, retail banking and trust and asset management services to its customers. The Transferor and its predecessors have been originating Student Loans since the enactment of the Higher Education Act.

     The Transferor's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. The principal executive offices of the Transferor are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. Its telephone number is (412) 762-1553.

     The Transferor is a wholly owned indirect subsidiary of PNC Bank Corp. (the "Holding Company" and together with its subsidiaries, the "Corporation"), a bank holding company organized under the laws of the Commonwealth of Pennsylvania and registered under the Bank Holding Company Act of 1956, as amended. The Holding Company was incorporated in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, the Corporation has diversified its geographical presence and product capabilities through strategic bank and non-bank acquisitions and the formation of various nonbanking subsidiaries. The Corporation operates banking subsidiaries in Pennsylvania, Delaware, Florida, Indiana, Kentucky, Massachusetts, New Jersey and Ohio and conducts certain non-banking operations throughout the United States. The Corporation's major businesses include consumer banking, corporate banking, real estate banking, mortgage banking and asset management.

     THE NOTES ARE NEITHER OBLIGATIONS OF NOR GUARANTEED BY THE HOLDING COMPANY OR ANY OF THE HOLDING COMPANY'S SUBSIDIARIES (INCLUDING THE TRANSFEROR).

                                 THE SERVICERS

PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

     PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. PHEAA has approximately 2,300 employees. PHEAA's headquarters is located in Harrisburg, Pennsylvania, with six regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia.

     Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans to students or parents, or to lending institutions or post secondary institutions to make student or parent loans. PHEAA's enabling legislation also authorizes PHEAA to undertake the origination of loans and the servicing of loans made by PHEAA and others.

     As of March 31, 1997 PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $2.2 billion. As of March 31, 1997, PHEAA owned approximately $1.6 billion outstanding principal amounts of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $465 million.

     PHEAA has been guaranteeing student loans since 1964. PHEAA has guaranteed a total of approximately $16.5 billion principal amount of Stafford Loans and approximately $1.6 billion principal amount of PLUS Loans and SLS Loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which its receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $42 million as of March 31, 1997.

     PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of March 31, 1997 PHEAA was servicing under its full service program approximately 1.3 million student loan accounts representing approximately $11.1 billion outstanding principal amounts for more than 320 customers and under its remote servicing operation, approximately 700,000 student loans representing approximately $3.5 billion outstanding principal amounts for four customers.

     Pursuant to a sub-servicing agreement, PHEAA has agreed to service, and perform all other related tasks with respect to certain of the Financed Student Loans. PHEAA is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

     The above information relating to PHEAA has been obtained from PHEAA and the Transferor has not conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer(-)Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

AFSA DATA CORPORATION

     AFSA Data Corporation ("AFSA") is a for-profit corporation and wholly owned subsidiary of Fleet Holding Corporation, a subsidiary of Fleet National Bank, which in turn is a wholly-owned subsidiary of Fleet Financial Group of Boston, Massachusetts, a diversified financial services company. AFSA services 4.7 million accounts nationwide and is the largest third-party student loan servicer in the United States, with over $23 billion in loans serviced. AFSA has its principal office in Long Beach, California and Regional Processing Centers in Utica, New York and Lombard, Illinois. AFSA has approximately 1,350 employees. AFSA's principal office is located at 2277 E. 220th Street, Long Beach, California 90810-1690.

     Pursuant to a sub-servicing agreement, AFSA has agreed to service, and perform all other related tasks with respect to, certain of Financed Student Loans. AFSA is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

     The above information relating to AFSA has been obtained from AFSA and the Transferor has not conducted any independent verification of such information. AFSA has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. Steve Allen, Vice President and Controller, AFSA Data Corporation, 2277 E. 220th Street, Long Beach, California 90810-1690.

USA GROUP LOAN SERVICES, INC.


     USA Group Loan Services, Inc. ("USAG"), formerly known as Education Loan Servicing Center, Inc., is a private, non-profit, non-stock membership corporation which was organized in 1982 under the General Corporation Law of the State of Delaware. USAG is an affiliate of USA Group, Inc., a non-profit corporation which is also affiliated with USA Funds, a student loan guarantor and one of the USAG's guaranty agencies. As of March 31, 1997, USAG provided loan servicing for in excess of 3,034,900 student and parent loans with outstanding balances of over $10.81 billion for approximately 150 different lenders and secondary market corporations. USAG's principal office is located in Indianapolis, Indiana, where it currently has nearly 800 full-time employees. USAG is located at 30 S. Meridian Street, Indianapolis, Indiana, 46206, telephone number (317) 849-6510.

     Pursuant to a sub-servicing agreement, USAG has agreed to service, and perform all other related tasks with respect to certain of the Financed Student Loans. USAG is required to perform all services and duties customary to the servicing of such Financed Student Loans in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

     The above information relating to USAG has been obtained from USAG and the Transferor has not conducted any independent verification of such information. USAG has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Ms. Laurie Blackburn, Vice President--Marketing and Contract Administration, USA Group Loan Services, Inc, 30 S. Meridian Street, Indianapolis, Indiana, 46206.

                      THE STUDENT LOAN FINANCING BUSINESS

GENERAL

     The Student Loans to be contributed by the Transferor to the Eligible Lender Trustee on behalf of the Trust pursuant to the Transfer and Servicing Agreement will be selected from Student Loans originated or purchased by the Transferor and made to students enrolled in or recently graduated from accredited institutions of higher education within the meaning of the Higher Education Act. The proceeds of these loans are used by students to finance a portion of the costs of school. Each of the Financed Student Loans will be guaranteed by private, non-profit corporations or state agencies, and are and will be reinsured by the United States Department of Education (the "Department") and subject to the limitations described in this Prospectus.


     Payment of principal and interest with respect to the Financed Student Loans is guaranteed against default, death, bankruptcy, disability, school closure or false certification by the school with respect to the applicable borrower by a Guarantor pursuant to a guarantee agreement between the applicable Guarantor and the Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Guarantee Agreements"). Each Guarantor of Financed Student Loans is entitled, subject to certain conditions, to be reimbursed for 98% (or 100% for loans made prior to October 1, 1993) and all loans filed as nondefault claims of all Federal Guarantee Payments it makes by the Department pursuant to a program of federal reinsurance under the Higher Education Act. In addition, the Eligible Lender Trustee, as a holder of the Financed Student Loans on behalf of the Trust, is entitled to receive from the Department certain Interest Subsidy Payments and Special Allowance Payments with respect to certain of such Financed Student Loans as described herein. See "--The Federal Loan Program" and "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans."


     Legal title to all the Financed Student Loans that comprise assets of the Trust will be held by the Eligible Lender Trustee, as trustee on behalf of the Trust. See "Formation of the Trust--Eligible Lender Trustee."


     The description and summaries of the Higher Education Act, the Federal Loan Programs, the Guarantee Agreements and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors--Risk That Changes in Law Could Adversely Affect the Federal Family Education Loan Program and the Financed Student Loans."



THE FEDERAL LOAN PROGRAM


     General. The Transferor's loan program for Federal Loans (the "Program") provides educational financing to students (or their parents) enrolled in or recently graduated from accredited institutions of higher education. The Transferor has been originating loans under the Program since the enactment of the Higher

Education Act and had, as of March 31, 1997, Student Loan assets under management in an aggregate principal amount of approximately $1.8 billion. The Program consists of certain Federal Loans, each of which is guaranteed by a Guarantor and reinsured by the Department. As described below, Federal Loans include "Stafford Loans," "SLS Loans," "PLUS Loans," "Unsubsidized Stafford Loans" and "Consolidation Loans"

     Eligibility. To be eligible to obtain a loan under the Program, a student must, among other things, (i)(a) be enrolled in, or be admitted for enrollment in, a school that is an accredited and licensed State or nonprofit institution of higher education and be enrolled in, or enroll in, an eligible undergraduate or graduate degree or certificate program, be attending at least half-time and be making satisfactory progress toward the completion of such program according to the standards of the school, or (b) be enrolled in, or admitted for enrollment in, an eligible degree or certificate program at an accredited and licensed Proprietary School (i.e., a privately owned school offering post-secondary education and operating on a for profit basis), (ii) be a U.S. citizen, U.S. national or eligible noncitizen, (iii) not have borrowed, together with the loan being requested, more than the applicable annual and aggregate limits specified from time to time under the Program, (iv) meet the applicable "needs" requirements and agree to notify promptly the holder of the loan of any address change and (v) not be in default on any Federal education loan or owe a refund on a Federal educational grant (each such student, an "Eligible Student").

     Origination Process. The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their loans to be guaranteed and to be eligible to receive Federal assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

     With respect to all Federal Loans made under the Program (other than Consolidation Loans discussed below), the Transferor or its agent receives from a borrower an application for a Federal Loan (which includes an executed promissory note). The Transferor reviews or causes to be reviewed each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the Program. The Transferor forwards or causes to be forwarded a copy of each application (or electronically transmits the data from such application) that satisfies the foregoing reviews to the respective Guarantor, who reviews such application to determine that such application satisfies all applicable conditions, including the foregoing, for the loan to be eligible to receive Guarantee Payments, subject to compliance with the terms of the respective Guarantee Agreements, including the proper servicing of the loan. Upon approval of an application by both the Transferor and the respective Guarantor and receipt of evidence from such Guarantor that the applicable loan is guaranteed, the Transferor causes the proceeds of such loan to be disbursed in one or more installments. For each loan that is made, the Transferor forwards or causes to be forwarded the completed loan application and executed promissory note to the Master Servicer, which serves as custodian for such materials.

     With respect to borrower inquiries concerning Consolidation Loans, the applicable Servicer will contact the borrower and prepare and send to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Although the borrower is permitted to choose any lender from whom he or she currently has federally guaranteed education loans (including undergraduate loans) to make such Consolidation Loan, borrowers typically express no preference as to the identity of the lender. In that event, the Servicer will choose a lender based on various considerations, which may include the lender that has the highest balance of the loans to be consolidated or, if there is no such lender, the lender that has made the most recent loan to the borrower to be consolidated. Pursuant to the Program, the applicable Servicer will be required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Consolidation Loan. Upon approval of an application for a Consolidation Loan, the applicable lender will cause the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by the Transferor, the Servicer will retain the completed loan application and executed promissory note as custodian.

     Servicing and Collections Process. The Higher Education Act, the Federal Loan Program and the applicable Guarantee Agreements require the holder of Federal Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Federal Loans that are designed to ensure that such Federal Loans are repaid on a timely basis by or on behalf of borrowers. The Master Servicer will perform such procedures and has agreed, pursuant to the Transfer and Servicing Agreement, to perform, or cause to be performed, specified and detailed servicing and collection procedures with respect to the Financed Student Loans on behalf of the Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Master Servicer's loan file for the borrower. The Master Servicer is also required to perform, or cause to be performed, skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the Eligible Lender Trustee, as holder of legal title to the Financed Student Loans on behalf of the Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Federal Loan. See "Risk Factors--Risk That Failure to Comply with Loan Origination and Servicing Procedures for Financed Student Loans May Result in the Department's Refusal to Make Certain Payments to Guarantors and the Eligible Lender Trustee and the Guarantor's Refusal to Make Guarantee Payments to the Eligible Lender Trustee."

     At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Financed Student Loan, the Master Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days, the Master Servicer is required to file a default claim with the respective Guarantor. Failure to file a claim within 240 days of delinquency may result in denial of the guarantee claim with respect to such Financial Student Loan, and failure to file within 210 days may result in a reduction in the accrued interest included in the claim payment. The failure by the Master Servicer to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of the Master Servicer to purchase the applicable Federal Loan. See "Description of the Transfer and Servicing Agreements--Master Servicer Covenants."

TYPES OF FEDERAL LOANS UNDER THE PROGRAM

     General. The following descriptions of the Stafford Student Loan Program, the Unsubsidized Stafford Loan Program, the Supplemental Loans for Students Program, the Parental Loans for Undergraduate Students Program and the Consolidation Loan Program as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments"), the Student Loan Reform Act of 1993 (the "1993 Amendments") and the Higher Education Technical Amendments Act of 1993 (the "1993 Technical Amendments"). The 1992 Amendments extended the principal provisions of the Federal Loan Programs through October 1, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30,
2002).


     Also, effective for student loans first disbursed after October 1, 1993, lenders will be assessed an up-front, user/origination fee equal to .5% of the principal amount of the student loan.


     There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Federal Loans made thereunder, or the Guarantors. In addition, existing legislation and future measures to reduce the federal budget deficit may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Guarantors.


     Stafford Loans. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year and the amount of Stafford Loans that a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of: (i) a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency, which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein; (ii) federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"), and
(iii) federal special allowance payments, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), during the term of such Stafford Loans in varying amounts to ensure that interest payable by the borrowers on such Stafford Loans, together with these payments, approximates current market interest rates (such federal reinsurance obligations, together with those obligations referred to in clauses (ii) and
(iii) above, being collectively referred to herein as "Federal Assistance").


     (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to eligible students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act.


     In addition to complying with the borrower's eligibility requirements set forth above under the caption "--The Federal Loan Program," each Stafford Loan
(i) must be unsecured, (ii) must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods and (iii) must provide for repayment over a period generally not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.


     (2) Loan Limits. In order to qualify for Federal Assistance under the Stafford Federal Student Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding. Under the 1992 Amendments, the annual Stafford limit for first year students is $2,625 (except that lower limits apply to certain short-term courses of study), increasing to $3,500 for second year students, $5,500 for third and fourth year students, and $8,500 for graduate and professional students. The aggregate limit is $23,000 for undergraduates and $65,500 for graduate and professional students.

     (3) Interest. Stafford Loans made to students with respect to periods of enrollment in school commencing prior to July 1, 1988 (or thereafter to students who had Federal Loans outstanding on such date), bear interest at either 7%, 8% or 9% per annum, depending on the date of issuance and the interest rate applicable to such student's outstanding Federal Loans. For the time periods applicable to the Financed Student Loans, Stafford Loans made on or after July l, 1988, to students with no outstanding Federal Loans on the date such Stafford Loan is made ("new borrowers"), bear interest at rates of 8% per annum from disbursement through four years after repayment commences and 10% per annum thereafter, subject to a provision requiring annual discharge of principal or rebate to the borrower to the extent that, for each quarter, the interest due at the 10% rate (or, for Stafford Loans to such borrowers which are first disbursed after July 23, 1992, the interest rate then applicable thereto) exceeds the interest that would be payable at a rate per annum equal to the sum of the 91-day Treasury Bill Rate plus 3.25% (or, for Stafford Loans to such borrowers which are first disbursed after July 23, 1992, and from the date of disbursement, 3.10%). Notwithstanding the foregoing, no such discharge of principal or rebate to a borrower will be payable if such borrower is more than 30 days delinquent in making payments on such Stafford Loan. However, under the 1993 Technical Amendments, by January 1, 1995 lenders had to convert all loans subject to this provision to a variable rate equal to the 91-day Treasury Bill Rate plus 3.25% or, in the case of a loan made to a borrower with outstanding Federal Loans under the Federal Loan Programs after October 1, 1993, the 91-day Treasury Bill Rate plus 3.1%. The converted loans will not thereafter be subject to the rebate requirements described above.

     A Stafford Loan made on or after October 1, 1992 to a student with no outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, based on the 91-day Treasury Bills Rate plus 3.10% or 9%, whichever is less. A Stafford Loan made on or after October 1, 1992, to a student with prior outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, equal to the 91-day Treasury Bill Rate plus 3.10%, with a maximum rate ranging from 7% to 10% based upon the borrower's outstanding loans and how long the new Stafford Loan has been in repayment. Stafford Loans first disbursed on or after July 1, 1995 and prior to July 1, 1998 bear interest at a rate equal to the 91-day Treasury Bill Rate plus 2.50% while the borrowers are in in-school, grace, or deferment status, and at a rate equal to the 91-day Treasury Bill Rate plus 3.10% during periods in which the loan does not qualify for Interest Subsidy Payments. Stafford Loans made on or after July 1, 1998 will bear interest at a rate equal to the bond equivalent rate of U.S Treasury securities with a comparable maturity plus 1.0% with a 8.25% cap.

     Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period or Grace Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Stafford Loan on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or accrue and be capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments."

     (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period generally not to exceed 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. The 1992 Amendments adopted several provisions that affect loan repayment terms. These include, among others, provisions to grant new borrowers with respect to loans for which the first disbursement is on or after July 1, 1993, the right to choose a graduated or income-sensitive repayment schedule.

     (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is in excess of 7% per annum and for loans to first time borrowers on or after July 1,
1988) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program and during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made after July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each a "Deferral Period"). The lender may also allow, in accordance with standards and guidelines approved by the applicable guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

     (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a qualifying Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an eligible student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right, as against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Risk Factors--Risk That Failure to Comply With Student Loan Origination and Servicing Procedures for Financed Student Loans May Result in the Department's Refusal to Make Certain Payments to Guarantors and Eligible Lender Trustee and the Guarantors Refusal to Make Guarantee Payments to Eligible Lender Trustee"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Transferor expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Interest Subsidy Payments.

     (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans) in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

     The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a loan such as any Federal Loan for a quarter will be equal to the excess, if any, of (i) the amount of interest that would be payable on such loan at a rate per annum equal to the 91-day Treasury Bill Rate plus 3.10% (3.25% for loans first disbursed before October 1, 1992 and 2.50% while the borrower is in school, grace or deferment status for loans made on or after July 1, 1995) over (ii) the stated amount of interest payable on such loan.


     The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements"; "Risk Factors--Risk That Failure to Comply with Student Loan Origination and Servicing Procedures for Financed Student Loans May Result in Department's Refusal to Make Certain Payments to Guarantors and the Eligible Lender

Trustee and the Guarantors' Refusal to Make Guarantee Payments to the Eligible Lender Trustee"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Transferor expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.



     Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors--Risk of Reduction in Amounts Paid on the Notes Resulting From Variability of Actual Cash Flows; Risk of Reduction in Amounts Paid on the Notes From Inability of Guarantors to Make Guarantee Payments" and "--Risk of Inability of Indenture Trustee to Liquidate Financed Student Loans." The Master Servicer has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the Eligible Lender Trustee as owner of the Financed Student Loans on behalf of the Trust. The Master Servicer has also agreed to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Loans. The Eligible Lender Trustee will be required to remit to the Indenture Trustee, for deposit in the Collection Account, Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Federal Loans within two Business Days of receipt thereof.


     Unsubsidized Stafford Loans. The Federal Loans also may include Stafford Loans that do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is less than the maximum Stafford Loan authorized by statute due to the borrower's expected family contribution as calculated thereunder. As discussed below, no SLS Loans may be made on or after July 1, 1994. As a result of this change, on July 1, 1994, the maximum amount a single borrower may receive under the Unsubsidized Stafford Loan program was increased by the amount such borrower could formerly have obtained under the SLS Program.

     SLS Loans. In addition to the Stafford Student Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Supplemental Loans for Students Program" (the "SLS Program"). The basic framework and principal provisions of the Stafford Student Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Program ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

     The annual and aggregate limitations that are applicable to SLS Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year for first year and second year students, increasing to $5,000 for third year and fourth year students, and to $10,000 for graduate and professional students, with aggregate limits of $23,000 for undergraduate students ($20,000 for loans first disbursed on or before July 1, 1993) and $73,000 for graduate and professional students (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Stafford Student Loan Program, among other programs, is a condition to the making of an SLS Loan.

     As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding

12-month period at a rate equal to the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1 and (ii) 3.10% (3.25% for loans first disbursed before October 1, 1992), with a maximum rate of 11% per annum (12% for loans first disbursed before October 1, 1992).

     Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments with respect thereto, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury bill rate referred to above would exceed the applicable per annum maximum interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury bill rate (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments."

     A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. Pursuant to the Omnibus Budget Reconciliation Act of 1993, no SLS Loans may be made on or after July 1, 1994.

     PLUS Loans. The Higher Education Act authorizes Parental Loans for Undergraduate Students ("PLUS Loans") to be made to parents of eligible dependent undergraduate students. The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of guaranty agencies and the Department in providing guarantees and federal reinsurance on the loans. However, PLUS Loans differ significantly from Stafford Loans, particularly because Interest Subsidy Payments are not available and in some instances Special Allowance Payments are more restricted.

     Pursuant to the 1992 Amendments, with respect to PLUS Loans originated after July 1, 1993, there are no annual loan limits for PLUS Loans. PLUS Loans, however, are limited by a formula whereby the amount borrowed annually, when combined with the student's other loans and grants for that year, may not exceed the student's estimated educational costs. The 1992 Amendments prohibit origination of PLUS Loans to borrowers determined, pursuant to regulations of the Department, to have adverse credit histories for loans with first disbursement on or after July 1, 1993.

     The interest rates on a PLUS Loan depend upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. PLUS Loans disbursed or refinanced on or after July 1, 1987 bear interest at a variable rate which is in effect from each July 1 through June 30, which is determined on the June 1 preceding the commencement of the interest rate period, and which is equal to the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1 plus 3.10% (3.25% for PLUS Loans disbursed before October 1, 1992), except that such rate cannot exceed 10% (or 12% for PLUS Loans disbursed before October 1, 1992). The 1993 Amendments reduce this interest rate ceiling to 9% for PLUS Loans made to new borrowers on or after July 1, 1994. PLUS Loans made on or after July 1, 1998 are to bear a rate equal to the bond equivalent rate of the U.S. Treasury security with a comparable maturity, as established by the Department, plus 2.1% (not to exceed 9%).

     Lenders are required to charge a 5% origination fee, payable to the Department, to any borrower of a PLUS Loan made on or after October 1, 1992, except that such fee is 3% for PLUS Loans first disbursed on or after July 1, 1994.

     Repayment of the principal of PLUS Loans is required to commence no later than 60 days after the date of final disbursement of such loan, subject to certain deferment provisions. A parent borrower may defer principal payments for periods during which the borrower has a dependent student for whom the parent borrowed a PLUS Loan, if such student is engaged in a qualifying educational program, graduate fellowship program or rehabilitation training program and the PLUS Loan was originated before July 1, 1993; a parent borrower of a PLUS Loan made thereafter may defer principal payments only if such parent borrower is engaged in a qualifying educational program, graduate fellowship program or rehabilitation training program.

     Interest Subsidy Payments are not available with respect to PLUS Loans. However, the capitalization of interest is allowed during deferral periods. Thus, the borrower and lender may agree either to capitalize interest or to have the borrower make the interest payments during an authorized period. The annual loan limits are not violated by any decision to capitalize interest.

     PLUS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such PLUS Loans calculated based on the 52-week Treasury bill rate referred to above would exceed the applicable per annum maximum interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for PLUS Loans is based on the 52-week Treasury bill rate (which may differ from the 91-day Treasury Bill
Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to PLUS Loans even though such PLUS Loans are deemed to be eligible therefor. See "-- (7) Special Allowance Payments".

     Consolidation Loans. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans, SLS Loans and PLUS Loans (each an "Underlying Federal Loan") to consolidate such Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan (a "Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Consolidation Loans and a requirement that the proceeds of Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Consolidation Loan will be entitled to the same guarantee and federal reinsurance arrangements as are available on Stafford Loans, SLS Loans and PLUS Loans. Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments; however, for Consolidation Loan applications received by lenders on or after August 10, 1993, the Department will no longer make Interest Subsidy Payments on Consolidation Loans other than those loans which consolidate only subsidized Stafford Loans. Under this program, an eligible borrower of Consolidation Loans means a borrower who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Consolidation Loan.

     Under this program, a lender may make a Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby.

     The Trust may be affected by Consolidation Loans in the following way. The Trust may own Underlying Federal Loans with respect to which an institution other than the Transferor, or the Department pursuant to the Federal Direct Student Loan Program, makes the Consolidation Loan, in which case such Underlying Federal Loans will be prepaid in full and such prepayment amount will constitute Available Funds for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements--Distributions."

     In accordance with the Higher Education Act, Consolidation Loans may bear interest at a rate per annum equal to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent). In general, a borrower must repay each Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any

Forbearance Period), depending on the original principal amount of such Consolidation Loan. The repayment schedules for Consolidation Loans will not exceed: 12 years for loans greater than or equal to $7,500, but less than $10,000; 15 years for loans greater than or equal to $10,000, but less than $20,000; 20 years for loans greater than or equal to $20,000, but less than $40,000; 25 years for loans greater than or equal to $40,000, but less than $60,000; and not more than 30 years for loans in excess of $60,000. Effective July 1, 1994, Consolidation Loans for less than $7,500 will have a repayment schedule of not more than 10 years. Borrowers may voluntarily prepay all or a portion of any Consolidation Loan without premium or penalty. Repayment of a Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Phase and Forbearance Phase.

     The 1993 Amendments made a number of changes to the Consolidation Loan Program, including requiring holders of Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum of the outstanding principal amount of the Consolidation Loan.

     The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income contingent repayment terms that some borrowers may find preferable to, those that would be available from the Transferor on a Consolidation Loan originated by the Transferor under the Federal Loan Program. The availability of such lower rate, income contingent loans may decrease the likelihood that the Transferor would be the originator of a Consolidation Loan with respect to borrowers with Federal Loans, as well as increase the likelihood that a Federal Loan in a Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan.


     Proposed federal budget legislation being considered by Congress could modify many of the provisions of the Higher Education Act. Until final legislation is adopted, the impact on the Financed Student Loans, if any, is impossible to determine. See "Risk Factors--Risk That Changes in Law Could Adversely Affect Federal Family Education Loan Program and the Financed Student Loans."

                         THE FINANCED STUDENT LOAN POOL


     The Initial Financed Student Loans were, and the Exchanged Financed Student Loans will be, selected from the Transferor's portfolio of Federal Loans by several criteria, including the following: each Financed Student Loan (i) was or will be originated in the United States or its territories or possessions under and in accordance with the Federal Loan Program to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act, (ii) contains terms in accordance with those required by the Program, the Guarantee Agreements and other applicable requirements and (iii) is not more than 90 days past due as of its cut-off date set forth in the Transfer and Servicing Agreement or, in the case of an Exchanged Financed Student Loan, as of the subsequent cut-off date set forth in the related Transfer Agreement (each, a "Subsequent Cut-Off Date"). No selection procedures believed by the Transferor to be adverse to the Noteholders will be used in selecting the Financed Student Loans.



     However, except for the criteria described above and under "Description of the Transfer and Servicing Agreements--Exchange Period and Exchanged Financed Student Loans", there will be no required characteristics of the Exchanged Financed Student Loans and no limitations on the amount of Exchanged Financed Student Loans that may be included in the Trust. Therefore, following the transfer of Exchanged Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the Initial Financed Student Loans as of the Cut-Off Date.


     Each of the Financed Student Loans provides for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to outstanding late fees, if any, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.


     Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans as of the Cut-Off Date. Such characteristics are based on a preliminary pool of Initial Financed Student Loans with an outstanding principal balance as of the Cut-off Date of $982,839,748. The Transferor expects that additional Initial Financed Student Loans that were not contained in the preliminary pool and having an outstanding principal balance as of the Cut-off Date of approximately $17,100,000 will be added to the final pool of Initial Financed Student Loans delivered to the Eligible Lender Trustee on the Closing Date. While the statistical distribution of the characteristics for the final pool of Initial Financed Student Loans will vary somewhat from the statistical distribution of such characteristics for the preliminary pool presented below, the Transferor does not believe that the characteristics of the final pool will differ materially.

    COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUT-OFF DATE


Aggregate Outstanding Principal Balance........................................  $982,839,748
Number of Borrowers............................................................       165,551
Average Outstanding Principal Balance Per Borrower.............................  $      5,937
Number of Loans................................................................       606,478
Average Outstanding Principal Balance Per Loan.................................  $      1,621
Weighted Average Annual Interest Rate..........................................          8.30%
Weighted Average Annual Effective Rate.........................................          8.30%
Weighted Average Remaining Term (months) (does not include the months remaining
  for the in-school, grace, deferment or forbearance periods)..................           115
Weighted Average Remaining Term (months) (including the months remaining for
  the in-school, grace, deferment or forbearance periods)......................           117


        DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY LOAN TYPE


                                                                                    PERCENT OF
                                                                                     LOANS BY
                                                         NUMBER OF   OUTSTANDING    OUTSTANDING
                      LOAN TYPES                           LOANS       BALANCE        BALANCE
-------------------------------------------------------  ---------   ------------   -----------
Consolidated...........................................    14,829    $185,125,849       18.84%
PLUS...................................................    46,696     109,799,105       11.17
SLS....................................................    11,678      24,256,274        2.47
Stafford--Subsidized...................................   462,574     561,470,890       57.12
Stafford--Unsubsidized.................................    70,701     102,187,630       10.40
                                                          -------    ------------      ------
  Total................................................   606,478    $982,839,748      100.00%
                                                          =======    ============      ======


      DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY INTEREST RATE


                                                                                    PERCENT OF
                                                                                     LOANS BY
                                                         NUMBER OF   OUTSTANDING    OUTSTANDING
                     INTEREST RATE                         LOANS       BALANCE        BALANCE
-------------------------------------------------------  ---------   ------------   -----------
Less than 7.50%........................................    15,934    $ 22,808,668        2.32%
7.50% to 8.49%.........................................   499,274     668,002,086       67.97
8.50% to 9.49%.........................................    89,885     284,834,593       28.98
9.50% to greater.......................................     1,385       7,194,401        0.73
                                                          -------    ------------      ------
  Total................................................   606,478    $982,839,748      100.00%
                                                          =======    ============      ======

    COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUT-OFF DATE

   DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY OUTSTANDING BALANCE


                                                                                     PERCENT OF
                                                                                      LOANS BY
                                                         NUMBER OF    OUTSTANDING    OUTSTANDING
                  OUTSTANDING BALANCE                    BORROWERS      BALANCE        BALANCE
-------------------------------------------------------  ----------   ------------   -----------
Less than $1,000.......................................     15,493    $  9,276,597        0.94%
$1,000-$1,999..........................................     22,670      34,081,485        3.47
$2,000-$2,999..........................................     27,254      68,257,160        6.94
$3,000-$3,999..........................................     19,277      67,205,440        6.84
$4,000-$4,999..........................................     14,692      65,829,237        6.70
$5,000-$5,999..........................................     13,116      71,546,873        7.28
$6,000-$6,999..........................................      8,639      55,752,866        5.67
$7,000-$7,999..........................................      6,773      50,678,462        5.16
$8,000-$8,999..........................................      5,703      48,416,210        4.93
$9,000-$9,999..........................................      4,708      44,652,410        4.54
$10,000-$10,999........................................      4,104      43,020,909        4.38
$11,000-$11,999........................................      3,455      39,624,113        4.03
$12,000-$12,999........................................      2,686      33,528,067        3.41
$13,000-$13,999........................................      2,320      31,294,195        3.18
$14,000-$14,999........................................      2,242      32,448,531        3.30
$15,000 or greater.....................................     12,418     287,227,193       29.23
                                                           -------    ------------      ------
Total..................................................    165,551    $982,839,748      100.00%
                                                           =======    ============      ======


 DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER PAYMENT STATUS


                                                                                    PERCENT OF
                                                                                     LOANS BY
                                                         NUMBER OF   OUTSTANDING    OUTSTANDING
                BORROWER PAYMENT STATUS                    LOANS       BALANCE        BALANCE
-------------------------------------------------------  ---------   ------------   -----------
Claim..................................................         0    $          0        0.00%
Deferment..............................................    57,282      99,867,107       10.16
Forbearance............................................    40,906      91,445,881        9.30
Grace..................................................    28,534      46,480,689        4.73
In School..............................................    44,300      72,852,542        7.41
Repayment..............................................   435,456     672,193,529       68.40
                                                          -------    ------------      ------
  Total................................................   606,478    $982,839,748      100.00%
                                                          =======    ============      ======

    COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUT-OFF DATE

         GEOGRAPHIC DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS


                                                                                    PERCENT OF
                                                                                     LOANS BY
                                                         NUMBER OF   OUTSTANDING    OUTSTANDING
                     LOCATION (1)                          LOANS       BALANCE        BALANCE
-------------------------------------------------------  ---------   ------------   -----------
California.............................................    12,369    $ 23,110,500        2.35%
Florida................................................    11,954      21,358,337        2.17
Georgia................................................    23,207      27,252,497        2.77
Indiana................................................    10,272      21,592,787        2.20
Kentucky...............................................    73,139     110,830,416       11.28
New Jersey.............................................    39,686      64,139,955        6.53
New York...............................................    14,271      29,137,849        2.96
Ohio...................................................    34,892      51,037,321        5.19
Pennsylvania...........................................   288,983     446,236,221       45.40
Others (2).............................................    97,705     188,143,865       19.15
                                                          -------    ------------      ------
TOTAL..................................................   606,478    $982,839,748      100.00%
                                                          =======    ============      ======


---------

(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records.


(2) Consist of locations that include 41 other states, the District of Columbia, various other U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the Student Loans relating to which exceed 2.00% of the Initial Pool Balance.



     Approximately 45.40% and 11.28% of the Initial Financed Student Loans were originated to borrowers with permanent billing addresses in Pennsylvania and Kentucky, respectively. To the extent such states experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of such borrowers to repay their Financed Student Loans may be impacted to a larger extent than if such borrowers were dispersed more geographically. The Transferor is not aware of any material adverse conditions that are unique to such states.


   DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY DATE OF DISBURSEMENT


                                                                                    PERCENT OF
                                                                                     LOANS BY
                                                         NUMBER OF   OUTSTANDING    OUTSTANDING
                   DISBURSEMENT DATE                       LOANS       BALANCE        BALANCE
-------------------------------------------------------  ---------   ------------   -----------
Pre-October 1, 1993....................................   349,795    $436,354,129       44.40%
October 1, 1993 and thereafter.........................   256,683     546,485,619       55.60
                                                          -------    ------------      ------
  Total................................................   606,478    $982,839,748      100.00%
                                                          =======    ============      ======

    COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS AS OF THE CUT-OFF DATE

        DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY GUARANTOR


                                                                                    PERCENT OF
                                                                                     LOANS BY
                                                         NUMBER OF   OUTSTANDING    OUTSTANDING
                      GUARANTORS                           LOANS       BALANCE        BALANCE
-------------------------------------------------------  ---------   ------------   -----------
Georgia Higher Education Assistance Corporation........    23,105    $ 20,976,042        2.13%
Great Lakes Higher Education Corporation...............    28,010      32,604,414        3.32
Kentucky Higher Education Assistance Authority.........    82,966     120,936,061       12.30
New Jersey Higher Education Assistance Authority.......    38,469      47,905,354        4.87
Pennsylvania Higher Education Assistance Authority.....   405,826     680,563,165       69.24
United Student Aid Funds...............................    18,821      66,772,900        6.79
Other..................................................     9,281      13,081,812        1.35
                                                          -------    ------------      ------
  Total................................................   606,478    $982,839,748      100.00%
                                                          =======    ============      ======


INCENTIVE PROGRAMS


     The Transferor currently makes available and may hereafter make available certain incentive programs to borrowers. As of the Cut-off Date, Financed Student Loans in the aggregate principal amount of approximately $35 million are subject to the PNC Bank Preferred Payment Program (the "PP Program").



     The PP Program applies to all Stafford Loans and Unsubsidized Stafford Loans with a first disbursement made by the Transferor on or after July 1, 1996 ("PP Loans"). Under the PP Program, if the borrower makes the first 48 consecutive monthly payments of a PP Loan on time, the applicable interest rate on such PP Loan is reduced by 2%.


MATURITY AND PREPAYMENT ASSUMPTIONS


     The rate of payment of principal of the LIBOR Rate Notes and the yield on the LIBOR Rate Notes will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the Trust of Financed Student Loans and (iii) Parity Percentage Payments. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Consolidation Loans as discussed below) and may be prepaid as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans that are not transferred to the Eligible Lender Trustee as Exchanged Financed Student Loans or the proceeds of such Consolidation Loans are not used to make Issuer Consolidation Payments, or the Trust sells Serial Loans, such Financed Student Loans will be prepaid. See "The Student Loan Financing Business--Types of Federal Loans Under the Program--Consolidation Loans." In addition, the Transferor is obligated to purchase any Financed Student Loan pursuant to the Transfer and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Master Servicer is obligated to purchase any Financed Student Loan pursuant to the Transfer and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially and adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--

Conveyance of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants." See also "Description of the Transfer and Servicing Agreements--Termination" regarding the Transferor's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 5% of the Initial Pool Balance and the outstanding principal amount of the Fixed Rate Notes has been reduced to zero and "--Insolvency Event" regarding the sale of Financed Student Loans if a Transferor Insolvency Event occurs.



     Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods. The rate of payment of principal of the LIBOR Rate Notes and the yield on the LIBOR Rate Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.



     The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans or a faster or slower incidence of sales by the Trust will be borne entirely by the LIBOR Rate Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time LIBOR Rate Noteholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.


INSURANCE OF STUDENT LOANS; GUARANTORS OF FEDERAL LOANS

     General. Each Financed Student Loan is required to be guaranteed as to principal and interest by a Guarantor and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments and, with respect to each Financed Student Loan that is not an SLS Loan, PLUS Loan or Unsubsidized Stafford Loan, Interest Subsidy Payments paid by the Department.

     Federal Reinsurance. Under the Higher Education Act, each Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Guarantor for amounts paid under its Guarantee Agreement. The amount of reimbursement by the Department for Federal Loans for each fiscal year commencing October 1 varies for each Guarantor depending on the annual claims rate for that Guarantor (i.e., the dollar amount of reimbursement claims filed by that Guarantor during that fiscal year as a percentage of the outstanding aggregate principal amount at the end of the preceding fiscal year of those Federal Loans it guarantees whose borrowers were repaying such Federal Loans at the end of the preceding fiscal year) as follows:

         CLAIMS RATE                          REIMBURSEMENT TO GUARANTOR BY THE
         OF GUARANTOR                              DEPARTMENT OF EDUCATION
------------------------------   ------------------------------------------------------------
0% to and including 5%........   98% (100% for loans disbursed before October 1, 1993)
Greater than 5% to and
  including 9%................   88% (90% for loans disbursed before October 1, 1993)
Greater than 9%...............   78% (80% for loans disbursed before October 1, 1993)


     The claims experience for any Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that the obligation of the Department to reimburse each such Guarantor as described above is, subject to compliance with the Higher Education Act, supported by the full faith and credit of the United States and that Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.


     Under the 1993 Amendments, Congress made a number of changes that may adversely affect the financial condition of the Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Guarantors are entitled to receive and/or retain and giving the Department broad powers over Guarantors and their reserves. The 1993 Amendments also reduced Guarantors' default collection retention rate from 30% to 27%, reduced the maximum insurance premium charged by a Guarantor from 3% to 1% and authorized the Secretary to terminate a Guarantor's reinsurance agreement if the Secretary determines such action is necessary to protect federal fiscal interests or ensure an orderly transition to full implementation of the Federal Direct Student Loan Program. The Administrative Cost Allowance ("ACA") was eliminated; however, legislative history and recent Department actions suggest that Congress intended that Guarantors will continue to receive a substantial ACA. For Stafford Loans disbursed on or after July 1, 1995, the Lender yield on student loans during in school, grace and deferment periods is reduced from the 91-day Treasury Bill Rate plus 3.1% to the 91-day Treasury Bill Rate plus 2.5% (not to exceed 8.25%, before giving effect to any applicable Special Allowance Payments). Lenders will also be required to pay a 1.05% annual fee to the Secretary on the principal plus accrued but unpaid interest of all Consolidation Loans made on or after October 1, 1993 and such loans bear interest at the 91-day Treasury Bill Rate plus 3.1% with no floor applicable. Also, effective for student loans first disbursed after October 1, 1993, lenders will be assessed an up-front, user/origination fee equal to .5% of the principal amount of the student loan. The Department's powers over Guarantors include the authority to require a Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Guarantor, to serve the best interests of the Federal Loan Programs or to ensure the proper maintenance of such Guarantor's funds or assets. The Department is also now authorized to direct a Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Guarantor and/or to cease any activities involving the use of the Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. Subject to the requirements described in the following paragraphs, the Department may also terminate a Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the Program. Such changes could have an adverse effect on the financial condition of the Guarantors and on the ability of a Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Federal Loans. See "Risk Factors--Risk That Changes in Law Could Adversely Affect the Federal Family Education Loan Program and the Financed Student Loans."


     In issuing guarantees with respect to Federal Loans, each Guarantor is required by the Higher Education Act to review loan applications to verify the completion of required information and to make a determination that the applicant has not borrowed amounts in excess of any applicable annual and aggregate limits imposed by the Higher Education Act.

     Pursuant to the 1992 Amendments, each Guarantor is required to maintain a current minimum reserve level of at least 0.5% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Guarantor for the fiscal year that begins in 1993, with such minimum increasing to 0.7% and 0.9% for fiscal years beginning in 1994 and 1995, respectively, and 1.1% for fiscal years beginning on or after January 1, 1996. Annually, the Department will collect information from each Guarantor to determine the amount of such Guarantor's reserves and other information regarding its solvency. If a Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Guarantor's annual claims rate exceeds 9% or the Department determines that a Guarantor's administrative or financial condition jeopardizes that Guarantor's continued ability to perform its responsibilities, then that Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Guarantor. In that event, however, the Department is required to assume the functions of such Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Guarantor in order to assist such Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance, however, that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Guarantor or by making a determination that such Guarantor is unable to meet its guarantee obligations.

     Amounts received or receivable from the Department for reimbursement for claims paid are subject to periodic audit and adjustment by the Department. Any disallowed claims, including amounts already collected, may constitute a liability of the respective Guarantor.

     Guarantors for the Financed Student Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are generally not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region. The Eligible Lender Trustee has entered, or will enter, into a Guarantee Agreement with each Guarantor guaranteeing the Finance Student Loans acquired, or to be acquired, by the Trust.

     Pursuant to its respective Guarantee Agreement, each Guarantor guarantees payment of 98% (except that such guarantee against defaults will be 100% of principal and accrued interest for loans first disbursed prior to October 1,
1993) of the principal (including any interest capitalized from time to time) and accrued interest for each Federal Loan guaranteed by it as to which any one of the following events has occurred:

        (a) failure by the borrower thereof to make monthly principal or interest payments on such Federal Loan when due, provided such failure continues for a period of 180 days;

        (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

        (c) the death of the borrower thereof; or

        (d) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician.

     When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of the Guarantors pursuant to their respective Guarantee Agreements are obligations solely of the applicable Guarantor, and are not supported by the full faith and credit of any state government.

     Each Guarantor's guarantee obligations with respect to any Financed Student Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Student Loan being performed in accordance with the Program, the Higher Education Act and other applicable requirements, (ii) the timely payment to the applicable Guarantor of the guarantee fee payable with respect to such Financed Student Loan, (iii) the timely submission to the applicable Guarantor of all required preclaim delinquency status notifications and of the claim with respect to such Financed Student Loan and (iv) the transfer and endorsement of the promissory note evidencing such Financed Student Loan to the applicable Guarantor upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the applicable Guarantor to honor its Guarantee Agreement with respect to such Financed Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Transfer and Servicing Agreement, such failure to comply would constitute a breach of the Master Servicer's covenants or the Transferor's representations and warranties, as the case may be, and would create an obligation of the Transferor or the Master Servicer, as the case may be, to repurchase or purchase such Financed Student Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements--Conveyance of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants."

GUARANTORS FOR THE FEDERAL LOANS


     The Financed Student Loans are guaranteed to the extent described herein as to the payment of principal and interest by the California Student Aid Commission, an agency of the State of California, the Florida Department of Education, an agency of the State of Florida, the Georgia Higher Education Assistance Corporation, a public non-profit corporation, Great Lakes Higher Education Corporation, a public non-profit corporation, the Illinois Student Assistance Commission, an agency of the State of Illinois, KHEAA, the Michigan Higher Education Assistance Authority, an autonomous agency of the Michigan Department of the Treasury, the New Jersey Higher Education Assistance Authority, an agency of the State of New Jersey, the New Mexico Student Loan Guarantee Corporation, a New Mexico non-profit corporation, PHEAA and USAF, which are in each case reinsured to the extent described herein by the Department.


     Set forth below is certain historical information with respect to each Guarantor of the Financed Student Loans that is expected to guaranty 5% or more of the Financed Student Loans as of the Cut-off Date. Except as otherwise indicated below, the information regarding each Guarantor has been obtained from the Department of Education's Federal Fiscal Year 1993 Loan Programs Data Book (a "DOE Data Book"). No independent verification has been or will be made by the Transferor of such information.


     Guarantee Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans that have first become committed to be guaranteed by each of the Guarantors and by all guarantors of Federal Loans in each of the five Federal Fiscal Years 1992 through 1996.*



            STAFFORD, UNSUBSIDIZED STAFFORD, SLS, PLUS AND
                     CONSOLIDATED LOANS GUARANTEED
            -----------------------------------------------
FEDERAL
FISCAL                    DOLLARS IN MILLIONS       ALL
 YEAR       KHEAA       PHEAA         USAF       GUARANTORS
-------     ------     --------     --------     ----------
  1992      $126.6     $1,410.2     $3,372.1     $16,114.0
  1993       160.9      1,707.0      4,087.7      19,356.1
  1994       234.2      1,977.1      5,474.2            **
  1995       244.2      2,221.4      6,326.3            **
  1996       283.8      2,149.9      6,935.6            **


---------


 * The information set forth in the table above has been obtained from the Federal Fiscal Year 1993 DOE Data Book (with respect to fiscal years 1992 and
   1993) and from the Department (with respect to fiscal years 1994, 1995 and
   1996).


** Not available.

     Reserve Ratio. Each Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Guarantor minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Guarantor from other guarantors. The following table sets forth each Guarantor's cumulative cash reserves and their corresponding reserve ratios and the national average reserve ratio for all guarantors for the five Federal Fiscal Years 1992 through 1996:*


                    KHEAA                      PHEAA                       USAF
            ----------------------     ----------------------     ----------------------     NATIONAL
FEDERAL     CUMULATIVE                 CUMULATIVE                 CUMULATIVE                 AVERAGE
FISCAL         CASH        RESERVE        CASH        RESERVE        CASH        RESERVE     RESERVE
 YEAR       RESERVES**      RATIO      RESERVES**      RATIO      RESERVES**      RATIO       RATIO
-------     ----------     -------     ----------     -------     ----------     -------     --------
  1992        $ 12.6         1.9%        $162.6         2.1%        $100.1         1.0%         1.4%
  1993          19.4         2.6          113.4         1.3          169.9         1.3          1.7
  1994          23.2         2.6          133.6         1.4          215.8         1.2          1.4
  1995          25.0         2.0          166.3         1.5          377.9         1.5          1.6
  1996           ***         ***          210.6         1.7          423.9         1.5          1.6



---------


  * The information set forth in the table above has been obtained from the Federal Fiscal Year 1993 DOE Data Book (with respect to fiscal years 1992 and 1993) and from the Department (with respect to fiscal years 1994, 1995 and 1996). The cash reserves and the reserve ratio increased substantially between Federal Fiscal Years 1992 and 1993. As described in the Federal Fiscal Year 1993 DOE Data Book, this difference was caused, in part, because default costs were decreasing, while insurance premiums, administrative costs allowances and investment income were increasing. According to the Department, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

 ** Dollars in millions.

*** Not available.

     Recovery Rates. A Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by such Guarantor by the aggregate amount of default claims paid by such Guarantor during the applicable Federal Fiscal Year with respect to borrowers. The table below sets forth the recovery rates for each Guarantor and the national average recovery rates for all guarantors with respect to Stafford Loans (the only type of Student Loan for which the DOE Data Book discloses recovery rates) for the five Federal Fiscal Years 1992 through 1996:*


FEDERAL           RECOVERY RATE
FISCAL      --------------------------     NATIONAL
 YEAR       KHEAA     PHEAA      USAF      AVERAGE
-------     -----     ------     -----     -------
  1992      44.0 %     46.5 %    28.1 %      35.1%
  1993      50.7       49.5      30.7        38.1
  1994      54.0      52.90      29.28      39.38
  1995      54.6      53.29      34.90      40.67
  1996      46.3      55.03      39.21      43.20**


---------

 * The information set forth in the table above has been obtained from the Department.

** 1996 national average does not include all guarantor data, as all guarantors have not been processed.

     Loan Loss Reserve. The DOE Data Book does not disclose whether any Guarantor has established a segregated loan loss reserve with respect to its student loan guarantee obligations. Accordingly, to the extent that a Guarantor has not established such a segregated loan loss reserve, in the event that a Guarantor receives less than full reimbursement of its guarantee obligations from the Department, the Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed.

     Claims Rate. The following table sets forth the claims rate of each Guarantor and the national average for all guarantors of Federal Loans for the last five Federal Fiscal Years 1992 through 1996:*



FEDERAL            CLAIMS RATE
FISCAL      --------------------------     NATIONAL
 YEAR       KHEAA     PHEAA      USAF      AVERAGE
-------     -----     ------     -----     -------
  1992      3.6%        2.8 %    5.00%       4.15%
  1993      4.0%        2.3      7.30        3.83
  1994      4.2%        2.2      4.99        3.44
  1995      4.3%       1.97      4.69        3.21
  1996      4.3%       1.58      4.65        3.25


---------

* The information set forth in the table above has been obtained from the Department.


For Federal Fiscal Years 1993, USAF experienced a claims rate of 7.30%. For such Federal Fiscal Year, the claims of USAF were not fully reimbursed by the Department. No assurance can be made that any of the Guarantors will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993).



     The most recent national default rate reported by the Department was 10.7% for Federal Fiscal Year 1994. Additionally, the national average of the claims rate for Guarantors, as shown in the Claims Rate table above, has generally trended downward for the five Federal Fiscal Years presented. Consequently, the repayment behavior of student loan obligors has, generally, shown a trend toward improvement over the past four years as shown in the accompanying Claims Rate and Recovery Rate tables. PHEAA's recovery rate has exceeded the national average recovery rate in each of the five Federal Fiscal Years shown in the Recovery Rate table above, and PHEAA's claims rate has been lower than the national average claims rate in each of the five Federal Fiscal Years shown in the Claims Rate table above. The trends in KHEAA's and USAF's recovery rates and claims rates have been steady during the five years shown in the accompanying tables. Management of PHEAA, KHEAA and USAF have all indicated to the Transferor that they are currently unaware of any trends or conditions which would cause their respective claims rate to exceed 5% and thereby result in less than maximum reimbursement for reinsurance claims to the Department. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate, and that any Guarantor will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993).


                            DESCRIPTION OF THE NOTES
GENERAL


     The Notes will be issued pursuant to the terms of the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Terms Supplement, which provisions are incorporated by reference herein.



     The Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. The Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "Definitive Notes."

THE NOTES


     Distributions of Interest. Interest will accrue during each Interest Period on the principal balance of each Class of Notes at a rate per annum equal to the related Class Interest Rate (calculated as provided below) and will be payable on each Distribution Date to the Noteholders of the related Record Date. Interest distributions due on any Class of Notes for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Class Interest Rate for the period from the Distribution Date for which such interest was first due until the Distribution Date such interest is paid. Interest payments on the Notes will generally be funded from Available Funds, Monthly Advances and amounts, if any, on deposit in the Reserve Account remaining after the deposit of the Transaction Fees and Consolidation Loan Fees in the Expense Account. Interest will be paid pro rata to the holders of each such Class of Notes outstanding. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement."


     The initial Class Interest Rates are as follows:

          % per annum with respect to the Class A-1 Notes;


          % per annum with respect to the Class A-2 Notes;



          % per annum with respect to the Class A-3 Notes;



          % per annum with respect to the Class A-4 Notes;



          % per annum with respect to the Class A-5 Notes;



          % per annum with respect to the Class A-6 Notes;



          % per annum with respect to the Class A-7 Notes;



          % per annum with respect to the Class A-8 Notes;



          % per annum with respect to the Class A-9 Notes; and


          % per annum with respect to the Class B Notes.


     Except as otherwise described in the following paragraph, the Class Interest Rate for each Interest Period for each Class of Notes will equal (i) in the case of the Class A-1 Notes as of the LIBOR Determination Date for such Interest Period minus the applicable Margin for such Class, and in the case of the remaining LIBOR Rate Notes, One-Month LIBOR as of the LIBOR Determination Date for such Interest Period plus the applicable Margin for such Class and (ii) in the case of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5
Notes, Class A-6 Notes and Class A-7 Notes,      % per annum,      % per annum,
     % per annum,      % per annum,      % per annum and      % per annum,
respectively. See "--The Notes-- Distributions of Interest." The "Margin" will
be      % for the Class A-1 Notes,      % for the Class A-8 Notes,      % for
the Class A-9 Notes and      % for the Class B Notes. Interest on each Class of
LIBOR Rate Notes will be calculated on the basis of the actual number of days elapsed in each Interest Period divided by 360, and interest on each class of Fixed Rate Notes will be calculated on the basis of a year consisting of 12 months of 30 days each.



     Notwithstanding the foregoing, if the Class Interest Rate with respect to any Class of LIBOR Rate Notes, other than the Class A-1 Notes, for any Interest Period is greater than the Net Loan Rate, then such Class Interest Rate for such Interest Period will be the Net Loan Rate. However, in no event will the Class Interest Rate for any Class of LIBOR Rate Notes, other than the Class A-1 Notes, exceed 18.0% per annum. See "--The Notes--Distributions of Interest."



     Noteholders' Interest Carryover. If the Class Interest Rate for any Class of LIBOR Rate Notes (other than the Class A-1 Notes) for any Interest Period is based on the Net Loan Rate, the excess of (a) the amount of interest on such Class of Notes that would have accrued in respect of the related Interest Period had interest been calculated based on the applicable Class Interest Rate (without giving effect to the Net Loan Rate) over (b) the amount of interest such Class of Notes actually accrued in respect of such Interest

Period based on the Net Loan Rate (such excess, together with the unpaid portion of any such excess from prior Interest Periods (and interest accrued thereon calculated based on One-Month LIBOR) is referred to as the "Noteholders' Interest Carryover") will be paid on the dates and in the priority as described herein under "Description of the Transfer and Servicing
Agreements--Distributions."



     Distributions of Principal. Principal of the Notes will be payable quarterly (or in the case of the Class A-1 Notes, monthly), on each Distribution Date, generally in the order of priority described in "The Transfer and Servicing Agreements--Distributions." Principal payments on a Class of Notes will generally be derived from Available Funds remaining after the Indenture Trustee has deposited in the Expense Account the Transaction Fees, the Consolidation Loan Fees, overdue Transaction Fees and overdue Consolidation Loan Fees and deposited in the Note Distribution Account the Noteholders' Interest Distribution Amount and the Trust Swap Payment. Additionally, until the Parity Percentage equals 102.5%, amounts otherwise required to be distributed to the Transferor will be applied as additional principal payments. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement." If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Note Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Note Distribution Dates and (except with respect to the Final Maturity Date of a Class of Notes) such shortfall will not constitute an Event of Default. Additionally, on the Final Maturity Date for a Class of Notes amounts in the Reserve Account will be available to reduce the principal balance of such Class of Notes to zero to the extent Available Funds are insufficient to make such payment. Notwithstanding the foregoing, if an Event of Default has occurred with respect to payment of the Notes, principal will be paid to each Class of Class A Notes pro rata, based upon the outstanding principal amount of each Class of Class A Notes. See "Description of the Transfer and Servicing Agreements--Distributions."



     The aggregate outstanding principal amount of each Class of Notes will be payable in full on the Distribution Date identified in the Summary of Terms under "Final Maturity Date" (the "Final Maturity Date"). The actual date on which the aggregate outstanding principal and accrued interest of any Class of Notes are paid may be earlier than its respective Final Maturity Date, based on a variety of factors, including those described above under "Risk Factors--Reinvestment Risk to Noteholders from Prepayments of LIBOR Rate Notes" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."


DETERMINATION OF LIBOR


     Pursuant to the Transfer and Servicing Agreement, the Master Servicer will determine One-Month LIBOR for purposes of calculating the interest due on the LIBOR Rate Notes and the Noteholders' Interest Carryover for each given Interest Period on the second Business Day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating One-Month LIBOR, a Business Day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.



     "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Master Servicer will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable LIBOR Reset Period will be One-Month LIBOR in effect for the previous LIBOR Reset Period.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator or the Transferor and (iii) having an established place of business in London.


THE INDENTURE



     Modification of the Indenture. With the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (or, with respect to any change affecting only certain Series of Notes, the holders of a majority of the aggregate principal amount of Notes of such Series), the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders; provided, however, that, so long as a Swap Agreement is in effect, no change adversely affecting the rights of the Counterparty may be made without the consent of such Counterparty (so long as such Counterparty is not in default under such Swap Agreement).



     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the date of payment of any installment of principal of or interest on any Note or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes of any series of Notes (each such series, a "Series") the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences as provided for in the Indenture, (iv) modify or alter certain provisions of the Indenture regarding the determination of Notes that are considered "outstanding" for consent, waivers and other matters, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Eligible Lender Trustee on behalf of the Trust to sell or liquidate the Financed Student Loans, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements, (vii) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Note or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture; provided, however, that, so long as the Swap Agreements are in effect, no change adversely affecting the rights of any Counterparty may be made without the consent of such Counterparty (so long as such Counterparty is not in default under its Swap Agreement).



     The Trust and the Indenture Trustee may also enter into supplemental indentures, but without obtaining the consent of Noteholders or the Counterparties, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of Noteholders or the Counterparties so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or the Counterparties.



     Events of Default; Rights Upon Event of Default. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph): (i) a default for five business days or more in the payment of any interest on any Note or any Trust Swap Payment after the same becomes due and payable; (ii) a default for five business days in the payment of principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture or the Transfer and Servicing Agreement and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders on any Distribution Date is limited to the amount of Available Funds after payment of the Transaction Fees, overdue Transaction Fees, the Consolidation Loan Fees, overdue Consolidation Loan Fees, the Noteholders' Interest Distribution Amount and the Trust Swap Payment. Additionally, on the Final Maturity Date for a Class of Notes amounts in the Reserve Account will be available to reduce the principal balance of such Class of Notes to zero to the extent Available Funds are insufficient to make such payment. ANY SUCH PRINCIPAL SHORTFALLS ON ANY DISTRIBUTION DATE WILL BE CARRIED OVER AS A NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL TO BE PAID ON SUCCEEDING DISTRIBUTION DATES. THEREFORE, THE FAILURE TO PAY PRINCIPAL ON ANY CLASS OF NOTES MAY NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT UNTIL THE FINAL MATURITY DATE OF SUCH CLASS OF NOTES. IN ADDITION, THE FAILURE TO PAY THE AGGREGATE AMOUNT OF NOTEHOLDERS' INTEREST CARRYOVER AS A RESULT OF INSUFFICIENT AVAILABLE FUNDS WILL NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT.



     If an Event of Default should occur and be continuing with respect to any Series of Notes, the Indenture Trustee or holders of a majority in aggregate principal amount of the Notes then outstanding may declare all outstanding Notes to be immediately due and payable, by notice to the Trust or notice to the Indenture Trustee if given by the Noteholders. Such declaration may be rescinded by the holders of a majority in aggregate principal amount of the Notes then outstanding at any time prior to the entry of judgment in a court of competent jurisdiction for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and due to the Indenture Trustee and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.



     If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, require the Eligible Lender Trustee to sell the Financed Student Loans or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default for five days or more in the payment of any principal or a default for five days or more in the payment of any interest on any Note or any Trust Swap Payment, unless (i) the holders of 66 2/3% of the aggregate amount of the Notes outstanding consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Notes and any Trust Swap Payments outstanding at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans and other assets of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes and any Trust Swap Payments as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the Notes then outstanding and if the Swap Agreement is in effect, each Counterparty (so long as such Counterparty is not in default under the Swap Agreement).


     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in aggregate principal amount of the Notes then outstanding, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

     No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days after notice failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Notes.


     In addition, the Indenture Trustee and the Noteholders will covenant that they will not, prior to the date which is one year and a day after the termination of the Indenture, institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or Related Documents (as defined below).



     Certain Covenants. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, or any state, and such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and any supplemental indenture, (ii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iii) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Illinois or Delaware state tax consequence to the Trust or to any Certificateholder or Noteholder, (iv) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken and
(v) the Trust shall have delivered to the Indenture Trustee an officer's certificate of the Trust and an opinion of counsel each stating that such consolidation or merger and any supplemental indenture relating thereto comply with the terms of the Indenture and that all conditions precedent provided for in the Indenture to such transaction have been complied with (including any Exchange Act filings) in all material respects.



     Except as otherwise permitted by the Indenture, the Transfer and Servicing Agreement and related documents (the "Related Documents"), the Trust may not convey or transfer all or substantially all its properties or assets, including the assets securing the Notes, unless for the most part the conditions specified in (i) through (v) above with respect to a permitted merger or consolidation are met, plus the acquiror must agree (a) that all right, title and interest in the property and assets so conveyed or transferred are subordinate to the rights of the Noteholders and the Swap Counterparties, (b) to indemnify the Trust (unless otherwise provided in the supplemental indenture) and (c) to make all filings with the Commission required by the Exchange Act in connection with the Notes.



     The Trust will not, among other things, (i) except as expressly permitted by the Related Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of any Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture or any supplemental indenture to be impaired, or permit the lien of the Indenture and any supplemental indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to any Notes under the Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and any supplemental indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof (other than certain tax and other liens arising by operation of law, except as expressly permitted by the Related Documents) or (vi) permit the lien of the Indenture and any supplemental indenture not to constitute a valid first priority (other than with respect to such tax or other lien) security interest in the assets securing the Notes and the Swap Agreement.


     The Trust may not engage in any activity other than financing, purchasing, owning, selling, servicing and managing the Financed Student Loans and activities incidental thereto.


     The Trust will not issue, incur, assume or guarantee or otherwise become liable for any indebtedness other than the Notes or otherwise in accordance with the Related Documents.



     Annual Compliance Statement and Other Notices. The Administrator, on behalf of the Trust will be required to file annually, commencing in 1998, with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. The Trust is required to give the Indenture Trustee written notice of each Event of Default among other notices. The Indenture Trustee will notify Noteholders and the Swap Counterparty of known defaults under the Indenture within 90 days after their occurrence.



     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes and the Swap Agreement upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes and all unpaid Trust Swap Payments.


     The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture.

     Bankers Trust Company, the Indenture Trustee, may serve from time to time as trustee under indentures or trust agreements with the Transferor or its affiliates relating to other issues of their securities. In addition, the Transferor or its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

BOOK-ENTRY REGISTRATION

     Noteholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Commission.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.


     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.


     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of Notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual owner of a Note (a "Note Owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive certificates representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

     To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached thereto).

     Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Note Owners shall be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Transferor or the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "--Definitive Notes."

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.


     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.


     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES


     Notes will be issued in fully registered, certificated form (the "Definitive Notes") to Note Owners or their nominees rather than to DTC or its nominee, only if (i) the Administrator advises the Indenture Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Notes, and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Master Servicer Default or Administrator Default Noteholders representing not less than 50% of the outstanding principal balance of the Notes advise the Indenture Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Noteholders.


     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will cause DTC to notify all DTC Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive certificate representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as holders under the Indenture ("Holders").

     Distribution of principal and interest on the Notes will be made by the Indenture Trustee directly to Holders of Definitive Notes in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Notes were registered at the close of business on the related Record Date. The final payment on any Note (whether Definitive Notes or the Notes registered in the name of Cede representing the Notes), will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders prior to the Distribution Date on which it expects such final distributions to occur.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar for the Notes, which shall initially be the Indenture Trustee. No service charges will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF NOTEHOLDERS

     A Noteholder may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

REPORTS TO NOTEHOLDERS

     On each Distribution Date, the Indenture Trustee will provide to the applicable Noteholders of record as of the related Record Date, a statement setting forth substantially the same information as is required to be provided on the report provided to the Indenture Trustee and the Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee."

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture, the Indenture Trustee will mail to each person who at any time during such calendar year was a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Federal Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

     The following is a summary of the material terms of the Transfer and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will obtain, the Master Servicer will service and the Administrator will perform certain administrative functions with respect to the Financed Students Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust has been created and the Certificates have been issued (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Transfer and Servicing Agreements. Each of such Transfer and Servicing Agreements will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CONVEYANCE OF INITIAL FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

     On the Closing Date, the Transferor will contribute and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans described in the Transfer and Servicing Agreement, all collections received and to be received with respect thereto for the period after the Cut-off Date and all the Assigned Rights pursuant to the Transfer and Servicing Agreement. Each Financed Student Loan will be identified in schedules appearing as an exhibit to the Transfer and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such contribution and assignment, execute, authenticate and deliver the Notes, which will be authenticated by the Indenture Trustee.


     In the Transfer and Servicing Agreement, the Transferor will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders, the Noteholders, including, among other things, that (i) each Financed Student Loan, at the time of transfer to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or, to the Transferor's knowledge, threatened; (ii) the information provided with respect to the Financed Student Loans is true and correct as of the Cut-off Date, (or in the case of an Exchanged Financed Student Loan, as of its Subsequent Cut-off Date); and (iii) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date, (or in the case of an Exchanged Financial Student Loan, as of its Subsequent Cut-off Date), complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by the Program or under any Guarantee Agreement.


     Following the discovery by or notice to the Transferor of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Certificateholders or the Noteholders in such Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), the Transferor will, unless such breach is cured within 90 days, purchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 90-day period that is the last day of a Collection Period, at a price equal to the applicable Purchase Amount (as defined below). In addition, the Transferor will reimburse the Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department, with respect to a Financed Student Loan as a result of a breach of any such representation or warranty by the Transferor. The purchase and reimbursement obligations of the Transferor will constitute, together with the right to receive certain amounts from the Reserve Account, the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Transferor's purchase and reimbursement obligations are contractual obligations pursuant to the Transfer and Servicing Agreement that may be enforced against the Transferor, but the breach of which will not constitute an Event of Default.

     "Purchase Amount" means, as to any Financed Student Loan on any date of determination, the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased.

EXCHANGE PERIOD AND EXCHANGED FINANCED STUDENT LOANS


     During the period (the "Exchange Period") from the Closing Date until June 30, 2002, if a borrower on a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all such loans are in the Trust) elects to consolidate such loans with the proceeds of a Consolidation Loan to be made by the Transferor, the Eligible Lender Trustee, at the option of the Transferor and subject to certain conditions, will be obligated to transfer to the Transferor the Financed Student Loans being consolidated by the Transferor in exchange for the related Consolidation Loan to be made by the Transferor (each an "Exchanged Consolidation Loan" and collectively, the "Exchanged Consolidation Loans"). In addition, during the Exchange Period, the Eligible Lender Trustee, at the option of the Transferor and subject to certain conditions, will be obligated to exchange with the Transferor existing Financed Student Loans owned by the Trust for one or more Federal Loans owned by the Transferor that are serial (i.e. made to the same borrower under the same loan program and guaranteed by the same Guarantor) to an existing Financed Student Loan owned by the Trust (each such loan exchanged into the Trust, an "Exchanged Serial Loan" and together with the Exchanged Consolidation Loans, the "Exchanged Financed Student Loans") provided that each Exchanged Serial Loan meets certain criteria including that (i) the Exchanged Serial Loan was originated under the same loan program as the Financed Student Loan for which it is being exchanged and entitles the holder thereof to receive interest based on the same interest rate index as the Financed Student Loan for which it is being exchanged, (ii) the Exchanged Serial Loan will not, at any level of such interest rate index, have an interest rate that is less than the Financed Student Loan for which it is being exchanged and (iii) the average principal balance per borrower of the Exchanged Serial Loans being transferred into the Trust on each Exchange Date and the existing Financed Student Loans to which they are serial is within 10% (plus or minus) of the average principal balance per borrower of the Financed Student Loans being transferred to the Transferor on such Exchange Date and the existing Federal Loans owned by the Transferor to which they are serial, if any.


     In addition, if on any date (each, an "Exchange Date") that any Exchanged Financed Student Loans are being exchanged into the Trust, the outstanding principal balance as of the related Subsequent Cut-off Date of all the Exchanged Financed Student Loans being exchanged into the Trust on such Exchange Date is less than the outstanding principal balance of all the Financed Student Loans for which they are being exchanged plus any Issuer Consolidation Payments being made on such Exchange Date, an amount (an "Adjustment Payment") equal to such difference will be required to be deposited by the Transferor into the Collection Account on such Exchange Date.

     If on any Exchange Date the aggregate outstanding principal balance as of the related Subsequent Cut-off Date of all the Exchanged Financed Student Loans that are Consolidation Loans being exchanged into the

Trust on such Exchange Date is greater than the outstanding principal balance of all the Financed Student Loans for which they are being exchanged, an amount up to the amount of such excess (the "Issuer Consolidation Payments") will be remitted to the Transferor from Consolidation Prepayments on deposit in the Collection Account. "Consolidation Prepayments" means, for any Exchange Date, the amount of principal then on deposit in the Collection Account representing payments received as a result of Financed Student Loans being repaid with the proceeds of Consolidation Loans (provided, however, if an Exchange Date occurs during the month of a Distribution Date, Consolidation Prepayments will not include amounts received during the month of such Distribution Date).

     An acquisition of Exchanged Financed Student Loans will be prohibited at any time that an Event of Default under the Indenture, a Master Servicer Default under the Transfer and Servicing Agreement or an Administration Default under the Administration Agreement, is continuing.


     The Exchanged Financed Student Loans are not expected to have any materially adverse impact on the overall performance of the Trust. To the extent there are Exchanged Financed Student Loans, the adverse effect of certain prepayments of Financed Student Loans may be mitigated. See "The Financed Student Pool--Maturity and Prepayment Assumptions" and "Risk
Factors--Reinvestment Risk to Noteholders from Prepayments of LIBOR Rate Notes."


ACCOUNTS

     The Indenture Trustee will establish and maintain the Collection Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Monthly Advance Account. The Eligible Lender Trustee will establish and maintain the Certificate Distribution Account and the Certificate Monthly Advance Account in the name of the Eligible Lender Trustee on behalf of the Certificateholders. The foregoing accounts are referred to collectively as the "Trust Accounts" in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

     Funds in the Trust Accounts will be invested as provided in the Transfer and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. For so long as the Transferor is a Certificateholder, all investments of the Trust will be required to be made in investments permissible for a national bank. Eligible Investments are also limited to obligations or securities that mature not later than the Business Day immediately preceding the day on which funds in the applicable Trust Account may be required to be withdrawn. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. This could, in turn, increase the average life of the Notes. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account and will be treated as collections of interest on the Financed Student Loans.


     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. An "Eligible Institution" is generally a depository institution organized under the federal or any state banking laws whose deposits are insured by the Federal Deposit Insurance Corporation and whose unsecured long-term debt obligations or short-term debt ratings are acceptable to Standard & Poor's, Moody's and Fitch.


SERVICING PROCEDURES

     Pursuant to the Transfer and Servicing Agreement, the Master Servicer has agreed to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired from time to time. The Master Servicer is required pursuant to the Transfer and Servicing Agreement to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements, and all other applicable federal and state laws.

     Without limiting the foregoing, the duties of the Master Servicer under the Transfer and Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the Financed Student Loans, including claiming and obtaining any Guarantee Payments with respect thereto and with respect to Interest Subsidy Payments and Special Allowance Payments, responding to inquiries from borrowers on the Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish monthly and annual statements to the Administrator with respect to such information, in accordance with the customary standards and as otherwise required in the Transfer and Servicing Agreement.

     The Master Servicer may enter into sub-servicing agreements with sub-servicers pursuant to which some or all of the Financed Student Loans may be serviced on behalf of the Master Servicer. No such sub-servicing arrangement will relieve the Master Servicer of its duties and obligations under the Transfer and Servicing Agreement.

PAYMENTS ON FINANCED STUDENT LOANS

     The Master Servicer will deposit all payments on Financed Student Loans for which it is acting as primary servicer (from whatever source) and all proceeds of such Financed Student Loans collected by it during each Collection Period into the Collection Account (i) within one Business Day after it has received an aggregate of $30,000 during any month and (ii) on the last Business Day of each month, all other collections received during such month. The Master Servicer shall cause each other Servicer to deposit in the Collection Account, no less frequently than weekly, all payments on Financed Student Loans for which such other Servicer is acting as primary servicer (from whatever source) and all proceeds of such Financed Student Loans collected by it during each Collection Period.

MASTER SERVICER COVENANTS

     In the Transfer and Servicing Agreement, the Master Servicer covenants that: (a) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required in order to service the Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing the Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders; (b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee; (c) it will do nothing to impair the rights of the Certificateholders and the Noteholders in the Financed Student Loans; and
(d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines with respect to the servicing of the Financed Student Loans (notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, waive amounts owing under a Financed Student Loan up to and including $50.00); provided, however, that the Master Servicer may not agree to any decrease of the interest rate on, or the principal amount payable with respect to, any Financed Student Loan except as otherwise permitted by the Higher Education Act or any Guarantee Agreement.

     Under the terms of the Transfer and Servicing Agreement, if the Master Servicer discovers, or receives written notice, that any covenant of the Master Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 90 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 90-day period that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to the Master Servicer. Notwithstanding the above, if the Master Servicer is obligated to purchase a Financed Student Loan as a result of a failure to service such Financed Student Loan in accordance with the Higher Education Act and the applicable Guarantee Agreement, the Purchase Amount will not exceed the amount the related Guarantor would be obligated to pay if not for such breach. In addition, the Master Servicer will reimburse the Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Financed Student Loan as a result of a breach of any such covenant of the Master Servicer; provided, however, that such reimbursements shall not exceed the amount the Guarantor would have paid if not for such breach.

SERVICING COMPENSATION


     The Master Servicer will be entitled to receive the Servicing Fee. The Servicing Fee will be payable quarterly in advance, out of Available Funds and amounts on deposit in the Reserve Account, on each Quarterly Distribution Date (or in the case of the initial Servicing Fee, on the Closing Date) based on the Administrator's good faith estimate of the Servicing Fee that will accrue during the three Collection Periods immediately succeeding such Quarterly Distribution Date (or in the case of the initial Servicing Fee, the three Collection Periods immediately succeeding the Closing Date) plus (or minus) the difference (or excess) of the actual Servicing Fee accrued for the three Collection Periods immediately preceding such Quarterly Distribution Date.


     The Servicing Fee will compensate the Master Servicer and each other Servicer for performing the functions of a thirdparty servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

DISTRIBUTIONS

     Deposits to Collection Account. On or before the 15th day of each month, the Administrator will provide the Indenture Trustee and the Eligible Lender Trustee a report setting forth by component the Available Funds for the immediately preceding Collection Period.

     For purposes hereof, the term "Available Funds" means the excess of (A) sum, without duplication, of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans during such Collection Period); (ii) any payments, including without limitation Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds from any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) the aggregate Purchase Amounts received for those Financed Student Loans purchased by the Transferor or purchased by the Master Servicer under an obligation which arose during the related Collection Period; (vi) the aggregate amounts, if any, received from the Transferor or the Master Servicer as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidiary Payments and Special Allowance Payments with respect to the Financed Student Loans pursuant to the Transfer and Servicing Agreement; (vii) all Adjustment Payments, if any, received from the Transferor during such Collection Period; and (viii) Investment Earnings for such Collection Period over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period (which payments and proceeds shall be paid to the Transferor), and amounts used to reimburse the Master Servicer for Monthly Advances pursuant to the terms of the Transfer and Servicing Agreement. For any Distribution Date, the term Available Funds also includes any Counterparty Swap Payments received with respect to such Distribution Date.



     Distributions from Collection Account. On each Determination Date, the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Noteholders' Interest Distribution Amount and Certificateholders' Interest Distribution Amount. Additionally, on each Determination Date the Administrator will advise the Indenture Trustee and the Eligible Lender Trustee in writing of the applicable Noteholders' Principal Distribution Amount (or, after all the Notes have been paid in full, the Certificateholders' Principal Distribution Amount). Further, on each Determination Date relating to a Quarterly Distribution Date the Administrator will advise the Indenture Trustee in writing of the estimated Servicing Fee, Administration Fee, Indenture Trustee Fee, and Eligible Lender Trustee Fee (collectively, the "Transaction Fees") payable for the three succeeding Collection Periods.



     On each Quarterly Distribution Date, the Indenture Trustee will transfer from the Collection Account, in the following priority and from Available Funds for the three Collection Periods immediately preceding the month of such Quarterly Distribution Date (or (x) with respect to the first Quarterly Distribution Date, from the Closing Date through and including the Collection Period immediately preceding such Quarterly Distribution Date, (y) with respect to clause (i)(A) below, the Indenture Trustee will transfer on the 25th day of each month (or if such day is not a Business Day, on the next succeeding Business Day) from Available Funds for the Collection Period immediately preceding such day, the amount described in clause (i)(A) below, and (z) with respect to clauses (ii) and (iii) below, in the case of the Class A-1 Notes the Indenture Trustee will transfer the required amounts from the Available Funds for the Collection Period immediately preceding the month of each Distribution Date for the Class A-1 Notes), (i) to the Expense Account (A) an amount equal to the Consolidation Loan Fees with respect to the Collection Period most recently ended and all overdue Consolidation Loan Fees from prior Collection Periods, and
(B) an amount up to the estimated Transaction Fees for the three immediately succeeding Collection Periods and all overdue Transaction Fees from prior Collection Periods (plus (or minus) the difference (or excess) of the actual Transaction Fees for the three immediately preceding Collection Periods and the Transaction Fees deposited into the Expense Account on the preceding Quarterly Distribution Date), (ii) to a separate account held with and in the name of the Indenture Trustee for the benefit of the Noteholders (the "Note Distribution Account"), an amount up to the sum of the Noteholders' Interest Distribution Amount and the Trust Swap Payment, (iii) to the Note Distribution Account, an amount up to the Noteholders' Principal Distribution Amount, (iv) to a supplemental account held with and in the name of the Eligible Lender Trustee for the benefit of the Certificateholders (the "Certificate Distribution Account"), an amount up to the Certificateholders' Interest Distribution Amount, and (v) after the Notes have been paid in full, to the Certificateholder Distribution Account, an amount up to the Certificateholders' Principal Distribution Amount.



     On each Quarterly Distribution Date (and with respect to clause (i) below on the 25th day of each month, or if such day is not a Business Day, the next succeeding Business Day) following the transfer to the Expense Account described in the preceding paragraph, the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account as described herein) the following amounts in the following order of priority;
(i) to the Department, the Consolidation Loan Fees for the immediately preceding Collection Period together with any overdue Consolidation Loan Fees for any prior Collection Periods, (ii) to the Master Servicer, the estimated Servicing Fee for the three immediately succeeding Collection Periods and all overdue Servicing Fees, (iii) to the Administrator, the estimated Administration Fee for the three immediately succeeding Collection Periods and all overdue Administration Fees, (iv) to the Indenture Trustee, the estimated Indenture Trustee Fee for the three immediately succeeding Collection Periods and all overdue Indenture Trustee Fees, and (v) to the Eligible Lender Trustee, the estimated Eligible Lender Trustee Fee for the three immediately succeeding Collection Periods and all overdue Eligible Lender Trustee Fees.


     On each Distribution Date, following the transfer to the Note Distribution Account, the Indenture Trustee will distribute to the Noteholders as of the related Record Date and to each Counterparty the amounts transferred to the Note Distribution Account as set forth above (in addition to any amounts transferred from the Reserve Account and the Monthly Advance Account and any Parity Percentage Payments transferred from the Collection Account, each as described below) in the following order of priority:



          (i) first, to each Class of Class A Noteholders and each Counterparty, the Class A Noteholders' Interest Distribution Amount and the Trust Swap Payment, respectively (pro rata based upon the portion thereof allocable to each such Class and each such Counterparty);



          (ii) second, to the Class B Noteholders, the Class B Noteholders' Interest Distribution Amount:



          (iii) third, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount until the Outstanding Amount of the Class A-1 Notes has been paid in full;



          (iv) fourth, to the Fixed Rate Notes, the Noteholders' Principal Distribution Amount in the following order:



             (A) after the principal balance of the Class A-1 Notes has been reduced to zero, commencing with (but no earlier than) the Distribution Date occurring in October, 1998, to the Class A-2 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-2 Notes equals the percentage of the Original Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;



             (B) after the principal balance of the Class A-2 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 1999, to the Class A-3 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-3 Notes equals the percentage of the Original Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;



             (C) after the principal balance of the Class A-3 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2000, to the Class A-4 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-4 Notes equals the percentage of the Original Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;



             (D) after the principal balance of the Class A-4 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2001, to the Class A-5 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-5 Notes equals the percentage of the Original Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;



             (E) after the principal balance of the Class A-5 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2002, to the Class A-6 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-6 Notes equals the percentage of the Original Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table; and



             (F) after the principal balance of the Class A-6 Notes has been reduced to zero, commencing with (but not earlier than) the Distribution Date occurring in October 2003, to the Class A-7 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-7 Notes equals the percentage of the Original Amount for such Class set forth for such Distribution Date on the Scheduled Principal Balance Table;



          (v) fifth, after the principal balance of each Class of Fixed Rate Notes equals the percentage of the Original Amount for the respective Class that is set forth for such Distribution Date on the Scheduled

     Principal Balance Table (regardless of whether the principal balance of any Class of Fixed Rate Notes has been reduced to zero) to the Class A-8 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-8 Notes has been reduced to zero;



          (vi) sixth, after the principal balance of the Class A-8 Notes has been reduced to zero and after the principal balance of each Class of Fixed Rate Notes equals the percentage of the Original Amount for the respective Class that is set forth for such Distribution Date on the Scheduled Principal Balance Table (regardless of whether the principal balance of any Class of Fixed Rate Notes has been reduced to zero), to the Class A-9 Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class A-9 Notes has been reduced to zero; and



          (vii) seventh, after the principal balance of each Class of Class A Notes has been reduced to zero, to the Class B Noteholders, the remaining Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been reduced to zero.



     On each Distribution Date, after making all required transfers to the Expense Account, the Note Distribution Account and, if applicable, the Certificate Distribution Account, the Indenture Trustee will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during such month) in the following order of priority: (i) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance, (ii) to the Note Distribution Account, the amount, if any, which when applied as a payment of principal on such Distribution Date to the Class of Notes then receiving payments of principal, is necessary for the Parity Percentage to equal 102.5% on such Distribution Date (the amount so transferred to the Note Distribution Account is the "Parity Percentage Payment") and (iii) to the Note Distribution Account, the amount of any outstanding Noteholders' Interest Carryover. Any amounts remaining in the Collection Account after such transfers (other than amounts representing payments received during such current month) will be distributed first, to the Counterparties, the amount of any Swap Termination Payments, and second, after such Swap Termination Payments have been paid in full, to the Transferor.



     No Class of Fixed Rate Notes will receive as a payment of principal on any Distribution Date more than the amount needed to reduce its respective principal balance to the percentage of the Original Amount set forth for such Class on the Scheduled Principal Balance Table. Therefore, on any Distribution Date the portion, if any, of the Noteholders Principal Distribution Amount remaining after the principal balance of each Class of Fixed Rate Notes has been reduced to such amount and the principal balance of the Class A-8 Notes and the Class A-9 Notes has been paid in full will remain on deposit in the Note Distribution Account and applied as payments of principal on the Fixed Rate Notes on future Distribution Dates. The Class B Notes will receive no payments of principal so long as any Class A Notes are outstanding.



     Notwithstanding the foregoing, if (x) on any Distribution Date following all distributions to be made on such Distribution Date, the principal amount of the Class A Notes would exceed the sum of the Pool Balance at the end of the immediately preceding Collection Period plus the aggregate balance on deposit in the Trust Accounts on such Distribution Date following such distributions, or
(y) an Event of Default has occurred with respect to payment of the Notes or the Trust Swap Payment, after paying Transaction Fees, overdue Transaction Fees, Consolidation Loan Fees and overdue Consolidation Loan Fees, distributions will be made in the following priority: (i) first, to each Class of Class A Noteholders and the Counterparties, the Noteholders' Interest Distribution Amount applicable to each such Class and the Trust Swap Payment, respectively, pro rata based upon the portion thereof allocable to each such Class and the Counterparties; (ii) second, in the case of clause (x) above, to the Class A-1 Noteholders, the Noteholders' Principal Distribution Amount in the order and priority set forth above in clauses third through sixth, inclusive, or in the case of clause (y) above, to each Class of Class A Noteholders, the Noteholders' Principal Distribution Amount applicable to such Distribution Date, pro rata based upon the principal balance of each Class of Class A Notes until the principal balance of each Class of Class A Notes has been paid in full; (iii) third, to the Class B Noteholders, the Noteholders' Interest Distribution Amount applicable to the Class B Notes; (iv) fourth, after the principal balance of each of the Class A Notes has been paid in full, to the Class B Noteholders, the Noteholders' Principal Distribution Amount until the principal balance of the Class B Notes has been paid in full; (v) fifth, to the Class A-8 Noteholders and the Class A-9 Noteholders, the Noteholders' Interest Carryover applicable to the respective Class of Class A Notes, pro rata based upon the portion thereof allocable to each such Class; (vi) sixth, to the Class B Noteholders, the Noteholders' Interest Carryover applicable to the Class B Notes; (vii) seventh, to the Counterparties, any Swap Termination Payments; (viii) eighth, to the Certificateholders, the Certificateholders' Interest Distribution Amount; and
(ix) ninth, to the Certificateholders, the Certificateholders' Principal Distribution Amount.



     All principal payments of Notes of any Class shall be made pro rata within that Class. In connection with each principal payment of Notes of any Class, the Administrator shall compute the Principal Factor for that Class. The "Principal Factor" shall be a number, carried to a seven-digit decimal, indicating the principal balance of each Note of a Class as of a Distribution Date (after giving effect to any payments made on that date) as a fraction of the original principal amount of such Note. The Principal Factor for each Class of Notes shall be initially 1.0000000 and will thereafter decline to reflect the reduction in the principal balance of the Notes of that Class after any payment of principal. The principal balance of any Note can be determined by multiplying the original principal amount of such Note by the Principal Factor applicable to that Class of Notes.



     "Certificate Balance" equals the original principal balance of each Class of Certificates issued reduced by all amounts allocable to principal previously distributed to Certificateholders.


     "Certificateholders' Distribution Amount" means, as to any Class of Certificates, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for such Distribution Date plus, for each Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Distribution Date.

     "Certificateholders' Interest Carryover Shortfall" means, as to any Class of Certificates, with respect to any Distribution Date, the excess, if any, of
(i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually distributed to the Certificateholders of such Class on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Certificateholders of such Class, to the extent permitted by law, at the related Certificate Rate from such preceding Distribution Date to the current Distribution Date.


     "Certificateholders' Interest Distribution Amount" means, as to any Class of Certificates, with respect to any Distribution Date relating to such Certificates, the sum of (i) the amount of interest accrued at One-Month LIBOR plus 1.50% per annum for each related Interest Period since the last Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) on the outstanding principal amount of such Certificates on the immediately preceding Distribution Date, after giving effect to all distributions of principal to Certificateholders of such Class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall relating to such Certificates for such Distribution Date.


     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date relating to a class of Certificates on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Distribution Date.

     "Certificateholders' Principal Distribution Amount" means, on each Distribution Date occurring after the principal balance of each Class of Notes has been paid in full, the sum of (i) the Principal Distribution Amount for the three Collection Periods preceding such Distribution Date, and (ii) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of the applicable class of Certificates. Further, on the first Distribution Date occurring on or after the Distribution Date on which the principal balance of the last outstanding Class of Notes is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Distribution Date over the amount of principal paid on the Notes on such date.


     "Consolidation Loan Fees" means, as to any Collection Period, an amount accrued during such Collection Period equal to 1.05% per annum of the average outstanding principal balance of the Consolidation Loans owned by the Trust during such Collection Period.



     "Counterparty Swap Payment" means, as to the Swap Agreements, with respect to any Quarterly Distribution Date, the excess, if any, of (i) the aggregate of the amounts accrued during the three Interest Periods immediately preceding such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, since the Closing Date) on the Notional Amounts of the Swap Agreements at the fixed rates set forth therein (calculated on the basis of a year consisting of 12 months of 30 days each) over (ii) the amount payable under the Swap Agreement on such Quarterly Distribution Date by the Trust to the Swap Counterparties.



     "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of the related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Distribution Date.


     "Noteholders' Interest Carryover Shortfall" means, as to any Class of Notes, with respect to any Distribution Date, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Distribution Date and any Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over (ii) the amount of interest actually allocated to such Noteholders on such preceding Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Distribution Date to the current Distribution Date.


     "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each Interest Period since the last Distribution Date for such Class of Notes (or, in the case of the first Distribution Date, the Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Distribution Date, on the Closing
Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class for such Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.


     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Distribution Date.


     "Noteholders' Principal Distribution Amount" means, as to any Distribution Date, the sum of (i) the Principal Distribution Amount for the three Collection Periods (or with respect to the Class A-1 Notes, the one Collection Period) immediately preceding the month of such Distribution Date, (ii) any Parity Percentage Payments to be made on such Distribution Date, (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date and (iv) the amount, if any, remaining on deposit in the Note Distribution Account following the preceding Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount allocable to a Class of Notes will not exceed the outstanding principal balance of such Class of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the outstanding principal balance of such Notes to zero.



     "Principal Distribution Amount" means, with respect to any Collection Period, the excess of (A) the sum of the following amounts: (i) that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period; (iii) all Realized Losses incurred during such Collection Period; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan purchased by the Transferor or purchased by the Master Servicer or under an obligation which arose during the related Collection Period and (v) the Adjustment Payments, if any, received from the Transferor during such Collection Period; over (B) the Issuer Consolidation Payments for such Collection Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans, the Purchase Amount of which has been included in Available Funds for a prior Collection Period.


     "Trust Swap Payment" means, as to the Swap Agreements, with respect to any Quarterly Distribution Date, the excess, if any, of (i) the aggregate amounts accrued on the Notional Amounts of the Swap Agreements during the three Interest Periods immediately preceding such Quarterly Distribution Date (or, in the case of the first Quarterly Distribution Date, since the Closing Date) at the Variable Swap Rate (calculated on the basis of the actual number of days elapsed in each such Interest Period divided by 365 or 366, as applicable,) over (ii) the amount payable under the Swap Agreements on such Quarterly Distribution Date by the Counterparties to the Trust.


     With respect to each Financed Student Loan submitted to a Guarantor for a Guarantee Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 12 months after the date the claim for such Guarantee Payment is first denied.

MONTHLY ADVANCES

     If the Master Servicer has applied for a Guarantee Payment from a Guarantor or an Interest Subsidy Payment or a Special Allowance Payment from the Department, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Distribution Date on which such amount would be required to be distributed as a payment of interest, the Master Servicer may, no later than the Determination Date relating to such Distribution Date, deposit into the Monthly Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Monthly Advances"). On each related Distribution Date, the Indenture Trustee will distribute from the Monthly Advance Account to the Noteholders the Monthly Advance for such Distribution Date. Such Monthly Advances are recoverable by the Master Servicer
(i) first, from the source for which such Monthly Advance was made and (ii) second, from payments received generally on or with respect to the Financed Student Loans. The Master Servicer will have no obligation, legal or otherwise, to make any Monthly Advance, and a determination by the Master Servicer to make a Monthly Advance will not create any obligation of the Master Servicer, legal or otherwise, to make any future Monthly Advances.

CREDIT ENHANCEMENT


     Reserve Account. Pursuant to the Transfer and Servicing Agreement, the Reserve Account will be created and on or prior to the Closing Date and the Transferor will deposit to the Reserve Account cash or Eligible Investments in an amount equal to the Reserve Account Deposit. The initial Reserve Account Deposit is $10.3 million. The Reserve Account will be augmented on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after making all prior distributions on such date as described above under the heading "--Distributions--Distributions from the Collection Account". Also, if amounts were transferred from the Reserve Account to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Account. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Transferor to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

     If the amount, if any, on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any unpaid Noteholders' Interest Carryover or to purchase Financed Student Loans for which there has been an uncured breach of certain representations and warranties, to the Transferor. Upon any distribution to the Transferor of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.


     The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest due them, the ultimate receipt by the Noteholders of the full amount of principal and to decrease the likelihood that the Noteholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amount of principal and interest distributed to the Noteholders could result. This could, in turn, increase the average life of the Notes. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate unpaid Noteholders' Interest Carryover.



     Subordination of the Class B Notes. The rights of the holders of the Class B Notes to receive distributions with respect to interest and principal will be subordinated to such rights of the holders of the Class A Notes to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by holders of the Class A Notes of the full amount of the Noteholders' Interest Distribution Amount and, after distribution of the Class B Interest Distribution Amount, the Noteholders' Principal Distribution Amount. See "--Distributions".


     Subordination of the Certificates. The rights of Certificateholders to receive distributions of interest and principal will be subordinated to such rights of the holders of the Notes to the extent described herein.


SWAP AGREEMENTS



     Pursuant to the Transfer and Servicing Agreements, on the Closing Date the Trust will enter into separate Swap Agreements with respect to each Class of Fixed Rate Notes with a Counterparty, pursuant to which the Trust will be obligated to pay such Counterparty on each Quarterly Distribution Date an amount accrued on the Notional Amount of such Swap Agreement during the three Interest Periods immediately preceding such Quarterly Distribution Date (or in the case of the first Quarterly Distribution Date, since the Closing Date) at the Variable Swap Rate, and the Counterparty under such Swap Agreement will be obligated to pay the Trust on such Quarterly Distribution Date an amount accrued during such Interest Periods on the Notional Amount of such Swap Agreement at a fixed rate. The payment obligations of the Trust and the Counterparties to each other will be netted on each Quarterly Distribution Date and only the party with any payment remaining after such netting will be required to remit such amount to the other. The Trust's obligations to make such payments to the Counterparties under the Swap Agreements will rank equally without preference with the Trust's obligations to pay interest on the Class A Notes and will generally be funded from Available Funds, Monthly Advances and amounts, if any, on deposit in the Reserve Account remaining after deposit of the Transaction Fees, overdue Transaction Fees, the Consolidation Loan Fees and overdue Consolidation Loan Fees in the Expense Account. Any net payments from the Counterparties to the Trust under the Swap Agreement will be deposited in the Collection Account and will be included as Available Funds for the related Quarterly Distribution Date. See "--Distributions."



COUNTERPARTIES UNDER THE SWAP AGREEMENTS



     Deutsche Bank AG, New York Branch ("Deutsche Bank"), a member of the Deutsche Bank Group, currently has a long-term credit rating of "AAA" from Standard & Poor's and "Aaa" from Moody's. Deutsche Bank will provide, upon request, without charge to each person to whom this Prospectus is delivered, a copy of (i) the rating analysis from each of Standard & Poor's and Moody's evidencing those respective long-term credit ratings and (ii) the consolidated financial information of the Deutsche Bank Group based on

International Accounting Standards, which can be obtained upon written or oral request from Corporate Communications, Deutsche Bank AG, 31 West 52nd Street, New York, New York 10019, telephone (212) 469-5000.



     Morgan Guaranty Trust Company of New York ("Morgan") is a trust company, incorporated under the laws of the State of New York in 1864. Morgan extends credit, accepts deposits, arranges financings, and provides a number of other traditional banking and financial facilities and services. Morgan also provides worldwide financial and advisory services to its clients in addressing their corporate finance needs, including those related to international capital markets. In addition to providing merger and acquisitions, leasing, real estate, and other advisory services, Morgan also acts as a broker and principal in the interest rate and currency swap markets.



     Morgan buys and sells foreign currencies as principal, engaging in spot, forward, futures, and options transactions. Morgan executes trades with counterparties around the world, including commercial and institutional clients. To complement its international activities and to serve its clients, Morgan trades precious metals, engaging in spot, forward, futures, and options transaction as principal.



     Morgan currently has a long-term credit rating of "AAA" from Standard & Poor's and "Aa1" from Moody's.



     The principal executive office of Morgan is located at 60 Wall Street, New York, New York 10260-0060 and its telephone number is (212) 483-2323.



     Any person receiving a copy of this Prospectus may obtain, without charge, upon request, a copy of the most recent quarterly Consolidated Reports of Condition and Income of Morgan filed with the Board of Governors of the Federal Reserve System, except for the exhibits to such documents. Written requests should be mailed to the Office of the Secretary, Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060. Telephone requests may be directed to (212) 648-3380.


STATEMENTS TO INDENTURE TRUSTEE

     On each Determination Date preceding a Distribution Date, the Master Servicer or the Administrator will provide to the Indenture Trustee (for the Indenture Trustee to forward on each succeeding Distribution Date to each Noteholder) a statement which will include the following information with respect to such Distribution Date or for the preceding Collection Period or Collection Periods, to the extent applicable:


          (i) the Principal Factor for each class of Notes;


          (ii) the amount of the distribution allocable to principal of each class of Notes;


          (iii) the amount of the distribution allocable to interest on each class of Notes and Certificates, together with the interest rates applicable with respect thereto (indicating, in the case of the LIBOR Rate Notes, whether such interest rates are based on One-Month LIBOR or on the Net Loan Rate, with respect to each class of LIBOR Rate Notes, and specifying what each such interest rate would have been if it had been calculated using the alternate basis);


          (iv) the amount of the distribution, if any, allocable to any Noteholders' Interest Carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

          (v) the Pool Balance as of the close of business on the last day of each preceding Collection Period since the last Distribution Date;


          (vi) the aggregate outstanding principal balance of each class of Notes as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;


          (vii) the amount of the Servicing Fee to be allocated to the Master Servicer, the amount of the Administration Fee to be allocated to the Administrator, the amount of the Indenture Trustee Fee to be allocated to the Indenture Trustee and the amount of the Eligible Lender Trustee Fee to be allocated to the Eligible Lender Trustee, respectively, with respect to the upcoming Distribution Date;

          (viii) the amount of the aggregate Realized Losses, if any, for each Collection Period since the last Distribution Date and the aggregate amount, if any, received (stated separately for interest and principal) with respect to Financed Student Loans for which Realized Losses were allocated previously;

          (ix) the amount of the distribution attributable to amounts in the Reserve Account, the amount of any other withdrawals from the Reserve Account for such Distribution Date, the balance of the Reserve Account on such Distribution Date, after giving effect to changes therein on such Distribution Date, the then applicable Parity Percentage and the amount of the distribution, if any, attributable to Parity Percentage Payments;

          (x) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during each preceding Collection Period since the last Distribution Date;

          (xi) during the Exchange Period only, the aggregate Issuer Consolidation Payments and Adjustment Payments, stated separately, for each preceding Collection Period since the last Distribution Date (or since the Closing Date in the case of the first Distribution Date); and

          (xii) the number and principal amount of Financed Student Loans, as of each preceding Collection Period since the last Distribution Date, that are
     (i) 30 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guarantor and which are awaiting payment.

EVIDENCE AS TO COMPLIANCE

     The Transfer and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding calendar year (or, in the case of the first such certificate, the period from March 27, 1997 to December 31, 1997) with certain provisions of the Transfer and Servicing Agreement relating to the servicing of the Financed Student Loans.

     The Transfer and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) with certain provisions of the Transfer and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

     The Transfer and Servicing Agreement will also provide for delivery to the Eligible Lender Trustee and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled in all material respects all its obligations under the Transfer and Servicing Agreement and the Administration Agreement, respectively, throughout the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1997) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and statute thereof. Each of the Master Servicer and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Transfer and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee at Four Albany Street, New York, New York, 10006, Attention: Corporate Trust and Agent Group, Structural Finance; facsimile: (212) 250-6439.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Transfer and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over the Master Servicer or its properties. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Transfer and Servicing Agreement.


     The Transfer and Servicing Agreement will further provide that neither the Transferor, the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust, the Noteholders, the Certificateholders, the Swap Counterparty, the Indenture Trustee or the Eligible Lender Trustee, except as provided under the Transfer and Servicing Agreement or the Administration Agreement for taking any action or for refraining from taking any action pursuant to the Transfer and Servicing Agreement, or for errors in judgment; provided, however, that neither the Transferor, the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties thereunder. In addition, the Transfer and Servicing Agreement will provide that the Transferor and the Master Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its duties in accordance with the Transfer and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.


     The Transfer and Servicing Agreement will provide that the Master Servicer will be permitted to perform its services thereunder through any of its affiliates, provided that the Master Servicer shall continue to be responsible for all performance of such services.

     Under the circumstances and subject to conditions specified in the Transfer and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Transfer and Servicing Agreement. Successors (other than the Holding Company or a PNC Subsidiary (as defined below)) must execute an agreement expressly assuming the Master Servicer's obligations under the Transfer and Servicing Agreement.

PERMITTED MERGER OF TRANSFEROR, MASTER SERVICER AND ADMINISTRATOR WITH PNC SUBSIDIARIES


     Nothing in the Transfer and Servicing Agreements prohibits or restricts the merger of PNC Bank, National Association with the Holding Company or certain subsidiaries of the Holding Company, including without limitation PNC Bank, Ohio, National Association, PNC Bank, Kentucky, Inc., PNC Bank, Delaware, PNC Bank, Indiana, Inc., PNC National Bank, PNC Mortgage Bank, N.A. and PNC Bancorp, Inc. (each a "PNC Subsidiary"), the consolidation of PNC Bank, National Association and the Holding Company or any PNC Subsidiary, or the sale of all or substantially all of the assets of PNC Bank, National Association to the Holding Company or another PNC Subsidiary. In such event, no consent of the Noteholders, Certificateholders or Counterparties will be required.


MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT

     "Master Servicer Default" under the Transfer and Servicing Agreement will consist of: (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any collections, Guarantee Payments or other amounts received with respect to the Financed Student Loans, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee, the Administrator or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement of the Master Servicer in the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders and Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Master Servicer by the Indenture Trustee, the Eligible Lender Trustee or the Administrator or (B) to the Master Servicer and to the

Indenture Trustee and the Eligible Lender Trustee by holders of Notes evidencing not less than 25% in principal amount of the outstanding Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) any limitation, suspension or termination by the Department of the Master Servicer's eligibility to service Student Loans which materially and adversely affects the Master Servicer's ability to service Financed Student Loans.

     "Administrator Default" under the Transfer and Servicing Agreement or the Administration Agreement will consist of (i) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery of such failure by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Transfer and Servicing Agreement which failure materially and adversely affects the rights of Noteholders, and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Administrator, the Indenture Trustee or the Eligible Lender Trustee or (B) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes evidencing not less than 25% in principal amount of the outstanding Notes; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT AND ADMINISTRATOR DEFAULT


     As long as a Servicer Default under the Transfer and Servicing Agreement or an Administrator Default under the Transfer and Servicing Agreement or the Administration Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than 25% in principal amount of then outstanding Notes may terminate all the rights and obligations of the Master Servicer under the Transfer and Servicing Agreement, or the Administrator under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Transfer and Servicing Agreement, or the Administrator under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. In the event that a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed successor Master Servicer or Administrator. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of student loans, as the successor to the Master Servicer or Administrator, as the case may be, under this Agreement. In the event that a successor Master Servicer or Administrator, as the case may be, has not been appointed at the time when the predecessor Master Servicer or Administrator has ceased to act as Master Servicer or Administrator, then the Indenture Trustee shall automatically be appointed as successor Master Servicer or Administrator.


WAIVER OF PAST DEFAULTS

     The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes may, on behalf of all Noteholders and Certificateholders, waive any default by the Master Servicer in the performance of its obligations under the Transfer and Servicing Agreement, or any default by the Administrator of its obligations under the Transfer and Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the

Transfer and Servicing Agreement. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT


     The Transfer and Servicing Agreements may be amended by the parties thereto, with the consent of the Indenture Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders, the Certificateholders or the Counterparties or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates and the Counterparties affected thereby.


INSOLVENCY EVENT


     If any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Transferor or certain actions by the Transferor indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs, the Financed Student Loans will be liquidated and the Trust will be terminated. Promptly after the occurrence of any Insolvency Event, notice thereof is required to be given to Noteholders, Certificateholders and the Counterparties; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Financed Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Financed Student Loans and any amounts on deposit in the Reserve Account are not sufficient to pay the Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss.


PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Transfer and Servicing Agreement, except as otherwise provided therein.

TERMINATION


     The obligations of the Master Servicer, the Transferor, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the Noteholders, the Certificateholders and the Counterparties of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Transferor is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is 5% or less of the Initial Pool Balance and the outstanding aggregate principal amount of the Fixed Rate Notes has been reduced to zero, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the Notes and the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders, Certificateholders and the Counterparties therefrom, will be conveyed and transferred to the Transferor.

     Any Financed Student Loans remaining in the Trust as of the end of May 1, 2007 will be offered for sale by the Indenture Trustee on or prior to the July 2007 Distribution Date. The Transferor, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on or prior to such Distribution Date. If at least two bids are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date or (y) an amount that would be sufficient to (i) reduce the outstanding principal amount of the Notes on such Distribution Date to zero and (ii) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Distribution Date and pay to the Counterparties any Trust Swap Payments payable on such Distribution Date, if any (the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any outstanding Notes on such Distribution Date and pay any Trust Swap Payments. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the July, 2007 Distribution Date or any subsequent Distribution Date.


ADMINISTRATOR


     PNC Bank, National Association, in its capacity as Administrator, has entered into the Administration Agreement with the Trust and the Indenture Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Distribution Date, (ii) to prepare (based on the reports received from the Master Servicer) and provide periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related Federal income tax reporting information and (iii) to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee equal to 0.02% per annum of the outstanding principal amount of the Notes and Certificates (the "Administration Fee"). Affiliates of the Administrator may assist it in performing its obligations under the Administration Agreement.


                  LEGAL ASPECTS OF THE FINANCED STUDENT LOANS

TRANSFER OF FINANCED STUDENT LOANS

     The Transferor intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust will constitute a valid contribution and assignment of such Financed Student Loans. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of the Trust, a security interest in the Federal Loans created on behalf of the Eligible Lender Trustee may, pursuant to the provisions of 20 U.S.C. Section 1087-2(d)(3), be perfected by the filing of notice of such security interest in the manner provided by the applicable state law version Uniform Commercial Code ("UCC") for perfection of a security interest in accounts. A financing statement or statements covering the Financed Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Transferor is deemed to be subject to the UCC.

     If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of the Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans could have an interest in such Financed Student Loans with priority over the Eligible Lender Trustee's interest. A tax or other government lien on property of the Transferor arising prior to the time a Financed Student Loans came into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Under the Transfer and Servicing Agreement, however, the

Transferor will warrant that it has caused the Financed Student Loans to be transferred to the Eligible Lender Trustee on behalf of a Trust free and clear of any lien of any third party. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of a Trust.

     Pursuant to the Transfer and Servicing Agreement, either the Master Servicer or a sub-servicer as custodian on behalf of the Trust will have custody of the promissory notes evidencing the Financed Student Loans following the conveyance of the Financed Student Loans to the Eligible Lender Trustee and the pledge thereof to the Indenture Trustee. Although the accounts of the Transferor will be marked to indicate the conveyance and the Transferor will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated in the Master Servicer's or such sub-servicer's offices. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee and the Indenture Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's and the Indenture Trustee's respective interests. See "Description of the Transfer and Servicing Agreements--Conveyance of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Transferor.

     Subject to clarification by FDIC regulations or interpretations, it would appear form the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Transferor, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Transferor's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Transferor. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interests, thereby resulting in possible delays and reductions in payments on the Notes. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its rights to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and possible reductions in the amount of the payments could occur.

CONSUMER PROTECTION LAWS


     Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. Many of these requirements are preempted by the provisions of the Higher Education Act. For a discussion of the Trust's rights if the Financed Student Loans were not originated or serviced in compliance in all material respects with applicable laws, See "Description of the Transfer and Servicing Agreements--Conveyance of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO FINANCED STUDENT LOANS

     The Higher Education Act, including the implementing regulations thereunder (in the case of Federal Loans), impose specified requirements, guidelines and procedures with respect to originating and servicing Student Loans such as the Financed Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis in the case of certain Federal Loans) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearance and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer has agreed pursuant to the Transfer and Servicing Agreement to perform collection and servicing procedures on behalf of the Trust. However, failure to follow these procedures or failure of the Transferor to follow procedures relating to the origination of any Financed Student Loans could result in adverse consequences. In the case of any Financed Student Loans, any such failure could result in the Department's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Student Loans or in the Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Financed Student Loans. Failure of the Guarantors to receive reinsurance payments from the Department could adversely affect the Guarantors' ability or legal obligation to make Guarantee Payments to the Eligible Lender Trustee with respect to such Financed Student Loans.

     Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the Trust's ability to pay principal and interest on the Notes. Under certain circumstances, pursuant to the Transfer and Servicing Agreement, the Transferor is obligated to repurchase any Financed Student Loan, or the Master Servicer is obligated to purchase any Financed Student Loan, if a breach of the representations, warranties or covenants of the Transferor or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's or the Secretary's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect). See "Description of the Transfer and Servicing Agreements--Conveyance of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants." The failure of the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Transfer and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture.

FINANCED STUDENT LOANS MAY BE SUBJECT TO DISCHARGE IN BANKRUPTCY

     The Financed Federal Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the Bankruptcy Code, unless (i) such loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy or (ii) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                            FEDERAL TAX CONSEQUENCES

     Set forth below is a summary of Federal income tax consequences of the purchase, ownership and disposition of the Notes. Mayer, Brown & Platt, special Federal tax counsel for the Trust ("Federal Tax Counsel") is of the opinion that the discussion hereunder fully and fairly discloses all material Federal tax consequences associated with the purchase, ownership and disposition of the Notes.

     This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Notes, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Notes that are held by insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts life insurance companies, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service (the "IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below.

     This discussion is directed to prospective investors who purchase Notes in the initial distribution thereof and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code. Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust has been provided with an opinion of Federal Tax Counsel regarding certain of the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE NOTES

     Tax Characterization of the Notes and the Trust. Federal Tax Counsel is of the opinion that based on the terms of the Notes and the transactions relating to the Financed Student Loans as set forth herein, the Notes will be treated as debt for Federal income tax purposes. There is, however, no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.


     Federal Tax Counsel is also of the opinion that based on the applicable provisions of the Trust Agreement and related documents and the minimum denomination of the Certificates, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes, and because the Trust has not elected and will not elect under Treasury Regulation 301.7701-3 to be classified as an association, the Trust also will not be so classified for Federal income tax purposes. If the IRS were to successfully characterize the Trust as a corporation for Federal income tax purposes, the income from the Financed Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which would reduce the amounts available to make payments on the Notes.


     If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, the Trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be treated as a publicly traded partnership taxable as a corporation.

     Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). A holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

     Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or Student Holdings (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or Student Holdings is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year or does not have a tax home in the United States.

     If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means for obtaining the exemption from federal income and withholding tax.

     Information Reporting and Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts.). For nonresident aliens who provide certification as to their status as nonresidents interest paid will be reported on Form 1042-S. However, withholding will not apply as long as the certification is valid. Generally, certification must be renewed every three calendar years. Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification or recertify its foreign status, the Trust will be required to withhold 31% for U.S. residents or 30% for nonresident aliens of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of the Trust, the Notes or the Noteholders under any state or local tax laws. The activities to be undertaken in servicing and collecting the Financed Student Loans will take place in a number of states and, therefore, many different tax regimes potentially apply to different portions of the transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Trust as well as any state and local tax consequences of them purchasing, holding and disposing of Notes.

                              ERISA CONSIDERATIONS

     Subject to the following discussion, the Notes may be acquired by pension, profit-sharing or other employee benefit plans or retirement arrangements, as well as an individual retirement accounts and Keogh plan (each a "Benefit Plan"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan (which may include the Transferor, the Depositor, the Administrator, the Master Servicer, the Indenture Trustee or the Eligible Lender Trustee). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Transferor believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Transferor, the Depositor, the Administrator, the Master Servicer, the Indenture Trustee or the Eligible Lender Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan or a transfer of a Note occurs between a party in interest or a disqualified person and a Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are:

Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition of the Notes will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however, governmental plans may be subject to comparable state law restrictions.

     A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an Underwriting Agreement
dated June   , 1997 (the "Underwriting Agreement"), among the Transferor, Smith
Barney Inc. and PNC Capital Markets, Inc. (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each Underwriter has severally agreed to purchase from the Transferor, the principal balance of each Class of Notes set forth below its name on the following chart:



                                                                  PRINCIPAL BALANCE
                                                 ----------------------------------------------------
                                                                        PNC CAPITAL
                                                                          MARKETS,
                CLASS OF NOTES                   SMITH BARNEY INC.          INC.            TOTAL
-----------------------------------------------  ------------------     ------------     ------------
Class A-1 Notes................................     $                   $                $
Class A-2 Notes................................     $                   $                $
Class A-3 Notes................................     $                   $                $
Class A-4 Notes................................     $                   $                $
Class A-5 Notes................................     $                   $                $
Class A-6 Notes................................     $                   $                $
Class A-7 Notes................................     $                   $                $
Class A-8 Notes................................     $                   $                $
Class A-9 Notes................................     $                   $                $
Class B Notes..................................     $                   $                $
                                                    ------------        ------------     ------------
Total..........................................     $                   $                $
                                                    ============        ============     ============



     The Transferor has agreed to pay Smith Barney Inc. a structuring fee equal to $515,000.


     In the Underwriting Agreement, the Underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby, if any Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or purchase commitments of all Underwriters may be terminated. The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Notes to the public at the public offering price with respect to each Class set forth on the cover page of this Prospectus, and to
certain dealers at such price less a concession not in excess of     % of the
principal amount of the Notes. The Underwriters may allow, and such dealers may
reallow, a discount not in excess of     % of such principal amount to certain
other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Underwriting Agreement provides that the Transferor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with the Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

     Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted, and will not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations, (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986, as amended, (Investment Advertisement) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.


     PNC Capital Markets, Inc., formerly known as PNC Securities Corp, is an affiliate of the Transferor and a wholly owned indirect subsidiary of the PNC Bank Corp.


     Smith Barney Inc. has provided from time to time, and may provide in the future, investment or commercial banking services to the Transferor and its affiliates, for which Smith Barney Inc. or its affiliates have received or will receive customary fees and commissions. An affiliate of Smith Barney Inc. holds all the Series 1997-1 notes previously issued by the Trust, which will be paid in full immediately prior to the issuance of the Notes.

                                 LEGAL MATTERS


     Certain legal matters relating to the Transferor, the Master Servicer and the Administrator will be passed upon by Libby G. Fishman, General Counsel-Consumer Bank of PNC Bank Corp. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Trust by Mayer, Brown & Platt. Mayer, Brown & Platt has performed legal services for the Transferor and it is expected that it will continue to perform such services in the future. Certain federal income tax and other matters will be passed upon for the Trust by Mayer, Brown & Platt. Certain legal matters will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP.


                             FINANCIAL INFORMATION

     The Transferor has determined that its financial statements are not material to the offering made hereby. The Trust will engage in no activities other than as described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus.

                                     RATING


     It is a condition to the issuance and sale of the Class A-1 Notes that they be rated "A-1+" by Standard & Poor's, "P-1" by Moody's, and "F-1+" by Fitch. It is a condition to the issuance and sale of the Class A-2, Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class A-6 Notes, the Class A-7 Notes, the Class A-8 Notes and the Class A-9 Notes that they each be rated "AAA" by Standard & Poor's and Fitch and "Aaa" by Moody's. It is a condition to the issuance of the Class B Notes that they be rated at least "A" by Standard & Poor's and Fitch and at least "A2" by Moody's. Each of Standard & Poor's, Moody's and Fitch is also referred to herein as a "Rating Agency" and collectively, as the "Rating Agencies." A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Noteholders' Interest Carryover.

                            INDEX OF PRINCIPAL TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                                                                                      PAGE
                                                                                   ----------
ACA...........................................................................             53
Adjustment Payment............................................................             68
Administration Agreement......................................................              5
Administration Fee............................................................         11, 84
Administrator.................................................................              3
Administrator Default.........................................................             82
AFSA..........................................................................          5, 36
Assigned Rights...............................................................             30
Available Funds...............................................................             71
Benefit Plan..................................................................             89
Business Day..................................................................             15
Cede..........................................................................              3
Cedel.........................................................................              5
Cedel Participants............................................................             65
Certificate Balance...........................................................             75
Certificate Distribution Account..............................................         16, 72
Certificateholders............................................................             15
Certificateholders' Distribution Amount.......................................             75
Certificateholders' Interest Carryover Shortfall..............................             75
Certificateholders' Interest Distribution Amount..............................             75
Certificateholders' Principal Carryover Shortfall.............................             75
Certificateholders' Principal Distribution Amount.............................             75
Certificates..................................................................              5
Class.........................................................................              4
Class A Noteholders...........................................................              4
Class A-1 Noteholders.........................................................              4
Class A-2 Noteholders.........................................................              4
Class A-3 Noteholders.........................................................              4
Class A-4 Noteholders.........................................................              4
Class A-5 Noteholders.........................................................              4
Class A-6 Noteholders.........................................................              4
Class A-7 Noteholders.........................................................              4
Class A-8 Noteholders.........................................................              4
Class A-9 Noteholders.........................................................              4
Class A Notes.................................................................              4
Class A-1 Notes...............................................................              4
Class A-2 Notes...............................................................              4
Class A-3 Notes...............................................................              4
Class A-4 Notes...............................................................              4
Class A-5 Notes...............................................................              4
Class A-6 Notes...............................................................              4
Class A-7 Notes...............................................................              4
Class A-8 Notes...............................................................              4
Class A-9 Notes...............................................................              4
Class B Noteholders...........................................................              4
Class B Notes.................................................................              4

                                                                                      PAGE
                                                                                   ----------
Class Interest Rate...........................................................              6
Closing Date..................................................................             12
Code..........................................................................             87
Collection Account............................................................             15
Collection Period.............................................................             15
Commission....................................................................              3
Consolidation Loan............................................................             45
Consolidation Loan Fees.......................................................             76
Consolidation Prepayments.....................................................             69
Cooperative...................................................................             65
Corporation...................................................................             35
Counterparties................................................................              8
Counterparty..................................................................              8
Counterparty Swap Payment.....................................................             76
Cut-off Date..................................................................             12
Deferral Period...............................................................             42
Deferral Phase................................................................             14
Definitive Notes..............................................................             66
Department....................................................................         13, 37
Depositor.....................................................................              3
Depositories..................................................................             63
Depository....................................................................             57
Determination Date............................................................             15
Deutsche Bank.................................................................          8, 78
Distribution Date.............................................................           2, 6
DOE Data Book.................................................................             55
DTC...........................................................................              3
DTC Participants..............................................................             63
Effective Interest Rate.......................................................              8
Eligible Deposit Account......................................................             69
Eligible Institution..........................................................             69
Eligible Investments..........................................................             69
Eligible Lender Trustee.......................................................           1, 5
Eligible Lender Trustee Fee...................................................             16
Eligible Student..............................................................             38
ERISA.........................................................................             89
Euroclear.....................................................................          5, 65
Euroclear Operator............................................................             65
Euroclear Participants........................................................             65
Event of Default..............................................................             60
Exchange Act..................................................................              3
Exchange Date.................................................................             68
Exchange Period...............................................................         13, 68
Exchanged Consolidation Loan..................................................             68
Exchanged Consolidation Loans.................................................             68
Exchanged Financed Student Loans..............................................         12, 68
Exchanged Serial Loan.........................................................             68
Expense Account...............................................................             16
FDIA..........................................................................             32

                                                                                      PAGE
                                                                                   ----------
FDIC..........................................................................             32
Federal Assistance............................................................             40
Federal Direct Student Loan Program...........................................             30
Federal Loan Program..........................................................             12
Federal Loans.................................................................             12
Federal Tax Counsel...........................................................             87
Final Maturity Date...........................................................             59
Financed Student Loans........................................................              1
FIRREA........................................................................             32
Fitch.........................................................................             25
Fixed Rate Notes..............................................................              7
Forbearance Period............................................................             42
Forbearance Periods...........................................................             31
Grace Period..................................................................             41
Grace Periods.................................................................             31
Guarantee Agreements..........................................................             37
Guarantee Payments............................................................             26
Guarantor.....................................................................             13
Guarantors....................................................................             13
Higher Education Act..........................................................             14
Holders.......................................................................             66
Holding Company...............................................................             35
Indenture.....................................................................              5
Indenture Trustee.............................................................              5
Indenture Trustee Fee.........................................................             16
Index Maturity................................................................             59
Indirect Participants.........................................................             63
Initial Financed Student Loans................................................             12
Initial Pool Balance..........................................................             12
Insolvency Event..............................................................          6, 83
Interest Period...............................................................              6
Interest Subsidy Payments.....................................................             40
Investment Earnings...........................................................             69
IRS...........................................................................             87
Issuer Consolidation Payments.................................................             69
KHEAA.........................................................................             12
LIBOR Determination Date......................................................             59
LIBOR Rate Notes..............................................................              7
Margin........................................................................          7, 58
Master Servicer...............................................................              5
Master Servicer Default.......................................................             81
Minimum Purchase Price........................................................         24, 84
Monthly Advance Account.......................................................             23
Monthly Advances..............................................................         23, 77
Moody's.......................................................................             25
Morgan........................................................................          8, 79
Net Loan Rate.................................................................              7
1992 Amendments...............................................................             39
1993 Amendments...............................................................             39

                                                                                      PAGE
                                                                                   ----------
1993 Technical Amendments.....................................................             39
91-day Treasury Bills.........................................................              9
91-day Treasury Bill Rate.....................................................             32
Note Distribution Account.....................................................         16, 72
Noteholders...................................................................              6
Noteholders' Distribution Amount..............................................             76
Noteholders' Interest Carryover...............................................          7, 59
Noteholders' Interest Carryover Shortfall.....................................             76
Noteholders' Interest Distribution Amount.....................................             76
Noteholders' Principal Carryover Shortfall....................................             76
Noteholders' Principal Distribution Amount....................................             76
Note Owner....................................................................             64
Notes.........................................................................           1, 4
Notional Amount...............................................................              9
Obligors......................................................................             15
OID...........................................................................             87
One-Month LIBOR...............................................................          7, 59
Original Amount...............................................................              4
Parity Percentage.............................................................             10
Parity Percentage Payments....................................................         19, 74
Participants..................................................................             57
PHEAA.........................................................................              5
PLUS Loans....................................................................         12, 44
PNC Subsidiary................................................................             81
Pool Balance..................................................................             14
PP Loans......................................................................             51
PP Program....................................................................             51
Principal Distribution Amount.................................................             76
Principal Factor..............................................................         21, 75
Program.......................................................................             37
Program Operating Expense Percentage..........................................              8
PTCE..........................................................................             90
Purchase Amount...............................................................             68
Quarterly Distribution Date...................................................              5
Rating Agency.................................................................             25
Rating Agencies...............................................................             25
Realized Loss.................................................................             77
Record Date...................................................................              6
Reference Bank................................................................             60
Registration Statement........................................................              3
Regulation....................................................................             89
Related Documents.............................................................             62
Repayment Phase...............................................................             14
Reserve Account...............................................................             21
Reserve Account Deposit.......................................................             21
Reset Date....................................................................              9
Scheduled Principal Balance Table.............................................              9
Securities Act................................................................              3
Serial Loan...................................................................             31

                                                                                      PAGE
                                                                                   ----------
Series........................................................................             60
Servicer......................................................................              5
Servicers.....................................................................              5
Servicing Fee.................................................................         11, 16
SLS Loans.....................................................................         12, 43
SLS Program...................................................................             43
Special Allowance Payments....................................................             40
Specified Reserve Account Balance.............................................             21
Stafford Loans................................................................             40
Standard & Poor's.............................................................             25
Student Loans.................................................................             12
Subsequent Cut-off Date.......................................................             47
Swap Agreement................................................................              8
Swap Agreements...............................................................              8
Swap Termination Payments.....................................................             19
T-Bill Rate...................................................................              9
Telerate Page 3750............................................................             60
Terms and Conditions..........................................................             65
Terms Supplement..............................................................              5
Transaction Fees..............................................................         16, 72
Transfer Agreement............................................................             14
Transfer and Servicing Agreement..............................................              5
Transfer and Servicing Agreements.............................................             67
Transferor....................................................................           1, 5
Transferor Trusts.............................................................             27
Trust.........................................................................           1, 4
Trust Accounts................................................................             69
Trust Agreement...............................................................             11
Trust Swap Payment............................................................             77
UCC...........................................................................             84
Underlying Federal Loan.......................................................             45
Underwriters..................................................................             91
Underwriting Agreement........................................................             91
Unsubsidized Stafford Loans...................................................             43
U.K. Regulations..............................................................              2
USAF..........................................................................             13
USAG..........................................................................          5, 36
Variable Swap Rate............................................................              8

                      [This Page Intentionally Left Blank]

                                                                      SCHEDULE I



                       SCHEDULED PRINCIPAL BALANCE TABLE



                                                % OF ORIGINAL AMOUNT
DISTRIBUTION    -------------------------------------------------------------------------------------
   DATE         CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5      CLASS A-6      CLASS A-7
-----------     ----------     ----------     ----------     ----------     ----------     ----------
  7/25/1997       100.00%        100.00%        100.00%        100.00%        100.00%        100.00%
 10/25/1997       100.00         100.00         100.00         100.00         100.00         100.00
  1/25/1998       100.00         100.00         100.00         100.00         100.00         100.00
  4/25/1998       100.00         100.00         100.00         100.00         100.00         100.00
  7/25/1998       100.00         100.00         100.00         100.00         100.00         100.00
 10/25/1998        73.95         100.00         100.00         100.00         100.00         100.00
  1/25/1999        47.42         100.00         100.00         100.00         100.00         100.00
  4/25/1999        23.89         100.00         100.00         100.00         100.00         100.00
  7/25/1999         0.00         100.00         100.00         100.00         100.00         100.00
 10/25/1999         0.00          72.90         100.00         100.00         100.00         100.00
  1/25/2000         0.00          48.60         100.00         100.00         100.00         100.00
  4/25/2000         0.00          24.30         100.00         100.00         100.00         100.00
  7/25/2000         0.00           0.00         100.00         100.00         100.00         100.00
 10/25/2000         0.00           0.00          75.00         100.00         100.00         100.00
  1/25/2001         0.00           0.00          50.00         100.00         100.00         100.00
  4/25/2001         0.00           0.00          25.00         100.00         100.00         100.00
  7/25/2001         0.00           0.00           0.00         100.00         100.00         100.00
 10/25/2001         0.00           0.00           0.00          73.40         100.00         100.00
  1/25/2002         0.00           0.00           0.00          47.34         100.00         100.00
  4/25/2002         0.00           0.00           0.00          22.87         100.00         100.00
  7/25/2002         0.00           0.00           0.00           0.00         100.00         100.00
 10/25/2002         0.00           0.00           0.00           0.00          72.41         100.00
  1/25/2003         0.00           0.00           0.00           0.00          46.21         100.00
  4/25/2003         0.00           0.00           0.00           0.00          22.07         100.00
  7/25/2003         0.00           0.00           0.00           0.00           0.00         100.00
 10/25/2003         0.00           0.00           0.00           0.00           0.00          87.60
  1/25/2004         0.00           0.00           0.00           0.00           0.00          76.03
  4/25/2004         0.00           0.00           0.00           0.00           0.00          65.29
  7/25/2004         0.00           0.00           0.00           0.00           0.00          55.37
 10/25/2004         0.00           0.00           0.00           0.00           0.00          46.28
  1/25/2005         0.00           0.00           0.00           0.00           0.00          38.02
  4/25/2005         0.00           0.00           0.00           0.00           0.00          30.17
  7/25/2005         0.00           0.00           0.00           0.00           0.00          23.14
 10/25/2005         0.00           0.00           0.00           0.00           0.00          16.53
  1/25/2006         0.00           0.00           0.00           0.00           0.00          10.33
  4/25/2006         0.00           0.00           0.00           0.00           0.00           4.96
  7/25/2006         0.00           0.00           0.00           0.00           0.00           0.00
 10/25/2006         0.00           0.00           0.00           0.00           0.00           0.00
  1/25/2007         0.00           0.00           0.00           0.00           0.00           0.00
  4/25/2007         0.00           0.00           0.00           0.00           0.00           0.00
  7/25/2007         0.00           0.00           0.00           0.00           0.00           0.00
 10/25/2007         0.00           0.00           0.00           0.00           0.00           0.00

                      [This Page Intentionally Left Blank]

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered PNC Student Loan Trust I Asset Backed Notes (the "Global Securities") to be issued in Series from time to time (each, a " Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or

Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system through the respective Depositary to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At lease three techniques should be readily available to eliminate this potential problem:

          (i) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (ii) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (iii) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Note). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

===============================================================================

  NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS


Available Information.................     3
Reports to Noteholders................     3
Incorporation of Certain Documents by
  Reference...........................     3
Summary of Terms......................     4
Risk Factors..........................    26
Formation of the Trust................    34
Use of Proceeds.......................    35
The Transferor........................    35
The Servicers.........................    35
The Student Loan Financing Business...    37
The Financed Student Loan Pool........    47
Description of the Notes..............    57
Description of the Transfer and
  Servicing Agreements................    67
Legal Aspects of the Financed Student
  Loans...............................    84
Federal Tax Consequences..............    87
State and Local Tax Consequences......    89
ERISA Considerations..................    89
Underwriting..........................    91
Legal Matters.........................    92
Financial Information.................    92
Rating................................    92
Index of Principal Terms..............    93
Schedule I--Scheduled Principal
  Balance Table.......................   S-1
Annex I--Global Clearance, Settlement
  and Tax Documentation Procedures....   A-1


===============================================================================
===============================================================================

                                 $1,030,000,000



                            PNC STUDENT LOAN TRUST I


                                  STUDENT LOAN
                               ASSET BACKED NOTES
                                 SERIES 1997-2


                                  $90,000,000


                       Senior LIBOR Rate Class A-1 Notes



                                  $107,000,000


                       Senior Fixed Rate Class A-2 Notes



                                  $107,000,000


                       Senior Fixed Rate Class A-3 Notes



                                  $102,000,000


                       Senior Fixed Rate Class A-4 Notes



                                  $94,000,000


                       Senior Fixed Rate Class A-5 Notes



                                  $72,500,000


                       Senior Fixed Rate Class A-6 Notes



                                  $121,000,000


                       Senior Fixed Rate Class A-7 Notes



                                  $175,000,000


                       Senior LIBOR Rate Class A-8 Notes



                                  $125,450,000


                       Senior LIBOR Rate Class A-9 Notes



                                  $36,050,000

                      Subordinate LIBOR Rate Class B Notes
                                  ------------

                                   PROSPECTUS

                                  ------------
                               SMITH BARNEY INC.

                           PNC CAPITAL MARKETS, INC.


                                 JUNE   , 1997

===============================================================================

                                                                [Alternate Page]

                                 $1,030,000,000


                            PNC STUDENT LOAN TRUST I
                 STUDENT LOAN ASSET BACKED NOTES, SERIES 1997-2
                               ------------------
                         PNC BANK, NATIONAL ASSOCIATION
                                   Transferor
                               ------------------

     PNC Student Loan Trust I, a Delaware business trust (the "Trust"), will issue $1,030,000,000 aggregate principal amount of its Student Loan Asset Backed Notes, Series 1997-2, in the classes and original principal amounts set forth below (collectively, the "Notes"). The assets of the Trust will include a pool of guaranteed education loans to students and parents of students acquired by The First National Bank of Chicago, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from PNC Bank, National Association (the "Transferor") (the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans and monies on deposit in certain trust accounts to be established (including the Collection Account, the Reserve Account, the Note Distribution Account, the Expense Account and the Monthly Advance Account). The Notes will be collateralized by the assets of the Trust.

                               ------------------

                                                   (Continued on following page)



      PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 26.

                               ------------------
THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRANSFEROR, THE MASTER SERVICER, THE SERVICERS, THE
   ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR
     RESPECTIVE AFFILIATES OR SUBSIDIARIES. THE NOTES ARE NOT DEPOSITS OF
       A BANK. THE NOTES ARE NOT GUARANTEED OR INSURED BY THE FEDERAL
          DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


=========================================================================================================================
                                                                                           CLASS               FINAL
                                                                                          INTEREST           MATURITY
                                                                                            RATE              DATE(2)
-------------------------------------------------------------------------------------------------------------------------
$90,000,000 Senior LIBOR Rate Class A-1 Notes........................................       (1)            July 25, 1998
-------------------------------------------------------------------------------------------------------------------------
$107,000,000 Senior Fixed Rate Class A-2 Notes.......................................        %           January 25, 2000
-------------------------------------------------------------------------------------------------------------------------
$107,000,000 Senior Fixed Rate Class A-3 Notes.......................................        %           January 25, 2001
-------------------------------------------------------------------------------------------------------------------------
$102,000,000 Senior Fixed Rate Class A-4 Notes.......................................        %           January 25, 2002
-------------------------------------------------------------------------------------------------------------------------
$94,000,000 Senior Fixed Rate Class A-5 Notes........................................        %           January 25, 2003
-------------------------------------------------------------------------------------------------------------------------
$72,500,000 Senior Fixed Rate Class A-6 Notes........................................        %           January 25, 2004
-------------------------------------------------------------------------------------------------------------------------
$121,000,000 Senior Fixed Rate Class A-7 Notes.......................................        %           January 25, 2007
-------------------------------------------------------------------------------------------------------------------------
$175,000,000 Senior LIBOR Rate Class A-8 Notes.......................................       (1)          January 25, 2008
-------------------------------------------------------------------------------------------------------------------------
$125,450,000 Senior LIBOR Rate Class A-9 Notes.......................................       (1)          January 25, 2017
-------------------------------------------------------------------------------------------------------------------------
$36,050,000 Subordinate LIBOR Rate Class B Notes.....................................       (1)          January 25, 2027
-------------------------------------------------------------------------------------------------------------------------
    Total............................................................................
=========================================================================================================================



(1) The Class Interest Rate for the Class A-1 Notes will equal One-Month LIBOR
    minus   %, and the Class Interest Rates for the Class A-8, Class A-9 and
    Class B Notes will equal, subject to certain limitations described herein,
    One-Month LIBOR plus   %,   % and   %, respectively.


(2) Payment in full of the Notes could occur earlier than their respective final maturity dates as described herein.



    This Prospectus is to be used by PNC Capital Markets, Inc., an affiliate of PNC Bank, National Association, in connection with offers and sales relating to market-making transactions in the Notes in which PNC Capital Markets, Inc. acts as principal. PNC Capital Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.


                           PNC CAPITAL MARKETS, INC.

                 The date of this Prospectus is [       ], 1997

                                                                [Alternate Page]

(Cover continued from previous page)


     The Notes will be available for purchase in denominations of $50,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Interest on and principal of the Notes will be payable quarterly on or about the 25th day of each January, April, July and October, (or in the case of the Class A-1 Notes monthly on or about the 25th day of each month), in each case, commencing July 25, 1997 (each, a "Distribution Date"). No distribution in respect of principal of the Class B Notes will be payable until each Class of Class A Notes are paid in full. See generally "Description of the Notes--The Notes." Interest on the Notes will accrue, subject to certain limitations described herein, for each Interest Period the per annum rates set forth herein.



     Payment in full of the Notes could occur earlier than their respective final maturity dates as described herein. In addition, the Notes will be repaid
(i) on any Distribution Date on which the Transferor exercises its option to purchase the Financed Student Loans, exercisable when the outstanding Pool Balance is reduced to 5% or less of the Initial Pool Balance and the aggregate outstanding principal amount of the Fixed Rate Notes has been reduced to zero,
(ii) on or after the Distribution Date occurring in July, 2007, if the Financed Student Loans are sold pursuant to the auction procedures described under "Description of the Transfer and Servicing Agreement--Termination," and (iii) under certain circumstances as described in "Description of the Transfer and Servicing Agreements--Insolvency Events," upon the insolvency of the Transferor and subsequent termination of the Trust pursuant to the Trust Agreement (as defined in "Summary of Terms--The Trust").


     There is currently no secondary market for the Notes. Smith Barney Inc. intends to, and PNC Capital Markets, Inc. may, make a secondary market for the Notes, but neither of them has any obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if one does develop, that it will continue. The Notes will not be listed on any national securities exchange.

                               ------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

     UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                                                [Alternate Page]

                              PLAN OF DISTRIBUTION

     This Prospectus is to be used by PNC Capital Markets, Inc., formerly known as PNC Securities Corp, an affiliate of PNC Bank, National Association, in connection with offers and sales related to market-making transactions in the Notes in which PNC Capital Markets, Inc. acts as principal. PNC Capital Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale. Any obligations of PNC Capital Markets, Inc. are the sole obligations of PNC Capital Markets, Inc. and do not create any obligations on the part of any affiliate of PNC Capital Markets, Inc.


                                 LEGAL MATTERS



     Certain legal matters relating to the Transferor, the Master Servicer and the Administrator will be passed upon by Libby G. Fishman, General Counsel-Consumer Bank of PNC Bank Corp. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Trust by Mayer, Brown & Platt. Mayer, Brown & Platt has performed legal services for the Transferor and it is expected that it will continue to perform such services in the future. Certain federal income tax and other matters will be passed upon for the Trust by Mayer, Brown & Platt. Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP.

                                                                [Alternate Page]


                             FINANCIAL INFORMATION

     The Transferor has determined that its financial statements are not material to the offering made hereby. The Trust will engage in no activities other than as described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus.

                                     RATING


     It is a condition to the issuance and sale of the Class A-1 Notes that they each be rated "A-1+" by Standard & Poor's, "P-1" by Moody's and "F-1+" by Fitch, it is a condition of the issuance of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes, Class A-6 Notes, Class A-7 Notes, Class A-8 Notes and Class A-9 Notes that they be rated "AAA" by Standard & Poor's and Fitch and "Aaa" by Moody's, and it is a condition to the issuance of the Class B Notes that they be rated at least "A" by Standard & Poor's and Fitch and at least "A2" by Moody's. Each of Standard & Poor's, Moody's and Fitch is also referred to herein as a "Rating Agency" and collectively, as the "Rating Agencies." A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on the Notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the Notes do not address, the likelihood of prepayments on the Notes or the likelihood of payment of the Noteholders' Interest Carryover.

                                                                [Alternate Page]

===============================================================================

  NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS


Available Information.................     3
Reports to Noteholders................     3
Incorporation of Certain Documents by
  Reference...........................     3
Summary of Terms......................     4
Risk Factors..........................    26
Formation of the Trust................    34
Use of Proceeds.......................    35
The Transferor........................    35
The Servicers.........................    35
The Student Loan Financing Business...    37
The Financed Student Loan Pool........    47
Description of the Notes..............    57
Description of the Transfer and
  Servicing Agreements................    67
Legal Aspects of the Financed Student
  Loans...............................    84
Federal Tax Consequences..............    87
State and Local Tax Consequences......    89
ERISA Considerations..................    89
Plan of Distribution..................    91
Legal Matters.........................    91
Financial Information.................    92
Rating................................    92
Index of Principal Terms..............    93
Schedule I--Scheduled Principal
  Balance Table.......................   S-1
Annex I--Global Clearance, Settlement
  and Tax Documentation Procedures....   A-1


===============================================================================
===============================================================================


                                 $1,030,000,000



                            PNC STUDENT LOAN TRUST I


                                  STUDENT LOAN
                               ASSET BACKED NOTES
                                 SERIES 1997-2


                                  $90,000,000


                       Senior LIBOR Rate Class A-1 Notes



                                  $107,000,000


                       Senior Fixed Rate Class A-2 Notes



                                  $107,000,000


                       Senior Fixed Rate Class A-3 Notes



                                  $102,000,000


                       Senior Fixed Rate Class A-4 Notes



                                  $94,000,000


                       Senior Fixed Rate Class A-5 Notes



                                  $72,500,000


                       Senior Fixed Rate Class A-6 Notes



                                  $121,000,000


                       Senior Fixed Rate Class A-7 Notes



                                  $175,000,000


                       Senior LIBOR Rate Class A-8 Notes



                                  $125,450,000


                       Senior LIBOR Rate Class A-9 Notes



                                  $36,050,000

                      Subordinate LIBOR Rate Class B Notes

                                  ------------


                                   PROSPECTUS


                                  ------------

                           PNC CAPITAL MARKETS, INC.

                                 JUNE   , 1997

===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


     *Registration Fee.................................................     $  312,121.21
      Printing and Engraving Expenses..................................        150,000.00
      Trustee Fees and Expenses........................................         15,000.00
      Legal Fees and Expenses..........................................        500,000.00
      Accountants' Fees and Expenses...................................        200,000.00
     *Rating Agencies' Fees............................................        180,000.00
      Servicers/Conversion Fees........................................        200,000.00
      Structuring Fee..................................................        515,000.00
      Miscellaneous....................................................         77,878.79
                                                                            -------------
          Total........................................................     $2,150,000.00
                                                                            =============



     * Actual.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Association of PNC Bank, National Association ("PNC Bank"), expressly permit PNC Bank to indemnify its directors and officers, subject to certain conditions. Article Seventh provides in relevant part:

          (a) Subject to any prohibitions or limitations set forth in section
     (b) of this Article or [PNC Bank's] By-laws, [PNC Bank] may indemnify or reimburse any Director, officer, employee for, or advance amounts in payment of, any expenses actually incurred in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative, to which such individual was or is a party or a potential party by reason of his or her performance of official duties on behalf of or at the request of [PNC Bank]. Such duties shall specifically include, but not be limited to, service performed at the request of [PNC Bank] as a representative of a domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise. For purposes of this Article, "expenses" shall include, but not be limited to, attorneys' fees and costs, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement.

     According to section (b) of Article Seventh, no indemnification shall be made:

          (i) . . . in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness;

          (ii) . . . for any expenses incurred in an administrative proceeding or action instituted by a federal bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Director, officer, or employee in the form of payments to [PNC Bank], or a final removal or prohibition order against such individual issued pursuant to 12 U.S.C. Sections 1818(e) or
     (g). . .; and

          (iii) . . . with respect to amounts provided for by any compromise settlement unless such settlement shall have been approved by a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of [PNC Bank], or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of Directors.

     Section (b) also enumerates conditions for advancement of expenses as follows:

          [PNC Bank] may advance expenses to a Director, officer or employee in connection with an action or proceeding under 12 U.S.C. Sections 164 or 1818 [relating to penalties for failure to make reports and termination of status as an insured depository institution, respectively,] only if the Board of Directors has first made such determinations and otherwise satisfied such procedural requirements, if any, as may be specified by rule, regulation, advice or guidance, issued by a Federal bank regulatory agency having jurisdiction over [PNC Bank]. . . . Any advance of expenses must be subject to a written and legally binding agreement which specifies, at a minimum, that reimbursement to [PNC Bank] of expenses advanced (including expenses already paid) shall be required if and to the extent that the Board of Directors finds that the Director, officer, or employee willfully misrepresented factors relevant to the Board's decision to advance expenses, or a final order is issued assessing civil money penalties or requiring affirmative action by the individual in the form of payments to [PNC Bank], or a removal or prohibition order against the individual is issued pursuant to 12 U.S.C. Sections 1818(e) or (g). . . .
     [Such] agreement shall [also] provide that [PNC Bank] shall cease advancing expenses at any time the Board of Directors believes, or reasonably should believe, that any of the necessary conditions then imposed by rule, regulation, advice, or guidance issued by a federal bank regulatory agency having jurisdiction over [PNC Bank] upon such advancement are no longer met.

     Article Seventh expressly states that such indemnification or reimbursement right is not exclusive of other rights to which such person may be entitled as a matter of law.

     In addition, Article Seventh, section (c), specifically authorizes PNC Bank to pay reasonable premiums for insurance covering the expenses and the liabilities of its Directors, officers, and employees, provided that no such insurance coverage may be purchased for a final order assessing civil money penalties against such individuals by a federal bank regulatory agency. PNC Bank Corp., PNC Bank's parent bank holding company, has purchased directors' and officers' liability insurance that covers certain liabilities which may be incurred by directors and officers of PNC Bank in connection with the performance of their duties.

     In August 1995, after reviewing Article Seventh, the OCC indicated that Article Seventh was consistent with the law and the requirements of the OCC.

     PNC Bank's By-laws provide for the mandatory indemnification of its Directors, subject to specified conditions, Article II, Section 13 of the By-laws provides in relevant part:

          (a) To the fullest extent permitted by applicable law, each Director shall be indemnified and held harmless by [PNC] Bank for all actions taken by him or her and for all failures to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her.

     There are certain circumstances where indemnification under Section 13 is not permitted. No indemnification shall be made "in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or reckless." In addition, Section 13 does not apply to any administrative proceeding or action instituted by a Federal bank regulatory agency which "results in a final order assessing civil money penalties or requiring affirmative action by the Director in the form of making payments to [PNC] Bank."

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

          (a) All financial statements, schedules and historical financial information have been omitted as they are not applicable.


      1.1    Form of Underwriting Agreement.**
      3.1    Articles of Association of PNC BANK, NATIONAL ASSOCIATION.*
      3.2    By-Laws of PNC BANK, NATIONAL ASSOCIATION.*
      4.1    Indenture between the Trust and the Indenture Trustee.*
      4.2    Form of Second Terms Supplement to Indenture between the Trust and the Indenture
             Trustee.**
      4.3    Trust Agreement between the Transferor, the Eligible Lender Trustee and the
             Delaware Trustee.*
      4.4    Form of Transfer and Servicing Agreement, among the Trust, the Master Servicer and the Eligible Lender Trustee.**
      4.5    Form of Interest Rate Swap Agreement**
      4.6    Guarantee Agreement with the California Student Aid Commission.**
      4.7    Guarantee Agreement with the Florida Department of Education.**
      4.8    Guarantee Agreement with the Georgia Higher Education Assistance Corporation.**
      4.9    Guarantee Agreement with the Great Lakes Higher Education Corporation.**
     4.10    Guarantee Agreement with the Illinois Student Assistance Commission.**
     4.11    Guarantee Agreement with the Kentucky Higher Education Assistance Authority.**
     4.12    Guarantee Agreement with the Michigan Higher Education Assistance Authority.**
     4.13    Guarantee Agreement with the New Jersey Higher Education Assistance Authority.**
     4.14    Guarantee Agreement with the New Mexico Student Loan Guarantee Corporation.**
     4.15    Guarantee Agreement with the Pennsylvania Higher Education Assistance Agency.**
     4.16    Guarantee Agreement with the United Student Aid Funds, Inc.**
      5.1    Opinion of Mayer, Brown & Platt with respect to legality.**
      8.1    Opinion of Mayer, Brown & Platt with respect to federal tax matters.**
     23.1    Consents of Mayer, Brown & Platt (included in their opinions filed as Exhibits
             5.1 and 8.1).**
     24.1    Powers of Attorney of certain officers and directors of the Transferor.*
     24.2    Power of Attorney of B.R. Brown.*
     24.3    Power of Attorney of Rocco A. Ortenzio.*
     25.1    T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bankers
             Trust Company.*
     99.1    Administration Agreement among the Transferor, the Master Servicer and the
             Indenture Trustee.*


---------

*   Previously filed.

**  Filed herewith.

ITEM 17. UNDERTAKINGS


     The Undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and
(a) (ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 16th day of June, 1997.


                                          PNC BANK, NATIONAL ASSOCIATION

                                          By:       /s/ BRYAN W. RIDLEY
                                            ------------------------------------
                                                      Bryan W. Ridley
                                                   Senior Vice President

                                          PNC STUDENT LOAN TRUST I

                                          By: PNC Bank, National Association
                                              not in its individual capacity
                                              but solely as Administrator

                                          By:       /s/ BRYAN W. RIDLEY
                                            ------------------------------------
                                                      Bryan W. Ridley
                                                   Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                     TITLE                            DATE
-----------------------------------------    ----------------------------------------    ----------------

                    *                        Chairman and Director                          June 16, 1997
-----------------------------------------
            THOMAS H. O'BRIEN

                    *                        President and Chief Executive Officer          June 16, 1997
-----------------------------------------      (principal executive officer) and
              JAMES E. ROHR                    Director

                    *                        Controller (principal financial and            June 16, 1997
-----------------------------------------      accounting officer)
            WILLIAM J. JOHNS

                    *                        Director                                       June 16, 1997
-----------------------------------------
               B.R. BROWN

                    *                        Director                                       June 16, 1997
-----------------------------------------
      CONSTANCE C. CLAYTON, ED. D.

                    *                        Director                                       June 16, 1997
-----------------------------------------
            EBERHARD FABER IV

                    *                        Director                                       June 16, 1997
-----------------------------------------
           STUART HEYDT, M.D.

                    *                        Director                                       June 16, 1997
-----------------------------------------
          EDWARD P. JUNKER III

                    *                        Director                                       June 16, 1997
-----------------------------------------
           THOMAS A. MCCONOMY

                    *                        Director                                       June 16, 1997
-----------------------------------------
            ROCCO A. ORTENZIO

                    *                        Director                                       June 16, 1997
-----------------------------------------
             JANE G. PEPPER

                    *                        Director                                       June 16, 1997
-----------------------------------------
           ROBERT C. ROBB, JR.

                    *                        Director                                       June 16, 1997
-----------------------------------------
            DANIEL M. ROONEY

                    *                        Director                                       June 16, 1997
-----------------------------------------
            SETH E. SCHOFIELD

[*] Signature by Libby G. Fishman as
    Attorney-in-Fact under Powers of Attorney

          /s/ LIBBY G. FISHMAN
-----------------------------------------

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------    ---------------------------------------------------------------------
   1.1     Form of Underwriting Agreement.**
   3.1     Articles of Association of PNC BANK, NATIONAL ASSOCIATION.*
   3.2     By-Laws of PNC BANK, NATIONAL ASSOCIATION.*
   4.1     Indenture between the Trust and the Indenture Trustee.*
   4.2     Form of Second Terms Supplement to Indenture between the Trust and the Indenture Trustee.**
   4.3     Trust Agreement between the Transferor, the Eligible Lender Trustee and the Delaware Trustee.*
   4.4     Form of Transfer and Servicing Agreement, among the Trust, the Master
           Servicer and the Eligible Lender Trustee.**
   4.5     Form of Interest Rate Swap Agreement.**
   4.6     Guarantee Agreement with the California Student Aid Commission.**
   4.7     Guarantee Agreement with the Florida Department of Education.**
   4.8     Guarantee Agreement with the Georgia Higher Education Assistance
           Corporation.**
   4.9     Guarantee Agreement with the Great Lakes Higher Education
           Corporation.**
   4.10    Guarantee Agreement with the Illinois Student Assistance
           Commission.**
   4.11    Guarantee Agreement with the Kentucky Higher Education Assistance
           Authority.**
   4.12    Guarantee Agreement with the Michigan Higher Education Assistance
           Authority.**
   4.13    Guarantee Agreement with the New Jersey Higher Education Assistance
           Authority.**
   4.14    Guarantee Agreement with the New Mexico Student Loan Guarantee
           Corporation.**
   4.15    Guarantee Agreement with the Pennsylvania Higher Education Assistance
           Agency.**
   4.16    Guarantee Agreement with the United Student Aid Funds, Inc.**
   5.1     Opinion of Mayer, Brown & Platt with respect to legality.**
   8.1     Opinion of Mayer, Brown & Platt with respect to federal tax matters.**
  23.1     Consents of Mayer, Brown & Platt**
           (included in their opinions filed as Exhibits 5.1 and 8.1).**
  24.1     Power of Attorney of certain officers and directors of the
           Transferor.*
  24.2     Power of Attorney of B.R. Brown.*
  24.3     Power of Attorney of Rocco A. Ortenzio.*
  25.1     T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
           Bankers Trust Company.*
  99.1     Administration Agreement among the Transferor, the Master Servicer and the Indenture Trustee.*

---------

*   Previously filed.


**  Filed herewith.